UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________
SCHEDULE 14A
____________________________________________________
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SANGAMO THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
____________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Sangamo THERAPEUTICS

Notice of 2023 Annual Meeting and Proxy Statement

June 1, 2023 | 8:30 a.m. Pacific Time

Notice of Annual
Meeting of Stockholders

Date	Time	Virtual Location

Thursday, June 1, 2023	8:30 a.m. Pacific Time	meetnow.global/MYSGZAH
To the Stockholders of Sangamo Therapeutics, Inc.:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of Sangamo Therapeutics, Inc., a Delaware corporation (referred to herein as the Company, Sangamo, we or us). The Annual Meeting will be held in an online-only format through a live webcast at meetnow.global/MYSGZAH on Thursday, June 1, 2023, at 8:30 a.m. Pacific Time. You will not be able to attend the meeting in person. The Annual Meeting will be held for the following purposes:

01
To elect the nine nominees for director named in the accompanying proxy statement, or the Proxy Statement, to serve on the Board of Directors until the next annual meeting of stockholders to be held in 2024 and until their successors are duly elected and qualified;

Your Vote is Important!

You are cordially invited to attend the Annual Meeting through the live webcast. Whether or not you expect to access the live webcast of the Annual Meeting, please vote over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing, dating, signing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote your shares online at the Annual Meeting by clicking on the “Cast Your Vote” link in the meeting center. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
02	To approve, on an advisory basis, the compensation of our named executive officers, or NEOs, as described in the accompanying Proxy Statement;
03	To approve, on an advisory basis, whether the advisory stockholder vote to approve the compensation of our NEOs should occur every year, once every two years or once every three years;
04
To approve the amendment and restatement of the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan, or the 2018 Plan, to, among other things, increase the aggregate number of shares of our common stock reserved for issuance under the 2018 Plan by 10,000,000 shares;

05
To approve an amendment of our Seventh Amended and Restated Certificate of Incorporation, as amended, or the Restated Certificate, to increase the total number of shares of our common stock authorized for issuance from 320,000,000 to 640,000,000 shares;

06	To approve an amendment of our Restated Certificate to reflect new Delaware law provisions regarding officer exculpation;
07	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023; and
08	To transact such other business as may properly come before the meeting.

These items of business are more fully described in the accompanying Proxy Statement.
The record date for the Annual Meeting is April 3, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. The Proxy Statement, Proxy Card and Annual Report on Form 10-K for 2022 are available at: www.envisionreports.com/SGMO.
Sincerely,
Alexander D. Macrae
President and Chief Executive Officer
Brisbane, California
April 17, 2023

Page
How We Determine Executive Compensation	58
Design of the Executive Compensation Program and Key Components	61
2022 Compensation Decisions	63
Additional Compensation Information	67
Compensation Committee Report	69
Summary Compensation Table	70
Grants of Plan-Based Awards	71
Employment Agreements and Compensation Arrangements	72
Outstanding Equity Awards at Fiscal Year-End	74
Option Exercises and Stock Vested	76
Pension Benefits	76
Nonqualified Deferred Compensation	76
Risk Assessment of Compensation Policies and Practices	76
Employment Contracts and Separation and Change in Control Arrangements	77
CEO Pay Ratio Disclosure	81
Pay Versus Performance	82
EQUITY COMPENSATION PLAN INFORMATION	85
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	86
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	87
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	88
HOUSEHOLDING OF PROXY MATERIALS	89
OTHER MATTERS	90
APPENDIX A: AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN	A-1
APPENDIX B: FORM OF CERTIFICATE OF AMENDMENT OF THE SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SANGAMO THERAPEUTICS, INC. (COMMON INCREASE CERTIFICATE)	B-1
APPENDIX C: FORM OF CERTIFICATE OF AMENDMENT OF THE SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SANGAMO THERAPEUTICS, INC. (OFFICER EXCULPATION CERTIFICATE)	C-1

SANGAMO THERAPEUTICS, INC. | 7000 Marina Boulevard | Brisbane, California 94005
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS | To Be Held on June 1, 2023

Questions and Answers about Proxy Materials and Voting
Why am I receiving these materials?
Our Board of Directors (referred to herein as the Board of Directors or the Board) is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions found below to submit your proxy over the telephone or through the Internet.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Most of our stockholders holding their shares in “street name” will not receive paper copies of our proxy materials (unless requested) and will instead be sent a Notice of Internet Availability of Proxy Materials, or Notice, from the brokerage firms, banks or other agents holding their accounts. All “street name” stockholders receiving a Notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
Why did I receive a full set of proxy materials in the mail instead of a notice regarding the Internet availability of proxy materials?
We are providing stockholders of record who hold shares in their own name and stockholders who have previously requested a printed set of our proxy materials with paper copies of our proxy materials instead of a Notice. We intend to mail a full set of proxy materials to our stockholders of record on or about April 21, 2023.
How do I attend and vote at the Annual Meeting as a stockholder of record?
The Annual Meeting will be held through a live webcast at meetnow.global/MYSGZAH on Thursday, June 1, 2023, at 8:30 a.m. Pacific Time. You will not be able to attend the Annual Meeting in person. At the time and date of the Annual Meeting, Sangamo stockholders of record as of April 3, 2023 can attend and vote by accessing the meeting center at meetnow.global/MYSGZAH and entering the 15-digit control number on the proxy card or Notice. Stockholders of record can vote their shares by clicking on the “Cast Your Vote” link in the meeting center.
How do I register to attend and vote at the Annual Meeting as a beneficial owner?
Beneficial stockholders as of April 3, 2023 (i.e., shares held in “street name” through an intermediary, such as a bank or broker) must register in advance to attend and vote online at the Annual Meeting. To register, stockholders must obtain a legal proxy from the holder of record and submit proof of legal proxy reflecting the number of shares of Sangamo common stock held as of April 3, 2023, along with name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and must be received no later than Friday, May 26, 2023, 2:00 p.m. Pacific Time. Stockholders will then receive a confirmation of registration with a control number by email from

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Table of Contents Questions and Answers About Proxy Materials and Voting
Computershare. At the time and date of the Annual Meeting, registered beneficial stockholders can attend by accessing the meeting center at meetnow.global/MYSGZAH and entering the 15-digit control number on the proxy card or Notice. Registered beneficial owners can vote their shares by clicking on the “Cast Your Vote” link in the meeting center.
What if I cannot find my control number?
If you are a stockholder of record, you will find your control number in the shaded bar or below the voting instructions on the front of the proxy card or Notice you received. Please enter the control number without any spaces. If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), in order to obtain a control number, you will need to obtain a legal proxy from the holder of record and submit proof of legal proxy in accordance with the instructions in the preceding question above. If you are not able to find your control number or obtain a control number, you may attend the Annual Meeting as a guest, but you will not be able to vote your shares during the Annual Meeting.
How do I attend the Annual Meeting as a guest?
At the time and date of the Annual Meeting, guests can attend by accessing the meeting center at meetnow.global/MYSGZAH, clicking on the “I am a Guest” button and entering the information requested on the following screen. If you login as a guest, you will not be able to vote your shares during the Annual Meeting, but you will be able to ask questions.
How do I ask questions at the Annual Meeting?
Stockholders of record, registered beneficial owners and those logged in as guests will be allowed to submit questions and comments before and during the Annual Meeting. You may submit questions before the Annual Meeting at meetnow.global/MYSGZAH. During the Annual Meeting, you may only submit questions online to Sangamo’s representatives in the question box provided at meetnow.global/MYSGZAH. In both cases, stockholders and registered beneficial owners must have available their 15-digit control number provided in the Notice or your proxy card (if you received a printed copy of the proxy materials) in order to submit questions. In both cases, those logged in as guests do not need a 15-digit control number to submit questions. We will respond to as many inquiries at the Annual Meeting as time allows.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the meeting center?
We will have technicians ready to assist you with any technical difficulties you may have accessing the meeting center at meetnow.global/MYSGZAH. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.
How can I access the list of stockholders of record?
During the 10 days prior to the Annual Meeting, stockholders may request to view a list of stockholders of record for any purpose germane to the Annual Meeting by sending an email to investor@sangamo.com.

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Table of Contents Questions and Answers About Proxy Materials and Voting
What am I voting on?
There are seven matters scheduled for a vote at the Annual Meeting:

Proposal		Board Recommendation	Page #

01	Election of the nine nominees for director (Proposal No. 1)	FOR	9
02	Advisory approval of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules (Proposal No. 2)	FOR	25
03	Advisory approval of whether the advisory stockholder vote to approve the compensation of our NEOs should occur every year, once every two years or once every three years (Proposal No. 3)	FOR EVERY YEAR	27
04	Approval of the amendment and restatement of the 2018 Plan to, among other things, increase the aggregate number of shares of our common stock reserved for issuance under the 2018 Plan by 10,000,000 shares (Proposal No. 4)	FOR	41
05	Approval of an amendment of our Restated Certificate to increase the total number of shares of our common stock authorized for issuance from 320,000,000 to 640,000,000 shares (Proposal No. 5)	FOR	44
06	Approval of an amendment of our Restated Certificate to reflect new Delaware law provisions regarding officer exculpation (Proposal No. 6)	FOR	46
07	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal No. 7)	FOR	48
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote on those matters in accordance with their best judgment.
How do I vote?
For each of the matters to be voted on at the Annual Meeting, other than Proposal No. 3, including voting for each nominee for director, you may vote “For” or “Against” or abstain from voting. For Proposal No. 3, you may vote for any of the following options: “Every Year,” “Once Every Two Years,” “Once Every Three Years” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote online at the Annual Meeting even if you have already voted by proxy.
•To vote at the Annual Meeting, click on the “Cast Your Vote” link in the meeting center at meetnow.global/MYSGZAH.
•To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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•To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 1:00 a.m. Eastern Time on June 1, 2023 to be counted.
•To vote through the Internet, go to http://www.envisionreports.com/SGMO to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your Internet vote must be received by 1:00 a.m. Eastern Time on June 1, 2023 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote online at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a legal proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 3, 2023.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the Internet, by telephone, by completing your proxy card or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” each of the proposals (other than Proposal No. 3), including “For” each nominee for director; for Proposal No. 3, your shares will be voted for the frequency option of “Every Year.” If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. We have been advised by the NYSE that Proposal Nos. 1, 2, 3, 4 and 6 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. We have been advised by the NYSE that Proposal Nos. 5 and 7 are considered “routine” matters under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on such proposal.
If you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

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Table of Contents Questions and Answers About Proxy Materials and Voting
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition, we have retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $20,000, plus reimbursement of certain costs and expenses. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials, or more than one Notice, or combination thereof?
If you receive more than one set of proxy materials, or more than one Notice, or combination thereof, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may grant a subsequent proxy by telephone or through the Internet.
•You may submit another properly completed proxy card with a later date.
•You may send a timely written notice that you are revoking your proxy to Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, RI 02940-5067. Such notice will be considered timely if it is received at the indicated address by the close of business on Wednesday, May 31, 2023.
•You may attend the Annual Meeting via the live webcast and vote your shares online by clicking on the “Cast Your Vote” link in the meeting center at meetnow.global/MYSGZAH. Simply attending the Annual Meeting via the live webcast will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes “For” and “Against” (with respect to Proposal Nos. 1, 2, 4, 5, 6 and 7), votes for the options of every year, once every two years or once every three years (with respect to Proposal No. 3), abstentions and, if applicable, broker non-votes.
What are “broker non-votes?”
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” We have been advised by the NYSE that

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Table of Contents Questions and Answers About Proxy Materials and Voting
Proposal Nos. 1, 2, 3, 4 and 6 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal? How are abstentions and broker non-votes treated?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

01	Election of directors	As this is an uncontested election, each director nominee must receive “For” votes from the majority of the votes cast on his or her election (i.e., the number of votes cast “For” a nominee’s election must exceed the number of votes cast “Against” that nominee’s election). Pursuant to our Fifth Amended and Restated Bylaws, or our Bylaws, any incumbent director who does not receive the required majority votes at the Annual Meeting will promptly tender his or her resignation to the Board, and the Board, after considering the recommendation of the Nominating and Corporate Governance Committee regarding such resignation, will determine whether to accept or reject the resignation. For a more detailed description of the majority voting process, see “Proposal No. 1: Election of Directors—General” below.	No effect	No effect

02	Advisory approval of the compensation of our NEOs	“For” votes from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this proposal.	Against	No effect

03	Advisory approval of whether the advisory stockholder vote to approve the compensation of our NEOs should occur every year, once every two years or once every three years	The option of every year, once every two years or once every three years that receives the votes from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be considered the frequency approved by our stockholders.	(1)	No effect

04
Approval of the amendment and restatement of the 2018 Plan to, among other things, increase the aggregate number of shares of our common stock reserved for issuance under the 2018 Plan by 10,000,000 shares
		“For” votes from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this proposal.	Against	No effect

05	Approval of an amendment of our Restated Certificate to increase the total number of shares of our common stock authorized for issuance from 320,000,000 to 640,000,000 shares	“For” votes from holders of a majority of the outstanding shares of common stock entitled to vote.	Against	Brokers have discretion to vote(2)

06	Approval of an amendment of our Restated Certificate to reflect new Delaware law provisions regarding officer exculpation	“For” votes from holders of a majority of the outstanding shares of common stock entitled to vote.	Against	Against

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Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

07	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023	“For” votes from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this proposal.	Against	Brokers have discretion to vote(2)

(1)Abstentions will be counted towards the vote total, but will not be counted as a vote in favor of any of the frequency options, and thus will have the effect of reducing the likelihood that any frequency receives a majority vote.
(2)We have been advised by the NYSE that this proposal is considered a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal. For more information, see “If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with my voting instructions, what happens?” and “What are ‘broker non-votes?’” above. As a reminder, if you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority in voting power of the outstanding shares entitled to vote are present online or represented by proxy at the Annual Meeting. On the record date, there were 171,471,568 shares of common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chair of the Board, without a stockholder vote, or the stockholders so present, by a majority in voting power thereof, may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 23, 2023, to our Corporate Secretary at 7000 Marina Boulevard, Brisbane, California 94005, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. However, if our 2024 Annual Meeting of Stockholders is not held between May 2, 2024 and July 1, 2024, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.
Pursuant to our Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2024 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on March 3, 2024 nor earlier than the close of business on February 2, 2024. However, if our 2024 Annual Meeting of Stockholders is not held between May 2, 2024 and July 1, 2024, to be timely, notice by the stockholder must be received not later than the 10th day following the day on which the first public announcement of the date of the 2024 Annual Meeting is made or the notice of the meeting is mailed, whichever first occurs. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

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Table of Contents Questions and Answers About Proxy Materials and Voting
The chair of the Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2024 Annual Meeting of Stockholders will confer discretionary voting authority with respect to any proposal (i) presented by a stockholder at that meeting for which we have not been provided with timely notice and (ii) made in accordance with our Bylaws, if (x) the 2024 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, and (y) the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

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Proposal No. 1:
Election of Directors
Our Board currently consists of nine directors and there are nine nominees for director this year. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Each director to be elected and qualified will serve until the next annual meeting of stockholders and until a successor for such director is duly elected and qualified, or until the earlier death, resignation or removal of such director. The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.
Each of the nominees, other than Courtney Beers, Ph.D. and Margaret A. Horn, J.D., has been previously elected by our stockholders. Dr. Beers and Ms. Horn were each originally identified as a director candidate by a third-party recruiting firm and then recommended by our Chief Executive Officer, or CEO, to the Nominating and Corporate Governance Committee. While the Nominating and Corporate Governance Committee and the Board chose to nominate Dr. Alexander D. Macrae, our CEO, for election to the Board for the reasons set forth in his biography below, Dr. Macrae’s employment agreement also provides that the Board shall nominate Dr. Macrae for election as a member of the Board at each annual meeting of stockholders occurring while Dr. Macrae’s employment agreement is in effect.
Each of the nine nominees set forth in this Proxy Statement will be elected by the majority of the votes cast with respect to such nominee, which means that the number of votes “For” a nominee’s election must exceed the number of votes “Against” that nominee (with abstentions and broker non-votes not counted as either a “For” or “Against” vote for that nominee’s election). If an incumbent director does not receive the required majority vote, the director is required under our Bylaws to promptly tender his or her resignation to the Board. Within 90 days after the Annual Meeting, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will act by taking into account such committee’s recommendation. If the Board does not accept the resignation, the Board is required to publicly disclose its decision and the rationale behind the decision.

Board Recommendation

The Board of Directors unanimously recommends voting “FOR” the election of each of the Board of Directors’ nominees. This year’s nominees are Alexander D. Macrae, Courtney Beers, Robert F. Carey, Kenneth J. Hillan, Margaret A. Horn, John H. Markels, James R. Meyers, H. Stewart Parker, and Karen L. Smith.

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Nominees
The following includes a brief biography of each nominee for director, including their respective ages as of April 3, 2023. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee should serve as a member of the Board.

Alexander D. Macrae

Alexander D. Macrae, M.B., Ch.B., Ph.D., age 60, has served as our President and Chief Executive Officer and as a member of our Board of Directors since June 2016.
Dr. Macrae has over 20 years of experience in the pharmaceutical industry most recently serving as the Global Medical Officer of Takeda Pharmaceutical Company Limited, or Takeda, a public global biopharmaceutical company, from 2012 to March 2016, where he established and led the Global Medical Office, which encompassed medical affairs, regulatory affairs, pharmacovigilance, outcomes research and epidemiology, quantitative sciences and knowledge and informatics. From 2001 to 2012, Dr. Macrae held roles of increasing responsibility at GlaxoSmithKline plc, or GSK, a public global healthcare company, including Senior Vice President, Emerging Markets Research and Development from 2009 to 2012. In that position, he provided expertise and resources to create a first-of-its-kind group to expand GSK’s global reach by providing research and development, or R&D, strategies, clinical development and regulatory resources to enter emerging markets and Asia-Pacific. From 2007 to 2008, he was Vice President, Business Development. In that position, he was responsible for scientific assessment and business development project leadership for the neurology, psychiatry, cardiovascular and metabolic therapeutic areas. Earlier in his career, he worked for SmithKline Beecham, where he was responsible for clinical development in the therapeutic areas of neurology and gastroenterology. Dr. Macrae currently serves on the board of directors of 4D Pharma plc, a biopharmaceutical company.
Dr. Macrae received his B.Sc. in pharmacology and his M.B., Ch.B. with honors from Glasgow University. He is a member of the Royal College of Physicians. Dr. Macrae also earned his Ph.D. in molecular genomics at King’s College, Cambridge.
The Nominating and Corporate Governance Committee and the Board believe that Dr. Macrae’s day-to-day leadership and intimate knowledge of our business and operations, as well as our relationships with partners, collaborators and investors, provides the Board with an in-depth understanding of the Company.

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Courtney Beers, Ph.D.

Courtney Beers, Ph.D. age 53 has served as a member of our Board of Directors since December 2022.
Dr. Beers has served as the Chief Scientific Officer at Tizona Therapeutics, Inc., a privately held biotechnology company, since June 2019, bringing to the role 30 years of experience in immunology and cancer research, drug development and scientific strategy and leadership. She joined Tizona in 2015 to build the pipeline and research team needed to advance work critical to the company’s strategy. During Dr. Beers’ tenure, the company has advanced two Tizona–generated therapeutics into the clinic while also building an innovative portfolio of programs with the goal of positively impacting the lives of cancer patients. Prior to joining Tizona, Dr. Beers was the Head of Cancer Immunotherapy at Oncothyreon, Inc., where she spearheaded several novel immune-modulatory biologic programs. In addition, she held roles of increasing responsibility at Amgen Inc. and Immunex Corporation in the Therapeutic Innovation Unit, as well as the Oncology Discovery Research Unit. Her immuno-oncology research resulted in multiple discovery programs and contributed to Amgen’s immunotherapy strategy and product pipeline. Dr. Beers was the Global Research Lead for Imlygic® (talimogene laherparepvec), the first oncolytic viral immunotherapy to obtain FDA approval. She also led Amgen’s AMG 228 program from inception to Phase 1 clinical trials.
Dr. Beers received her Ph.D. in Immunology from the University of Washington.
The Nominating and Corporate Governance Committee and the Board believe that Dr. Beers’ long tenure in drug development and scientific strategy provides the Board with valuable insight and contribution.

Robert F. Carey

Robert F. Carey, age 64, has served as a member of our Board of Directors since June 2016.
Mr. Carey has served as co-founder and president of ACELYRIN, Inc., a privately-held biopharmaceutical company, since July 2020. Mr. Carey served as Executive Vice President, Chief Business Officer for Horizon Therapeutics plc, a biopharmaceutical company, from March 2014 to October 2019. Prior to that, he served as managing director and head of the healthcare investment banking group at JMP Securities LLC, a full-service investment bank, from 2003 to 2014. Prior to JMP, Mr. Carey was a managing director in the healthcare groups at Dresdner Kleinwort Wasserstein and Vector Securities International, Inc. He has also held roles at Shearson Lehman Hutton and Ernst & Whinney. Mr. Carey also serves on the board of directors of Beyond Air, Inc. (formerly AIT Therapeutics, Inc.), a public medical device and biopharmaceutical company. Mr. Carey previously served on the board of directors of FS Development Corp., a public blank-check company now known as Gemini Therapeutics, Inc., from July 2020 to February 2021.
Mr. Carey received his BBA in accountancy from the University of Notre Dame.
The Nominating and Corporate Governance Committee and the Board believe that Mr. Carey’s extensive experience and knowledge in the healthcare investment banking industry, particularly with financings, global expansion and other strategic transactions by life-science companies, as well as his role in senior management and business development for a public biopharmaceutical company, provides the Board with valuable insight and contribution.

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Kenneth J. Hillan, M.B., Ch.B.

Kenneth J. Hillan, M.B., Ch.B., age 62, has served as a member of our Board of Directors since September 2020.
Since February 2019, Dr. Hillan has served as Head of Therapeutics of 23andMe Holding Co., a public consumer genetics and research company. From October 2011 to December 2017, Dr. Hillan was Chief Executive Officer of Achaogen, Inc., a public biopharmaceutical company, where he was President and President of R&D from January 2018 to October 2018 and a member of the Board of Directors from October 2011 to October 2018. In April 2019, Achaogen filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code and most of its assets were subsequently sold to a multinational pharmaceutical company. Previously, Dr. Hillan worked at Genentech, Inc. from 1994 to 2011, where he led the medical and scientific strategies for its Immunology, Tissue Growth and Repair, or ITGR, drug portfolio, and held a number of key leadership positions in research and development, including Senior Vice President of Clinical Development, Inflammation; Vice President of ITGR; Vice President of Development Sciences; and Vice President of Research Operations and Pathology. He also served as Senior Vice President and Head of Clinical Development and Product Development Strategy in Asia-Pacific for Roche in Shanghai, China. He also serves on the board of directors of Zymeworks, Inc., a public biotechnology company. Dr. Hillan previously served on the board of directors of Relypsa, Inc. from June 2014 to September 2016, when it was acquired by Galenica AG.
Dr. Hillan received his M.B. Ch.B. (Bachelor of Medicine and Surgery) degree from the Faculty of Medicine at the University of Glasgow, United Kingdom.
The Nominating and Corporate Governance Committee and the Board believe that Dr. Hillan’s extensive experience and knowledge in the development of therapeutics and in the biotechnology industry provides the Board with valuable insight and contribution to the Company’s development of genomic medicines.

Margaret A. Horn, J.D.

Margaret A. Horn, J.D., age 60, has served as a member of our Board of Directors since December 2022.
Ms. Horn has over 30 years of leadership experience in the biotechnology industry. She has served as the Chief Operating Officer of Revolution Medicines, Inc., a public clinical-stage company developing targeted therapies for RAS-addicted cancers, since October 2018, where she leads a broad team responsible for corporate development, investor relations, legal, information sciences and facilities. She previously served as Executive Vice President and General Counsel of Revolution Medicines from December 2014 to October 2018. Earlier roles include Senior Vice President, Legal and Corporate Development at Kosan Biosciences, Inc. and Senior Vice President, Legal at Genencor International, Inc. Throughout her career, she has led important strategic and financing transactions, including research and development collaborations and commercialization agreements with big pharmaceutical companies, licenses, M&A and multiple equity financings.
Ms. Horn earned a B.S. in Pharmacy from the Philadelphia College of Pharmacy and Science, a J.D. from Villanova University Charles Widger School of Law and an executive M.B.A. from Pennsylvania State University.
The Nominating and Corporate Governance Committee and the Board believe that Ms. Horn’s extensive leadership experience in the biotechnology industry, having led many important strategic and financing transactions, provides the Board with valuable insight.

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John H. Markels, Ph.D.

John H. Markels, Ph.D., age 57, has served as a member of our Board of Directors since February 2020.
Dr. Markels has over 30 years of leadership experience in the pharmaceutical industry. Since January 2019, he has served as President of Global Vaccines at Merck & Co., Inc., where he leads an integrated team dedicated to discovery and development, supply and access, and global marketing and long-term strategy for the vaccines portfolio. Earlier roles at Merck included President, Latin America from January 2018 to January 2019, SVP, Global Human Health Business Strategy from January 2017 to December 2017, Managing Director, Mexico from November 2013 to January 2017. Prior to his commercial roles, he had a long career in senior leadership positions in global manufacturing, including operations leadership for Europe, Middle East and Africa, Asia Pacific and emerging markets as well as manufacturing technology and product development roles in active pharmaceutical ingredients (API) and vaccines. Throughout his tenure at Merck, Dr. Markels has led multiple enterprise level strategy efforts including the Merck manufacturing strategy, portfolio strategy, small molecule commercialization strategy and others. Dr. Markels currently serves on the board of directors of Arcturus Therapeutics Holdings Inc., a public medicines and vaccines company.
Dr. Markels received his Ph.D. in chemical engineering from the University of California, Berkeley and his B.S. in chemical engineering from the University of Delaware.
The Nominating and Corporate Governance Committee and the Board believe that Dr. Markels’s extensive leadership experience in operations, strategy and development provides valuable operational, strategic and management skills to the Board.

James R. Meyers

James R. Meyers, age 58, has served as a member of our Board of Directors since November 2019.
Mr. Meyers has over 30 years of commercial leadership experience in the biotechnology industry. Since November 2020, Mr. Meyers has served as President and Chief Executive Officer of IntraBio Ltd., a privately-held biopharmaceutical company. Previously, Mr. Meyers held positions of increasing responsibility at Gilead Sciences, Inc., or Gilead, from 1996 to February 2018, most recently as Gilead’s Executive Vice President of Worldwide Commercial Operations from November 2016 to February 2018, where he was responsible for global commercial activities, including pricing and market access in North America, Europe, Middle East, Australia and Japan. Mr. Meyers joined Gilead in 1996 and successfully led 25 product launches in seven different therapeutic areas over a 22-year period, including 11 brands with peak annual revenue greater than $1 billion. Prior to Gilead, Mr. Meyers held positions of increasing responsibility with Zeneca Pharmaceuticals and Astra USA. He currently serves on the board of directors of two other public biopharmaceutical companies, Arbutus Biopharma Corporation and CytomX Therapeutics, Inc., and one private biotech company, Pumocide, Inc., and he remains an active advisor to several major biopharmaceutical companies.
Mr. Meyers received his B.S. in Economics from Boston College.
The Nominating and Corporate Governance Committee and the Board believe that Mr. Meyers’s extensive commercial leadership experience in the biotechnology industry provides valuable operational, commercial assessment and management skills to the Board.

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H. Stewart Parker

H. Stewart Parker, age 67, has been a member of our Board of Directors since June 2014, and has been Chair since June 2017.
Ms. Parker has over 40 years of experience in the biotechnology industry. Prior to focusing on board service and consulting, she served as the Chief Executive Officer of The Infectious Disease Research Institute (IDRI), a not-for-profit global health research institute from 2011 to 2013. In 1992, Ms. Parker founded Targeted Genetics Corporation, a public Seattle-based biopharmaceutical company formed to develop gene-based treatments for acquired and inherited diseases that became a world leader in adeno-associated virus, or AAV, gene therapy. She held the position of President and Chief Executive Officer and was a member of its board of directors from the company’s inception until 2008. Prior to founding Targeted Genetics, Ms. Parker served in various capacities at Immunex from 1981 through 1991, most recently as Vice President, Corporate Development. From 1991 to 1993, Ms. Parker served as President and a Director of Receptech Corporation, a company formed by Immunex in 1989 to accelerate the development of soluble cytokine receptor products. She has served on the board of directors and the executive committee of BIO, the primary trade organization for the biotechnology industry. She currently serves on the board of directors of Impel NeuroPharma, Inc., a public biopharmaceutical company, Codexis Inc., a public protein engineering company, and previously served on the board of directors of Armata Pharmaceuticals, Inc., a public biotechnology company, from May 2019 to December 2020, and Achieve Life Sciences, a public pharmaceutical company, from August 2017 to May 2021. Ms. Parker also serves on the advisory boards of the University of Washington Foster School of Business and College of Arts & Sciences.
Ms. Parker received her B.A. and M.B.A. from the University of Washington.
The Nominating and Corporate Governance Committee and the Board believe that Ms. Parker’s senior executive experience in AAV gene therapy and biotechnology drug development provides valuable operational, commercial assessment and management skills to the Board.

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Karen L. Smith, M.D., Ph.D., M.B.A., L.L.M.

Karen L. Smith, M.D., Ph.D., M.B.A., L.L.M., age 55, has served on our Board of Directors since June 2018.
Dr. Smith is a life sciences thought leader with over 20 years of biopharmaceutical experience bringing drugs into the clinic and through commercialization. She has been a key contributor to the successful development of multiple FDA and EMA approved products in several therapeutic areas, including oncology (Herceptin, Vyxeos), rare disease (Defitelio), cardiology (Irbesartan), dermatology (Voluma, Botox), neuroscience (Abilify) and anti-infectives (Teflaro). Since November 2018, Dr. Smith has been providing consulting services internationally. Dr. Smith currently serves as Chief Medical Officer for Novosteo, Inc., a private biopharmaceutical company, having previously served as Chief Medical Officer for Emergent BioSolutions, Inc. from April 2020 to December 2021. From May 2019 to January 2020, Dr. Smith served as President and Chief Executive Officer of Medeor Therapeutics, Inc., a biotechnology company. From June 2018 to May 2019, Dr. Smith served as Chief Executive Officer of Eliminate Cancer, Inc. From April 2015 to May 2018, she served as the Global Head of Research & Development and Chief Medical Officer of Jazz Pharmaceuticals plc, a biopharmaceutical company, where she built the R&D function into a pipeline of neuroscience and oncology products across all stages of discovery and development. From 2011 to 2015, she was Senior Vice President, Global Medical Affairs and Global Therapeutic Area Head (Dermatology) for Allergan, Inc., a multi-specialty health care company. Earlier in her career, she held senior leadership roles at AstraZeneca plc and Bristol Myers Squibb Company.
Dr. Smith holds several degrees, including an M.D. from the University of Warwick, a Ph.D. in oncology from the University of Western Australia, an M.B.A. from the University of New England and an L.L.M. (Masters in Law) from the University of Salford. Dr. Smith serves on the board of directors of Talaris Therapeutics, Inc., a public biotechnology company, and Capstan Therapeutics, a private biotechnology company. Dr. Smith previously served on the board of directors of Antares Pharma, Inc., a public pharmaceutical company from March 2019 to May 2022, Acceleron Pharma, Inc., a public biopharmaceutical company from November 2017 to December 2021, Sucampo Pharmaceuticals, Inc. from July 2017 to February 2018, and Forward Pharma A/S, from June 2016 to June 2017, and serves as the chair of the Strategic Advisory Board of Emyria Limited, a healthcare technology and services company.
The Nominating and Corporate Governance Committee and the Board believe that Dr. Smith’s extensive executive experience in global research and development, combined with tenure on prior public company boards provides us with access to a valuable skill-set as we translate our science into genomic medicines using our platform technologies in gene editing, gene therapy, gene regulation and cell therapy.

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Board Representation and Diversity
Below we highlight certain attributes of our current directors. For purposes of the information below, a “diverse” director is defined as “an individual who self-identifies in one or more of the following categories: Female, Underrepresented Minority or LGBTQ+” using the definitions in Nasdaq Listing Rule 5606(f).
Board Representation by:

Gender	Age of Directors (years)

Tenure (years)	Diversity

Board Diversity

The following table provides certain information about the composition and diversity of our Board as required under Nasdaq listing standards:

Board Diversity Matrix (As of April 3, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	4	4	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	1

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Stockholder Engagement and Responsiveness
A priority for our Board of Directors is soliciting and listening to the views of our stockholders on a variety of topics, including our business and growth strategy, corporate governance practices and executive compensation matters. Our discussions with our investors have been productive and informative and have provided valuable feedback to our Board of Directors to help ensure that our Board’s decisions are aligned with stockholder objectives.
Board Independence
The Board of Directors has determined that each of its directors is independent under applicable listing standards of The Nasdaq Stock Market LLC, or Nasdaq, except for Dr. Macrae, who is our CEO. There are no family relationships between any of our directors and any of our executive officers.
Board Committees and Meetings
The Board of Directors held five meetings during 2022. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during 2022, in each case held during the period for which each respective director was serving as a director.
Audit Committee

Members:
Mr. Carey (Chair)
Dr. Markels
Mr. Meyers
Dr. Markels was appointed to serve on the Audit Committee effective May 24, 2022. Ms. Saira Ramasastry, who resigned from the Board effective May 24, 2022, previously served on the Audit Committee through such date.

Primary Responsibilities:
•assists the Board in its oversight of the integrity of our financial statements, our systems of accounting and financial controls, our accounting and financial reporting processes and the audit of our financial statements
•interacts directly with and evaluates the performance of our independent auditors, determines whether to engage or dismiss our independent auditors and monitors our independent auditors’ qualifications and independence
•oversees the implementation of our compliance program with respect to financial, accounting, auditing, information technology and cybersecurity matters
•pre-approves all audit services and permissible non-audit services provided by our independent auditors
_______________________________________________________________
Financial Literacy and Expertise:
The Board of Directors has determined that Mr. Carey is an “audit committee financial expert” as defined under SEC rules and that each member of the Audit Committee has the requisite financial sophistication in accordance with the applicable Nasdaq listing standards.

Independence: Our Board of Directors has determined that each member of the Audit Committee is independent under the applicable listing standards of Nasdaq and SEC rules.

Charter Available Online: The Audit Committee has a written charter, which is available on our website at https://investor.sangamo.com/corporategovernance/governance-overview.

Number of Meetings Held in 2022: Four

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Audit Committee Report

The Audit Committee Report is included herein in the section labeled “Report of the Audit Committee of the Board of Directors.”

Compensation Committee

Members: Dr. Smith (Chair) Dr. Beers Dr. Hillan Mr. Meyers Dr. Beers was appointed to serve on the Compensation Committee commensurate with her appointment to the Board of Directors on December 15, 2022.
Primary Responsibilities:
•periodically reviews and approves a philosophy for compensation of our executive officers
•administers the Company’s compensation plans and programs for our executive officers, including, among others, equity plans, incentive plans, bonus plans, stock purchase plans, severance plans, pension and profit sharing plans and retirement plans
•reviews, considers and approves compensation programs applicable to non-employee members of the Board of Directors
•establishes total compensation packages for our executive officers, with the exception of Dr. Macrae
•reviews and evaluates the performance and leadership of Dr. Macrae and recommends to the Board his total compensation package
•reviews with Dr. Macrae his evaluation of the performance of the executive officers other than himself
•reviews and monitors management development plans and activities
•reviews with our Board our succession plan for the CEO and other executive officers
•conducts risk assessments of our compensation programs
_______________________________________________________________
Delegation and Oversight:
The Compensation Committee may delegate any responsibility or authority of the Compensation Committee under its charter to one or more members of the Compensation Committee, as appropriate and as consistent with applicable laws and rules. The Compensation Committee does not, however, delegate any of its functions to others in determining or recommending director or executive officer compensation.

The Compensation Committee is authorized to engage, oversee and terminate independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for our executive officers and other key employees. The Compensation Committee retained the services of Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, in order to (i) assess compensation levels and mix of elements for our executive officers and vice presidents for 2022, (ii) review the peer group criteria and to recommend specific companies for inclusion in the peer group, (iii) assess the compensation of the non-employee directors and (iv) advise the Compensation Committee on executive compensation and governance trends based on peer group trends and market practices.

Independence: Our Board of Directors has determined that each member of the Compensation Committee is independent under the applicable listing standards of Nasdaq and SEC rules.

Charter Available Online:
The Compensation Committee has a written charter, which is available on our website at https://investor.sangamo.com/corporate-governance/governance-overview. For information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Executive Compensation—Compensation Discussion and Analysis” and “—Director Compensation,” respectively.

Number of Meetings Held in 2022: Six

Compensation Committee Report

The Compensation Committee Report is included herein in the section labeled “Compensation Committee Report.”

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Compensation Committee Interlocks and Insider Participation
During 2022, Dr. Hillan, Dr. Beers, Mr. Meyers and Dr. Smith served on the Compensation Committee. None of our Compensation Committee members has been an officer or employee of Sangamo at any time. None of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.
Nominating and Corporate Governance Committee

Members:
Ms. Parker (Chair)
Ms. Horn
Dr. Markels

Ms. Horn was appointed to serve on the Nominating and Corporate Governance Committee commensurate with her appointment to the Board of Directors on December 15, 2022. Mr. Joseph S. Zakrzewski, who resigned from the Board effective March 1, 2022, previously served on the Nominating and Corporate Governance Committee through March 1, 2022.

Primary Responsibilities:
•considers and periodically reports on matters relating to the size, identification, selection and qualification of the Board of Directors and candidates nominated for the Board of Directors and its committees, and develops and recommends governance principles and policies applicable to the Company
•assists the Board in its oversight of our compliance with legal and regulatory requirements relating to matters other than financial, accounting, auditing, information technology and cybersecurity matters
•has oversight responsibility for the Company’s policies and practices relating to diversity, equity and inclusion
•uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors
•may assess character, judgment, business acumen and scientific expertise, and familiarity with issues affecting the biotechnology and pharmaceutical industries. Other qualifications will be determined on a case-by-case basis, depending on whether the Nominating and Corporate Governance Committee desires to fill a vacant seat or increase the size of the Board to add new directors
•may also evaluate whether a potential director nominee’s skills are complementary to existing Board members’ skills or meet the Board’s need for operations, management, commercial, financial or other expertise
•considers properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below under “—Identification and Evaluation of Nominees for Director”
•strives to maintain a diverse Board reflecting a variety of skills, experiences, perspectives and backgrounds, including age, tenure, gender, race, ethnicity, sexual orientation and other unique characteristics, as it believes that such diversity enhances the Board’s effectiveness in fulfilling its oversight role. For certain attributes of our current directors, see “Board Representation and Diversity”
_______________________________________________________________
DEI Oversight:
The Nominating and Corporate Governance Committee also oversees and annually reviews management’s implementation of our programs, policies and practices relating to matters of diversity, equity and inclusion as it applies to our employees, executive officers, directors and other business partners. Within the human resources team, we have a Senior Program Manager whose time is fully dedicated to leading our Diversity, Equity and Inclusion, or DEI, efforts in partnership with our Chief People Officer and Chief Operations Officer. There is also a working group who identifies key areas of focus for the Company to implement diversity initiatives. We have six employee resource groups, or ERGs, that are led by employees in partnership with an executive sponsor, and we have dedicated budgets for each of these ERGs so that they can make a specific impact in the areas of building and reinforcing community, leadership development and talent attraction. We are working on various partnerships with Life Science Cares, a non-profit organization with a mission of leveraging the resources of life science companies to help reduce the effects of poverty, and our Chief Operating Officer, D. Mark McClung, serves as a board member. We have also participated in the Bloomberg Gender Equality Index to better align our investments and initiatives with our employees.

Independence: Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable listing standards of Nasdaq and SEC rules.

Charter Available Online:
The Nominating and Corporate Governance Committee has a written charter, which is available on our website at https://investor.sangamo.com/corporate-governance/governance-overview.

Number of Meetings Held in 2022: Four
Identification and Evaluation of Nominees for Director

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board of Directors, and whether any vacancies on the

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Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors or senior management, executive recruiting firms, stockholders or other persons. In addition, we have in the past and may from time to time again in the future engage a third-party search firm to assist in identifying potential directors. Dr. Beers and Ms. Horn were each originally identified as a director candidate by a third-party recruiting firm and then recommended for appointment to the Board by our CEO to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee often considers specific industry expertise such as research, development or commercial experience in candidates to make sure the Board is able to oversee all aspects of our business. The Nominating and Corporate Governance Committee also strives to maintain a diverse Board reflecting a variety of skills, experiences, perspectives and backgrounds, including age, tenure, gender, race, ethnicity, sexual orientation and other unique characteristics, as it believes that such diversity enhances the Board’s effectiveness in fulfilling its oversight role. Candidates for director are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for the Board of Directors. Nominees recommended by stockholders will receive the same consideration that nominees of the Board receive. Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee must provide all information requested by the Nominating and Corporate Governance Committee relating to such recommendation, including the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to Investor Relations at the following address:
Investor Relations Department
Sangamo Therapeutics, Inc.
7000 Marina Boulevard
Brisbane, CA 94005
In evaluating such recommendations, the Nominating and Corporate Governance Committee considers the criteria discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.
Leadership Structure of the Board
Under our Bylaws, the Board is not required to appoint our Chief Executive Officer as the Chair of the Board, and the Board does not have a policy on whether or not the roles of Chief Executive Officer and Chair of the Board should be separate. Currently two individuals serve in these two positions. Ms. Parker currently serves as the Chair of the Board. Ms. Parker has extensive knowledge and experience in the life sciences industry and an in-depth understanding of our business strategies and day-to-day operations, which makes her well suited to set the agenda and lead the discussions at Board meetings as the Chair. The Chair is responsible for chairing Board meetings and meetings of stockholders, setting the agenda for Board meetings and providing information to the Board members in advance of meetings and between meetings. In addition, our Chief Executive Officer, Dr. Macrae, also serves on our Board. The Board believes that Dr. Macrae’s membership as a director provides the Board with an in-depth understanding of our business operations because of his extensive experience and knowledge of the day-to-day management of all aspects of our operations. This also facilitates communications between the Board and management by ensuring a regular flow of information, thereby enhancing the Board’s ability to make informed decisions on critical issues facing our company.
Of the nine directors on our Board, eight directors are independent under applicable Nasdaq corporate governance rules. The Board believes that this establishes a strong independent board that provides effective oversight of the Company. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors conduct regular executive sessions without the presence of Dr. Macrae or any other members of management. We believe that our leadership structure of the Board is appropriate given the nature and size of our business, because it provides both effective independent oversight and expertise in the complexity and management of our operations as a life sciences company.
Oversight of Risk Management by the Board
Our Board of Directors is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. The Audit Committee oversees management of risks associated with our financial and accounting systems, public financial reporting, investment strategies and policy, and certain other matters delegated to the Audit Committee, including risks associated with our information technology systems (including

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cybersecurity risks). Our Board of Directors regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our lead therapeutic development programs and other preclinical programs as well as financial and strategic risks related to our business and operations.
In addition, the Nominating and Corporate Governance Committee monitors the effectiveness of our corporate policies and manages risks associated with the independence of the Board of Directors and potential conflicts of interest.
Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for all employees, including executives, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks that could have a material adverse effect on the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is periodically informed about such risks. With the support of the Board of Directors, we have also established an internal compliance committee staffed by employees led by our General Counsel, who reports directly to the Board on compliance matters. The compliance committee held quarterly meetings in 2022. We also established a COVID-19 Taskforce in 2020 responsible for developing and updating our internal COVID-19 policies and protocols. This Taskforce met periodically in 2022 and is led by our Chief People Officer.
Annual Meeting Attendance
Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, we encourage our directors to attend annual meetings of our stockholders. Seven directors attended the 2022 annual meeting of stockholders, which was held virtually.
Communications with the Board of Directors
Our Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Although we do not have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Sangamo Board of Directors, c/o Investor Relations, 7000 Marina Boulevard, Brisbane, California 94005. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board.
Code of Business Conduct and Ethics
The Company maintains a Code of Conduct approved by the Board of Directors, which is applicable to all employees, including our executive officers, and directors of the Company. A copy of our Code of Conduct is available on our website at https://investor.sangamo.com/corporate-governance/governance-overview in the Investors + Media Section under Corporate Governance. In the event that we make any future amendments to or grant any waivers of a provision of the Code of Conduct that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on our website.
Prohibitions on Hedging, Pledging and Speculative Transactions
Under the terms of our insider trading policy, none of our directors, officers and other employees may engage in any hedging or monetization transactions relating to our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, all of our officers, directors and employees are prohibited from short-selling our securities or engaging in transactions involving Sangamo-based derivative securities (other than those granted under our employee stock option or equity incentive plans) and are further prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Director Compensation
The following table sets forth certain information regarding the compensation of each non-employee director for service as a member of the Board of Directors during 2022. Dr. Macrae, our President and Chief Executive Officer, is not listed in the following table because he is our employee.

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Dr. Macrae’s compensation is described under “Executive Compensation” and he received no additional compensation for serving on our Board of Directors in 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(4)(5)	Stock Awards ($)(3)(6)(7)	Total ($)

Courtney Beers	—	79,365	61,875	141,240
Robert F. Carey	60,425	95,630	73,750	229,805
Kenneth J. Hillan	47,500	95,630	73,750	216,880
Margaret A. Horn	—	79,365	61,875	141,240
John H. Markels	52,532	95,630	73,750	221,912
James R. Meyers	57,500	95,630	73,750	226,880
H. Stewart Parker	85,558	95,630	73,750	254,938
Saira Ramasastry(8)	19,875	95,630	73,750	189,255
Karen L. Smith	56,495	95,630	73,750	225,875
Joseph S. Zakrzewski(9)	7,500	95,630	73,750	176,880
(1)Consists of the annual retainer fee for service as a member of the Board of Directors or any Board committee. For further information concerning such fees, see the section below entitled “—Director Annual Retainer and Meeting Fees.”
(2)Represents the aggregate grant date fair value of the stock option awards as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718. The assumptions used in the calculation of such grant date fair values of stock option awards are described in Note 9 of the Notes to Consolidated Financial Statements in our Annual Report for the year ended December 31, 2022, or the 2022 Form 10-K.
(3)Represents the aggregate grant date fair value of restricted stock units, or RSUs, computed in accordance with ASC 718. The grant date fair value of the RSUs is measured based on the closing price of the underlying common stock on the date of grant.
(4)Pursuant to the automatic grant program under the 2018 Plan, Mr. Carey, Dr. Hillan, Dr. Markels, Mr. Myers, Ms. Parker, Ms. Ramasastry, Dr. Smith and Mr. Zakrzewski each received an option to purchase 25,000 shares of common stock with an exercise price per share of $5.90 on February 25, 2022, and each such option had an aggregate grant date fair value of $95,630. On December 15, 2022, Dr. Beers and Ms. Horn each received an option to purchase 37,500 shares of common stock with an exercise price per share of $3.30 in connection with their appointments to the Board of Directors and each such option had an aggregate grant date fair value of $79,365.
(5)As of December 31, 2022, the following non-employee directors held options to purchase the following number of shares of our common stock: Dr. Beers, 37,500 shares, Mr. Carey, 131,400 shares; Dr. Hillan, 71,400 shares; Ms. Horn, 37,500 shares, Dr. Markels, 71,400 shares; Mr. Meyers, 91,400 shares; Ms. Parker, 171,400 shares; and Dr. Smith, 106,400 shares.
(6)Pursuant to the automatic grant program under the 2018 Plan, Mr. Carey, Dr. Hillan, Dr. Markels, Mr. Myers, Ms. Parker, Ms. Ramasastry, Dr. Smith and Mr. Zakrzewski each received an award of 12,500 RSUs on February 25, 2022, and each such RSU award had an aggregate grant date fair value of $73,750. On December 15, 2022, Dr. Beers and Ms. Horn each received an award of 18,750 RSUs in connection with their appointments to the Board of Directors and such RSU had an aggregate grant date fair value of $61,875.
(7)As of December 31, 2022, the following non-employee directors held RSUs for the following number of shares of our common stock: Dr. Beers, 18,750 shares; Mr. Carey, 12,500 shares; Dr. Hillan, 17,500 shares; Ms. Horn, 18,750 shares, Dr. Markels, 14,167 shares; Mr. Meyers, 12,500 shares; Ms. Parker, 12,500 shares; and Dr. Smith, 12,500 shares.
(8)Ms. Ramasastry’s term expired at the conclusion of the 2022 annual meeting of stockholders on May 24, 2022, and she declined to stand for re-election after her term expired.
(9)Mr. Zakrzewski resigned from the Board effective March 1, 2022.
Processes and Procedures for Determining Director Compensation

The charter of the Compensation Committee provides the Compensation Committee with the responsibility for reviewing, considering and approving compensation programs applicable to non-employee directors. It is the practice of the Compensation Committee to seek input from outside compensation consultants, including Aon, our Compensation Committee’s compensation consultant, as it deems appropriate.

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Director Annual Retainer and Meeting Fees

The following table presents the annual cash retainers payable to non-employee members of our Board of Directors:

Annual Cash Retainers	($)

Annual retainer for service as a member of our Board of Directors	40,000
Additional retainer for the Chair of the Board of Directors	35,000
Additional retainer for service as a committee chair:
Chair of the Audit Committee	20,000
Chair of the Compensation Committee	15,000
Chair of the Nominating and Corporate Governance Committee	10,000
Additional retainer for service as a committee member:
Audit Committee	10,000
Compensation Committee	7,500
Nominating and Corporate Governance Committee	5,000
Each of these retainers is paid on a quarterly basis. All retainer fees are subject to proration for directors who join or leave the Board of Directors or the respective committee or begin or cease to serve as Chair of the Board or the respective committee, during the year. To the extent the Board of Directors meets more than 10 times in any year, each non-employee member of the Board of Directors will receive, for each meeting in excess of 10, a per meeting fee of $1,000 if attended in person and $500 if attended by video or telephone conference.
Equity Incentives Granted Under the 2018 Plan

Under the automatic grant program of the 2018 Plan, as amended and restated by our Board of Directors on February 23, 2022, further amended and restated by our Compensation Committee on March 25, 2022 and approved by our stockholders on May 24, 2022, each individual who is a non-employee Board member was automatically granted a nonqualified stock option, or NSO, and a restricted stock unit award, or RSU award, on the 25th day of February of each year (or if such 25th day was not a trading day, the immediately preceding trading day in February), provided that such individual is a non-employee Board member on the date of grant, has served as a non-employee Board member for at least three months prior to the date of grant, and will continue serving as a non-employee Board member immediately after the date of grant. Additionally, each individual who was initially appointed or elected as a non-employee Board member would, on the date of such appointment or election, automatically be granted an NSO and an RSU award.
Under the new automatic grant program of the 2018 Plan that was amended and restated by our Board of Directors on February 21, 2023, further amended and restated by our Compensation Committee on March 23, 2023 and subject to approval by our stockholders in Proposal No. 4, the date of grant of the annual awards granted to non-employee Board members will be changed from February 25 of each year to the date of each annual meeting of stockholders of the Company, beginning with the Annual Meeting, and the size of the annual awards and initial awards granted to each individual who is initially appointed or elected as a non-employee Board member will be increased as further described below and in Proposal No. 4. For clarity, since the amendment and restatement of the 2018 Plan by our Board on February 21, 2023, non-employee Board members have not received annual grants.
The number of shares to be automatically granted pursuant to NSO and RSU awards under the 2018 Plan and the Amended 2018 Plan, which are summarized in the table below, were determined by our Board of Directors based on a review of our share price, comparative market data from peer companies and input from Aon.

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	2023	2022
	Shares	Shares	Vesting(1)

Annual Grant:
NSO	27,750	25,000	12 successive equal monthly installments following date of grant
RSU	13,900	12,500	1st anniversary of date of grant
Initial Grant:
NSO	41,650	37,500	36 successive equal monthly installments following date of grant
RSU	20,850	18,750	three equal annual installments following date of grant
(1)Subject to the director’s continuous service through the applicable vesting date(s).
Each automatic NSO grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and a term of 10 years, subject to earlier termination following the director’s termination of continuous service. Each automatic NSO grant will be immediately exercisable for all of the option shares; however, we may repurchase, at the lower of the exercise price paid per share or the fair market value per share, any shares purchased under the NSO that are not vested at the time of the director’s termination of continuous service.
The shares subject to each automatic NSO grant and each automatic RSU award grant will immediately vest in full upon the director’s termination of continuous service due to death or disability, or upon the occurrence of a change in control or hostile takeover (each as defined in the 2018 Plan or Amended 2018 Plan, as applicable), subject to the director’s continuous service through the date of such change in control or hostile takeover.

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Proposal No.2:
Advisory Vote on Executive Compensation
Under Section 14A(a)(1) of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules (commonly referred to as a “say-on-pay” vote).
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. At our 2017 annual meeting of stockholders, our stockholders voted to approve, and we have adopted, an annual advisory vote on the compensation of the named executive officers. The vote on the frequency of advisory votes on the compensation of our named executive officers must occur at least every six years. Accordingly, the next advisory vote on the frequency of the advisory vote on the compensation of our named executive officers will be held at the Annual Meeting as described in greater detail below under “Proposal No. 3: Advisory Vote on Frequency of Voting on Executive Compensation.” Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.
We encourage stockholders to read closely the “Executive Compensation” section of this Proxy Statement, beginning with the Compensation Discussion and Analysis, or CD&A, included in the section labeled “Executive Compensation—Compensation Discussion and Analysis,” which describes in detail our executive compensation programs, policies and practices with respect to the compensation of our named executive officers in the year ended December 31, 2022.
Resolution
As described in the CD&A, we believe that our executive compensation programs effectively align the interest of our executive officers with those of our stockholders by linking a significant portion of their compensation to our corporate performance and by providing a competitive level of compensation designed to attract and retain highly qualified executives critical to our success. Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this Proxy Statement, by casting a non-binding advisory vote “FOR” the following resolution:
“Resolved that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Advisory approval of this Proposal No. 2 requires votes “FOR” from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this Proposal No. 2.

Board Recommendation

The Board of Directors recommends an advisory vote “FOR” the resolution to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

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Proposal No.3:
Advisory Vote on Frequency of Voting on Executive Compensation
Under Section 14A(a)(2) of the Exchange Act, our stockholders are also entitled to vote to approve, on a non-binding advisory basis, at the Annual Meeting regarding whether the stockholder vote to approve the compensation of our named executive officers as required by Section 14A(a)(1) of the Exchange Act (and as presented in Proposal No. 2 of this Proxy Statement) should occur every year, once every two years or once every three years. The stockholder vote on the frequency of the “say-on-pay” vote to approve executive compensation is an advisory vote only; therefore, it is not binding on us or our Board of Directors or our Compensation Committee. Exchange Act rules require that such an advisory vote be provided to the stockholders at least every six years. Although the vote is non-binding, both the Board of Directors and the Compensation Committee of the Board value the opinions of the stockholders and will consider the outcome of the vote when setting the frequency of the stockholder vote on executive compensation.
Stockholders have four choices with respect to the frequency of the stockholder vote for the approval of the compensation of the Company named executive officers, including the option to abstain from voting on this proposal. The four choices are as follows: (i) every year, (ii) once every two years, (iii) once every three years, or (iv) abstain. At the Company’s 2017 Annual Meeting of Stockholders, the frequency of “every year” received the vote of a majority of the shares of common stock present in person or represented by proxy and voting at such annual meeting and the Board of Directors adopted “every year” as the frequency for the “say-on-pay” vote.
Resolution
After careful consideration, the Board of Directors believes that an advisory stockholder vote on executive compensation once every year (i.e., a vote FOR the “every year” option) is the best approach for the Company and its stockholders. In deciding its recommendation, the Board of Directors considered various factors as to the benefits of an annual advisory vote on executive compensation of our named executive officers, including the following:
•Annual votes will allow stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a timely basis each year;
•Annual votes will provide the Board of Directors and the Compensation Committee an opportunity to thoughtfully evaluate and respond to stockholder input quickly and to implement appropriate and effective changes or modifications to the Company’s executive compensation programs;
•Annual votes are consistent with our approach of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters; and
•Less frequent votes may allow an unpopular compensation practice to continue too long without input from stockholders.
In accordance with the Board’s recommendation, unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby for the option of “every year” as the preferred frequency of the advisory stockholder vote on executive compensation described in this Proposal No. 3. However, the stockholder vote under this Proposal No. 3 is not to approve the Board’s recommendation, but is instead a direct advisory vote on the particular frequency at which each stockholder would like the advisory vote on executive compensation to be conducted.
Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board of Directors may, in the future, decide to conduct advisory votes on less frequent basis and may vary its practice based on factors, such as discussions with stockholders, views expressed by others and the adoption of material changes to our compensation programs. The Board will consider the outcome of the advisory votes, including the number of votes received for each frequency, in determining the actual frequency to be adopted, and such determination will be disclosed in a Form 8-K to be filed in accordance with the rules of the SEC. In any event, the Board is asking our stockholders to indicate their preferred voting frequency by voting for the frequency options of “every year,” “once every two years” or “once every three years” (or abstaining from voting) in response to the following resolution at the Annual Meeting:

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Table of Contents Proposal No. 3
“Resolved that the advisory vote on the compensation of the Company’s named executive officers should occur:
Option 1: Every Year;
Option 2: Once Every Two Years; or
Option 3: Once Every Three Years.”
The option, if any, that receives the affirmative votes from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be considered the frequency approved by our stockholders.

Board Recommendation

The Board of Directors recommends an advisory vote for the frequency option of “EVERY YEAR” on this Proposal No. 3 as the preferred frequency of voting on the compensation of the Company’s named executive officers.

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Proposal No. 4:
Amendment and Restatement of the 2018 Equity Incentive Plan
Our Board most recently approved an amendment and restatement of the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan, or the 2018 Plan, on February 21, 2023, and our Compensation Committee most recently approved an amendment and restatement of the 2018 Plan on March 23, 2023, subject to approval by our stockholders. Throughout this Proxy Statement, we refer to the 2018 Plan, as amended and restated by our Board on February 21, 2023 and by our Compensation Committee on March 23, 2023, as the “Amended 2018 Plan.”
In this Proposal No. 4, we are seeking stockholder approval of the Amended 2018 Plan to make the following material changes from the 2018 Plan:
•increase the aggregate number of shares of our common stock that may be issued under the Amended 2018 Plan by 10,000,000 shares, subject to adjustment for certain changes in our capitalization;
•increase the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the Amended 2018 Plan by 20,000,000 shares (for a total of 73,200,000 shares), subject to adjustment for certain changes in our capitalization;
•expand the ability of the Board or Compensation Committee to delegate to one or more persons or bodies the authority to designate recipients of awards, the number of shares subject to awards, and certain terms of such awards in a manner permitted by the 2022 amendments to the General Corporation Law of the State of Delaware; and
•change the date of grant of the annual awards granted to non-employee Board members from February 25 of each year to the date of each annual meeting of stockholders of the Company, beginning with the Annual Meeting, and increase the size of such annual awards and the size of the initial awards granted to each individual who is initially appointed or elected as a non-employee Board member.
If this Proposal No. 4 is approved by our stockholders, the Amended 2018 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal No. 4, the Amended 2018 Plan will not become effective and the 2018 Plan will continue to be effective in accordance with its terms.
Why You Should Vote to Approve the Amended 2018 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy
Our Board believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate key personnel, non-employee directors and consultants because of the strong competition for highly trained and experienced individuals among biotechnology and pharmaceutical companies, especially in the greater San Francisco Bay Area. Therefore, the Board believes that the Amended 2018 Plan is in the best interests of our business and our stockholders and recommends a vote in favor of this Proposal No. 4.
Approval of this Proposal No. 4 by our stockholders will allow us to grant equity awards under the Amended 2018 Plan at levels we determine to be appropriate. The Amended 2018 Plan will also allow us to utilize equity awards as long-term incentives to secure and retain the services of our employees, non-employee directors and consultants, consistent with our compensation philosophy and common compensation practice for our industry in the greater San Francisco Bay Area. To date, equity awards have been a key aspect of our program to attract and retain key employees and non-employee directors and we have not granted equity awards to our consultants. We believe the use of equity awards strongly aligns the interests of our employees with those of our stockholders by placing a considerable proportion of our employees’ total compensation “at risk” because it is contingent on the appreciation in value of our common stock. In addition, we believe equity awards encourage employee ownership of our common stock and promote retention through the reward of long-term Company performance.
We Carefully Manage the Use of Equity Awards and the Size of our Share Reserve Increase Request is Reasonable
Our compensation philosophy reflects broad-based eligibility for equity awards, and we generally grant equity awards to all of our employees and non-employee directors. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve,

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including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees and non-employee directors. The tables below show certain historical overhang and burn rate percentages.
Determination of Number of Additional Shares to Request for the Amended 2018 Plan

In its determination to approve the Amended 2018 Plan, our Compensation Committee reviewed an analysis prepared by Aon, its compensation consultant, which included an analysis of our historic and estimated prospective share usage needs and the potential costs of the Amended 2018 Plan. Specifically, our Compensation Committee considered:
•Market Competitiveness. The Amended 2018 Plan plays an important role in our effort to align the interests of participants and stockholders. Moreover, in our industry, equity awards are an important tool in recruiting, retaining and motivating highly skilled and critical employee talent, upon whose efforts our success is dependent.
•Estimated Equity Usage and Share Pool Duration. Our Compensation Committee considered our historic burn rate levels in determining how long the Amended 2018 Plan share authorization could potentially last. We expect the share authorization under the Amended 2018 Plan to provide us with enough shares for awards for approximately one to two years, with actual timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, and rates of forfeiture of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended 2018 Plan could last for a shorter or longer period of time.
•External Factors. Aon’s analysis, which is based on generally accepted evaluation methodologies, concluded that the number of shares under the Amended 2018 Plan is well within generally accepted standards as measured by an analysis of its cost relative to industry standards.
Historic Use of Equity Awards and Outstanding Awards

Overhang
The following table provides certain additional information regarding our use of equity awards:

	As of April 3, 2023 Record Date

Total number of shares of common stock subject to outstanding stock options	17,291,748
Weighted-average exercise price of outstanding stock options	$7.60
Weighted-average remaining term in years of outstanding stock options	7.50
Total number of shares of common stock subject to outstanding full value awards	7,570,433
Total number of shares of common stock available for grant under the 2018 Plan	756,010
Total number of shares of common stock available for grant under other equity incentive plans	4,205,502	(1)
Total number of shares of common stock outstanding	171,471,568
Per-share closing price of common stock as reported on the Nasdaq Global Select Market	$1.73
(1)Reflects the number of shares available under the Sangamo Therapeutics, Inc. 2020 Employee Stock Purchase Plan, or the 2020 ESPP, as of the record date. No other shares are available for grant under any other equity incentive plan.

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Burn Rate
The following table provides detailed information regarding the activity related to the 2018 Plan for fiscal year 2022:

For the Year Ended December 31, 2022

Total number of shares of common stock subject to stock options granted	3,399,360
Total number of shares of common stock subject to full value awards granted	4,349,795
Weighted-average number of shares of common stock outstanding	154,345,000
Burn Rate(1)	5.02%
(1)Burn Rate is calculated as: (shares subject to stock options granted + shares subject to full value awards granted)/weighted-average common stock outstanding. The share reserve under the 2018 Plan is reduced by 1.33 shares for each share issued pursuant to a full value award.
Requested Additional Shares

Subject to adjustment for certain changes in our capitalization, if this Proposal No. 4 is approved by our stockholders, then under the Amended 2018 Plan, we will have 10,000,000 new shares available for grant after our Annual Meeting for a total of approximately 10,756,010 shares available for grant after our Annual Meeting (based on shares available under the 2018 Plan as of April 3, 2023) (plus the Prior Plans’ Returning Shares (as defined and further described below under “—Description of the Amended 2018 Plan—Shares Available for Awards”) as such shares become available from time to time).
We believe that our request for 10,000,000 new shares under the Amended 2018 Plan is necessary for us to remain competitive in the greater San Francisco Bay Area marketplace and support our equity grant practices to align the interests of our employees and non-employee directors with our stockholders. We anticipate the available pool of shares in the Amended 2018 Plan will be sufficient for our equity awards for approximately the next one to two years after considering our present average share usage rate, and that such pool of shares is necessary to provide a predictable amount of available equity awards for attracting, retaining, and motivating employees and non-employee directors.
Note Regarding Forward-Looking Statements

We do not as a matter of course make public forecasts as to our utilization of equity awards due to the unpredictability of the underlying assumptions and estimates. The inclusion of the information set forth above should not be regarded as an indication or prediction of actual future outcomes, and the statements should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forward-looking statements set forth above. Although presented with some numerical specificity, these statements are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time this filing was prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, forfeiture rates, and other factors described in this Proposal No. 4.

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Key Features of the Amended 2018 Plan

The Amended 2018 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including the following:
•Fungible share counting. The Amended 2018 Plan contains a “fungible share counting” structure, whereby the number of shares of our common stock available for issuance under the Amended 2018 Plan will be reduced by (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant, referred to as an Appreciation Award, granted under the Amended 2018 Plan and (ii) 1.33 shares for each share issued pursuant to an award that is not an Appreciation Award, referred to as a Full Value Award, granted under the Amended 2018 Plan. As part of such fungible share counting structure, the number of shares of our common stock available for issuance under the Amended 2018 Plan will be increased by (i) one share for each share that becomes available again for issuance under the terms of the Amended 2018 Plan subject to an Appreciation Award and (ii) 1.33 shares for each share that becomes available again for issuance under the terms of the Amended 2018 Plan subject to a Full Value Award.
•Minimum vesting. The Amended 2018 Plan contains a minimum vesting requirement for all awards, such that no award may vest until at least 12 months following the date of grant of such award, except that shares up to 5% of the share reserve of the Amended 2018 Plan may be issued pursuant to awards that do not meet such vesting requirements.
•No liberal change in control definition. The change in control definition in the Amended 2018 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2018 Plan to be triggered.
•Repricing is not allowed. The Amended 2018 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards under the Amended 2018 Plan without prior stockholder approval.
•Stockholder approval is required for additional shares. The Amended 2018 Plan does not contain an annual “evergreen” provision. The Amended 2018 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation program.
•Awards subject to forfeiture/clawback. Awards granted under the Amended 2018 Plan will be subject to recoupment in accordance with the clawback policy that we plan to adopt pursuant to listing standards to be adopted by Nasdaq that will require each company listed on Nasdaq to adopt and comply with a written executive compensation recovery policy, and any other clawback policy that we adopt. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
•No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2018 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
•Material amendments require stockholder approval. Consistent with Nasdaq rules, the Amended 2018 Plan requires stockholder approval of any material revisions to the Amended 2018 Plan. In addition, certain other amendments to the Amended 2018 Plan require stockholder approval.
•No liberal share counting provisions. The following shares will not become available again for issuance under the Amended 2018 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award; (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award; and (iv) in the event that a stock appreciation right is settled in shares, the gross number of shares subject to such award.
•Restrictions on dividends. The Amended 2018 Plan provides that dividends or dividend equivalents may not be paid or credited to stock options or stock appreciation rights. In addition, with respect to any award other than a stock option or stock appreciation right, the Amended 2018 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common

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stock subject to such award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
Description of the Amended 2018 Plan

The material features of the Amended 2018 Plan are described below. The following description of the Amended 2018 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2018 Plan. Stockholders are urged to read the actual text of the Amended 2018 Plan in its entirety, which is attached to this Proxy Statement as Appendix A.
Purpose
The Amended 2018 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, provide incentives for our employees, non-employee directors and consultants to exert maximum efforts for the success of our company and our affiliates, and provide a means by which our employees, non-employee directors and consultants may be given an opportunity to benefit from increases in the value of our common stock. The Amended 2018 Plan is also designed to align employees’ interests with stockholder interests.
Types of Awards
The terms of the Amended 2018 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, performance stock awards, and other stock awards.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2018 Plan will not exceed the sum of: (i) 1,703,964 shares (which is the number of shares that were available for the grant of new awards under the Company’s Amended and Restated 2013 Stock Incentive Plan, or the 2013 Plan, as of immediately prior to the effective date of the 2018 Plan); (ii) 8,800,000 shares (which is the number of additional shares that were reserved as of the effective date of the 2018 Plan); (iii) 9,900,000 shares that were approved at the Company’s 2020 annual meeting of stockholders; (iv) 7,900,000 shares that were approved at the Company’s 2022 annual meeting of stockholders; (v) 10,000,000 newly requested shares; and (vi) any Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time.
The number of shares of our common stock available for issuance under the Amended 2018 Plan will be reduced by: (i) one share for each share of common stock issued pursuant to an Appreciation Award granted under the Amended 2018 Plan; and (ii) 1.33 shares for each share of common stock issued pursuant to a Full Value Award granted under the Amended 2018 Plan.
The number of shares of our common stock available for issuance under the Amended 2018 Plan will be increased by: (i) one share for each Prior Plans’ Returning Share or Amended 2018 Plan Returning Share (each as defined below) subject to an Appreciation Award and (ii) 1.33 shares for each Prior Plans’ Returning Share or Amended 2018 Plan Returning Share (each as defined below) subject to a Full Value Award.
The “Prior Plans’ Returning Shares” are shares of our common stock subject to outstanding stock awards granted under the 2013 Plan or the Company’s 2004 Stock Incentive Plan (each referred to herein as a “Prior Plan”) and that following the effective date of the 2018 Plan: (i) are not issued because the stock award expires or otherwise terminates without all of the shares covered by the stock award having been issued or is settled in cash, or (ii) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares.
The following actions will not result in an issuance of shares of our common stock under the Amended 2018 Plan and accordingly will not reduce the number of shares of our common stock available for issuance under the Amended 2018 Plan: (i) the expiration or termination of any portion of an award granted under the Amended 2018 Plan without the shares covered by such portion of the award having been issued; or (ii) the settlement of any portion of an award granted under the Amended 2018 Plan in cash.

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If any shares of our common stock issued pursuant to an award granted under the Amended 2018 Plan are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, then such shares will become available again for issuance under the Amended 2018 Plan and, for purposes of this Proposal No. 4, such shares will be the “Amended 2018 Plan Returning Shares.”
The following shares of common stock will not become available again for issuance under the Amended 2018 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award granted under the Prior Plans or the Amended 2018 Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award granted under the Prior Plans or the Amended 2018 Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award granted under the Prior Plans or the Amended 2018 Plan; and (iv) in the event that a stock appreciation right granted under the Prior Plans or the Amended 2018 Plan is settled in shares, the gross number of shares subject to such award.
Eligibility
All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the Amended 2018 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2018 Plan only to our (including our affiliates’) employees. However, participation in the automatic grant program is limited to our non-employee directors (see “—Automatic Grant Program for Non-Employee Directors” below).
As of April 3, 2023, we (including our affiliates) had approximately 477 employees, eight non-employee directors and approximately 64 consultants.
Administration
Our Compensation Committee administers the Amended 2018 Plan (except the automatic grant program, which is administered by our Board, subject to the terms of such program) and may delegate authority to administer the Amended 2018 Plan to a subcommittee of non-employee directors. Our Compensation Committee may, at any time, revest in itself some or all of the power delegated to such a committee. The Compensation Committee and any other committee of non-employee directors to whom the Compensation Committee may delegate authority to administer the Amended 2018 Plan are each considered to be a Plan Administrator for purposes of this Proposal No. 4. Subject to the terms of the Amended 2018 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2018 Plan, including the period of their exercisability and vesting, subject to the minimum vesting requirement described under “—Minimum Vesting Requirement” below. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2018 Plan.
The Plan Administrator may also delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such executive officer. The executive officer may not grant an award to himself or herself.
Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights
Under the Amended 2018 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Minimum Vesting Requirement
Under the Amended 2018 Plan, no award may vest until at least 12 months following the date of grant of such award, except that shares up to 5% of the share reserve of the Amended 2018 Plan may be issued pursuant to awards that do not meet such vesting requirements.
Dividends and Dividend Equivalents
The Amended 2018 Plan provides that dividends or dividend equivalents may not be paid or credited to stock options or stock appreciation rights.

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With respect to any award other than a stock option or stock appreciation right, the Amended 2018 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to such award, as determined by the Plan Administrator and specified in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such award agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such award agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
Stock Options
Stock options may be granted under the Amended 2018 Plan pursuant to stock option agreements. The Amended 2018 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and NSOs.
The exercise price of a stock option granted under the Amended 2018 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.
The term of stock options granted under the Amended 2018 Plan may not exceed ten years from the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal No. 4 as “continuous service”) terminates (other than for cause or the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability, the participant may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s death (or the participant dies within a specified period following termination of continuous service), the participant’s beneficiary may exercise any vested stock options for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2018 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if a participant’s continuous service terminates for any reason other than for cause and, at any time during the last 30 days of the applicable post-termination exercise period, the exercise of the stock option would be prohibited by applicable laws or the sale of any common stock received upon such exercise would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2018 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
Stock options granted under the Amended 2018 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement, subject to the minimum vesting requirement described under “—Minimum Vesting Requirement” above. Shares covered by different stock options granted under the Amended 2018 Plan may be subject to different vesting schedules as the Plan Administrator may determine.
The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2018 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2018 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In

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addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Options may not be transferred to a third-party financial institution for value.
Limitations on Incentive Stock Options
In accordance with current federal tax laws, the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless the following conditions are satisfied:
•the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
•the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2018 Plan is 73,200,000 shares.
Stock Appreciation Rights
Stock appreciation rights may be granted under the Amended 2018 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The term of stock appreciation rights granted under the Amended 2018 Plan may not exceed ten years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate, subject to the minimum vesting requirement described under “—Minimum Vesting Requirement” above. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2018 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the Amended 2018 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator, subject to the minimum vesting requirement described under “—Minimum Vesting Requirement” above. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
Restricted Stock Unit Awards
RSU awards may be granted under the Amended 2018 Plan pursuant to RSU award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A RSU award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the RSU award agreement. RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator, subject to the minimum vesting requirement described under “-Minimum Vesting Requirement” above. Except as otherwise provided in a participant’s RSU award agreement or other written agreement with us or one of our affiliates, RSUs that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Stock Awards
The Amended 2018 Plan allows us to grant performance stock awards. A performance stock award is a stock award that is payable (including that may vest or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance

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stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the applicable award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.
Performance goals under the Amended 2018 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) profit (including gross profit) and/or margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) employee retention; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; and (xxxviii) other measures of performance selected by the Plan Administrator.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Plan Administrator in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established, the Plan Administrator will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.
In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Automatic Grant Program for Non-Employee Directors
Under the automatic grant program, each individual who is a non-employee Board member will automatically be granted a NSO to purchase 27,750 shares of common stock and a RSU award in respect of 13,900 shares of common stock on an annual basis. Such annual awards will be granted on the date of each annual meeting of stockholders, provided that such individual is a non-employee Board member on the date of grant, has served as a non-employee Board member for at least three months prior to the date of grant, and will continue serving as a non-employee Board member immediately after the date of grant. The shares subject to each annual 27,750 share automatic NSO grant made to a continuing Board member will vest in 12 successive equal monthly installments over the one-year period following the date of grant, subject to the director’s continuous service through the applicable vesting dates. The shares subject to each annual 13,900 share automatic RSU award grant made to a continuing Board member will fully vest on the earlier of (i) the first anniversary of the date of grant or (ii) the day prior to the next annual meeting of stockholders, subject to the director’s continuous service through the applicable vesting date.

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Under the automatic grant program, each individual who is initially appointed or elected as a non-employee Board member will, on the date of such appointment or election, automatically be granted a NSO to purchase 41,650 shares of common stock and a RSU award in respect of 20,850 shares of common stock. The shares subject to each initial 41,650 share automatic NSO grant made to a newly appointed or elected Board member will vest in 36 successive equal monthly installments over the three-year period following the date of grant, subject to the director’s continuous service through the applicable vesting dates. The shares subject to each initial 20,850 share automatic RSU award grant made to a newly appointed or elected Board member will vest in three equal annual installments over the three-year period following the date of grant, subject to the director’s continuous service through the applicable vesting dates.
Each automatic NSO grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of 10 years, subject to earlier termination following the director’s termination of continuous service. Each automatic NSO grant will be immediately exercisable for all of the option shares; however, we may repurchase, at the lower of the exercise price paid per share or the fair market value per share, any shares purchased under the NSO that are not vested at the time of the director’s termination of continuous service.
The shares subject to each automatic NSO grant and each automatic RSU award grant will immediately vest in full upon the director’s termination of continuous service due to death or disability, or upon the occurrence of a change in control or hostile takeover (each as defined in the Amended 2018 Plan and described below), subject to the director’s continuous service through the date of such change in control or hostile takeover.
Other Stock Awards
Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the Amended 2018 Plan. Subject to the terms of the Amended 2018 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.
Clawback Policy
Awards granted under the Amended 2018 Plan will be subject to recoupment in accordance with the clawback policy that we plan to adopt pursuant to listing standards to be adopted by Nasdaq that will require each company listed on Nasdaq to adopt and comply with a written executive compensation recovery policy, and any other clawback policy that we adopt. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2018 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and number of securities to be granted under the automatic grant program; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding awards.
Change in Control or Hostile Takeover
The following provisions will apply to awards under the Amended 2018 Plan in the event of a change in control (as defined in the Amended 2018 Plan and described below) unless otherwise provided in the instrument evidencing the award or any other written agreement with us or one of our affiliates or unless otherwise expressly provided by the Plan Administrator at the time of grant of the award.
In the event of a change in control, outstanding awards shall be assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation (or its parent company). If the surviving or acquiring corporation (or its parent company) fails to assume, continue or substitute such awards, the vesting of awards held by participants who are our employees or non-employee directors and whose continuous service has not terminated will be accelerated in full (and with respect to performance stock awards, vesting will be deemed to be satisfied at the target level of performance) to a date prior to the change in control as determined by the Plan Administrator. All awards not assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation (or its parent company) will terminate if not exercised (if applicable) upon the change in control. In addition, the Plan Administrator may also provide, in its sole discretion, that the holder of an award that will terminate if not exercised prior to the occurrence of a change in control may not exercise such award but instead will receive a payment, in

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such form as may be determined by the Plan Administrator, equal to the excess, if any, of (1) the value of the property the participant would have received upon exercise of the award (including, at the discretion of the Plan Administrator, any unvested portion of such award) over (2) the exercise price otherwise payable in connection with the award.
For purposes of the Amended 2018 Plan, a change in control generally will be deemed to occur if (1) we are acquired pursuant to a merger, consolidation or other reorganization approved by our stockholders, (2) there occurs a stockholder-approved sale or other disposition of all or substantially all our assets, or (3) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) more than 50% of the total combined voting power of our securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from us or the acquisition of outstanding securities held by one or more of our stockholders.
The awards granted to our non-employee directors under our automatic grant program will automatically immediately fully accelerate vesting upon a change in control or hostile takeover (as defined in the Amended 2018 Plan and described below), subject to the director’s continuous service through the date of such change in control or hostile takeover. The acceleration of vesting of an award in the event of a change in control or hostile takeover under the Amended 2018 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.
For purposes of the Amended 2018 Plan, a hostile takeover generally will be deemed to occur if (1) there is a change in the majority of our Board as a result of one or more contested elections for Board membership, or (2) securities possessing more than 50% of the total combined voting power of our outstanding securities are acquired pursuant to a hostile tender offer.
Plan Amendments and Termination
The Plan Administrator will have the authority to amend or terminate the Amended 2018 Plan at any time. However, except as otherwise provided in the Amended 2018 Plan, no amendment or termination of the Amended 2018 Plan may impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Amended 2018 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the Amended 2018 Plan after April 23, 2028, which is the tenth anniversary of the date the 2018 Plan was first approved by the Compensation Committee.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2018 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2018 Plan. The Amended 2018 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

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Incentive Stock Options
The Amended 2018 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the recipient receives the restricted stock award, equal to the excess, if any, of the fair market value of the stock on the date the restricted stock award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of a RSU award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a RSU award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the RSU award otherwise complies with

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or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a RSU award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162(m) Limitations
Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2018 Plan will be subject to the deduction limit under Section 162(m) of the Code and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. For further information regarding the deduction limit under Section 162(m) of the Code and such transition relief, see the section entitled “Compensation Discussion and Analysis—Additional Compensation Information—Tax and Accounting Effects of Executive Compensation.”
New Plan Benefits under Amended 2018 Plan

The following table sets forth certain information regarding future benefits under the Amended 2018 Plan.

Number of Shares

Alexander D. Macrae President and Chief Executive Officer	(1)
Prathyusha Duraibabu Senior Vice President, Chief Financial Officer	(1)
Jason D. Fontenot Senior Vice President, Chief Scientific Officer	(1)
D. Mark McClung Executive Vice President, Chief Operating Officer	(1)
R. Andrew Ramelmeier Executive Vice President, Technical Operations	(1)
All current executive officers as a group	(1)
All current directors who are not executive officers as a group	(2)
All current employees, including all current officers who are not executive officers, as a group	(1)
(1)Awards granted under the Amended 2018 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 Plan, and we have not granted any awards under the Amended 2018 Plan subject to stockholder approval of this Proposal No. 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2018 Plan are not determinable.
(2)As described above in this Proposal No. 4 under “—Automatic Grant Program for Non-Employee Directors,” each individual who is a non-employee Board member will automatically be granted a NSO to purchase 27,750 shares of common stock and a RSU award in respect of 13,900 shares of common stock on an annual basis. Such annual awards will be granted on the date of each annual meeting of stockholders, provided that such individual is a non-employee Board member on the date of grant, has served as a non-employee Board member for at least three months prior to the date of grant, and will continue serving as a non-employee Board member immediately after the date of grant. If this Proposal No. 4 is approved by our stockholders, then on and after the date of the Annual Meeting, any such NSOs and RSU awards will be granted under the Amended 2018 Plan. Under the current terms of the automatic grant program

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under the Amended 2018 Plan, the aggregate number of shares subject to such NSOs and RSU awards that will automatically be granted to all of our current directors who are not executive officers as a group will be 333,200 shares each year.
Plan Benefits under 2018 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2018 Plan as of April 3, 2023:

Number of Shares

Alexander D. Macrae President and Chief Executive Officer	3,084,275
Prathyusha Duraibabu Senior Vice President, Chief Financial Officer	657,013
Jason D. Fontenot Senior Vice President, Chief Scientific Officer	670,120
D. Mark McClung Executive Vice President, Chief Operating Officer	958,530
R. Andrew Ramelmeier Executive Vice President, Technical Operations	827,300
All current executive officers as a group	7,419,242
All current directors who are not executive officers as a group	842,600
Each nominee for election as a director:
Courtney Beers	56,250
Robert F. Carey	127,100
Kenneth J. Hillan	107,100
Margaret A. Horn	56,250
Alexander D. Macrae	3,084,275
John H. Markels	97,100
James R. Meyers	127,100
H. Stewart Parker	127,100
Karen L. Smith	144,600
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All current employees, including all current officers who are not executive officers, as a group	17,131,448
Vote Required

Approval of this Proposal No. 4 requires votes “FOR” from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this Proposal No. 4.

Board Recommendation

The Board of Directors recommends that the stockholders vote “FOR” the approval of the amendment and restatement of the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan.

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Proposal No. 5:
AMENDMENT OF THE RESTATED CERTIFICATE TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
The Board has determined that it is advisable and in the Company’s best interests and in the best interests of our stockholders to amend our Seventh Amended and Restated Certificate of Incorporation, as amended, or the Restated Certificate, to increase the total number of authorized shares of common stock from 320,000,000 shares to 640,000,000 shares. On March 29, 2023, the Board adopted resolutions approving the certificate of amendment of the Restated Certificate in substantially the form attached hereto as Appendix B, or the Common Increase Certificate. At that time, the Board declared the Common Increase Certificate to be advisable and in the best interests of Sangamo and our stockholders and is accordingly submitting the Common Increase Certificate for approval by our stockholders.
If stockholders approve this Proposal No. 5, we expect to file the Common Increase Certificate with the Secretary of State of the State of Delaware to increase the number of authorized shares of our common stock as soon as practicable following stockholder approval.
In this regard, upon filing of the Common Increase Certificate with the Secretary of State of the State of Delaware, Article IV, Paragraph A of the Restated Certificate would be amended as follows, with the proposed additions underlined and proposed deletions stricken through:
“A. Classes of Stock. The total number of shares of stock which the Corporation shall have authority to issue is ~~three hundred twenty-five million (325,000,000)~~ six hundred forty-five million (645,000,000), consisting of five million (5,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and ~~three hundred twenty million (320,000,000)~~ six hundred forty million (640,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”).”
As of the close of business on April 3, 2023, of our 320,000,000 authorized shares of common stock, there were 171,471,568 shares of common stock issued and outstanding. In addition to the 171,471,568 shares of common stock outstanding on April 3, 2023, the following shares of common stock were reserved for issuance:
•17,291,748 shares of common stock issuable upon the exercise of options outstanding as of April 3, 2023, having a weighted-average exercise price of $7.60 per share;
•7,570,433 shares of common stock issuable upon the vesting of RSUs outstanding as of April 3, 2023;
•756,010 shares of common stock reserved for future issuance under the 2018 Plan as of April 3, 2023 (not including the 10,000,000 new shares available for grant under the Amended 2018 Plan if Proposal No. 4 is approved by our stockholders); and
•4,205,502 shares of common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan as of April 3, 2023.
The proposed Common Increase Certificate would increase the number of shares of common stock that we are authorized to issue from 320,000,000 shares of common stock to 640,000,000 shares of common stock, representing an increase of 320,000,000 shares of authorized common stock, with a corresponding increase in the total authorized capital stock, which includes common stock and preferred stock, from 325,000,000 shares to 645,000,000 shares.
Reasons for the Increase in Authorized Shares

We have incurred significant operating losses and negative operating cash flows since inception and have no current therapeutic product sales. Since our inception, we have funded our operations primarily through the issuance of equity securities, payments from corporate collaborators and strategic partners and research grants. We anticipate continuing to incur operating losses for at least the next several years and we also expect capital outlays and operating expenditures to increase over the next several years as we expand our infrastructure and research and product development activities. We have no credit facility or committed sources of capital other than limited research grants and potential contingent milestone-based and royalty payments that we are eligible to receive under our remaining collaborations. Accordingly, in order to mitigate substantial doubt about our ability to continue as a going concern, we will be required to raise substantial additional capital to fund our operations.

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In this regard, we are actively seeking additional capital, including through public or private equity or debt financings, royalty financings or other sources, such as strategic collaborations (which arrangements can also involve the possibility of an equity investment in us by the strategic partner).
As of the date of this Proxy Statement, the Board has no definitive plans, arrangements or understandings to issue any of the additional shares of common stock that would be available as a result of the approval of the proposed Common Increase Certificate, other than in connection with the proposed increase to the aggregate number of shares of our common stock that may be issued under the Amended 2018 Plan, assuming Proposal No. 4 is approved by our stockholders, and pursuant to our at-the-market offering program with Jefferies LLC under which we may elect to issue and sell shares of our common stock having an aggregate offering price of up to approximately $200.0 million as of the record date. Our Board believes it is appropriate to increase our authorized shares of common stock so that we have shares of common stock available to provide additional flexibility to promptly and appropriately use our common stock for business and financial purposes in the future, as well as to have sufficient shares available to provide appropriate equity incentives for our employees and other eligible service providers. The additional shares of common stock, if approved, may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisors; establishing collaborative or partnering arrangements with other companies; expanding our options for funding our business; and other purposes.
As noted above, we need to raise substantial additional capital to execute our operating plan, to continue to operate as a going concern and to fund the development, manufacturing and potential commercialization of our product candidates. In addition, as we focus our efforts on proprietary human therapeutics, we will need to seek regulatory approvals of our product candidates from the U.S. Food and Drug Administration, or FDA, or other comparable regulatory authorities, a process that could cost in excess of hundreds of millions of dollars per product. Moreover, in March 2023, Novartis Institutes for BioMedical Research, Inc. and Biogen MA, Inc. notified us of their respective terminations for convenience of their respective collaboration agreements with us, and accordingly, we will not be entitled to any further milestone payments or royalties under these agreements. As a result, we will need to identify and secure alternative options to advance the programs that were subject to these collaborations, including raising sufficient additional capital to do so. Accordingly, we are actively seeking additional capital, including through public or private equity or debt financings, royalty financings or other sources, such as strategic collaborations. In this regard, if the Board determines that raising additional capital through issuing the additional shares of common stock is desirable, we want to be able to act quickly if market conditions are favorable. If this Proposal No. 5 is not approved, we may not be able to raise future capital without first obtaining stockholder approval for an increase in the number of authorized shares of common stock. The cost, prior notice requirements and delay involved in obtaining stockholder approval at the time that corporate action may be necessary or desirable could completely eliminate our ability to opportunistically capitalize on favorable market windows, which could delay or preclude our ability to advance our development and potential commercialization efforts. In addition, our success depends in part on our continued ability to retain and motivate highly qualified management and clinical personnel, and if the proposed Common Increase Certificate is not approved by our stockholders, a lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities that the Compensation Committee deems appropriate could adversely impact our ability to achieve these goals. In summary, if our stockholders do not approve this Proposal No. 5, we may not be able to access the capital markets; continue to operate as a going concern; continue to conduct the research and development and clinical and regulatory activities necessary to bring our product candidates to market; complete future corporate collaborations and partnerships; retain and motivate employees, officers, directors, consultants and/or advisors; and pursue other business opportunities integral to our success, all of which could severely harm our business and our prospects.
The Board believes that the proposed increase in authorized common stock will make sufficient shares available to provide the additional flexibility necessary to pursue our strategic objectives. Over the past several years, our authorized common stock has allowed us the flexibility to pursue a number of financing and collaboration transactions that were key to enabling our support of our development programs while at the same time enabling us to continue to provide the employee equity incentives that we deem necessary to attract and retain key employees. Unless our stockholders approve this Proposal No. 5, we may not have sufficient unissued and unreserved authorized shares of common stock to support the growth needed to continue the development of our product candidates by engaging in similar transactions in the future and to respond to compensatory needs by implementing new or revised equity compensation plans or arrangements such as the Amended 2018 Plan, all of which could severely harm our business and our prospects.

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Effects of the Increase in Authorized Shares

The additional common stock proposed to be authorized under the Common Increase Certificate would have rights identical to our current outstanding common stock. Stockholder approval of the Common Increase Certificate and issuance of the common stock authorized thereby would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the proposed Common Increase Certificate could be issued by the Board without further vote of our stockholders except as may be required in particular cases by the Restated Certificate, applicable law, regulatory agencies or Nasdaq rules. Under the Restated Certificate, our stockholders do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current stockholders do not have a prior right thereunder to purchase any newly issued shares of common stock in order to maintain their proportionate ownership interests in us.
The increase in our authorized shares of common stock could also have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of Sangamo difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of a person seeking to obtain control of Sangamo. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Although this proposal to approve the Common Increase Certificate has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), and the Board does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure, stockholders should nevertheless be aware that approval of this Proposal No. 5 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices.
Vote Required

Approval of this Proposal No. 5 requires votes “FOR” from the holders of a majority of the outstanding shares of common stock entitled to vote.

Board Recommendation

The Board of Directors recommends that the stockholders vote “FOR” the approval of the amendment of the Restated Certificate to increase the total number of authorized shares of common stock.

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PROPOSAL NO. 6:
AMENDMENT OF THE RESTATED CERTIFICATE TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION
The Board has determined that it is advisable and in the Company’s best interests and in the best interests of our stockholders to amend the Restated Certificate to provide for the elimination or limitation of monetary liability of officers of Sangamo for breach of fiduciary duty pursuant to and consistent with the General Corporation Law of the State of Delaware, or DGCL. Article VII of the Restated Certificate currently provides for the elimination or limitation of monetary liability of directors for breach of fiduciary duty pursuant to and consistent with the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for officers for breach of fiduciary duty, subject to certain exceptions as set forth in Section 102(b)(7) of the DGCL. On March 29, 2023, the Board adopted resolutions approving the certificate of amendment of the Restated Certificate in substantially the form attached hereto as Appendix C, or the Officer Exculpation Certificate. At that time, the Board declared the Officer Exculpation Certificate to be advisable and in the best interests of Sangamo and our stockholders and is accordingly submitting the Officer Exculpation Certificate for approval by our stockholders.
If stockholders approve this Proposal No. 6, we expect to file the Officer Exculpation Certificate with the Secretary of State of the State of Delaware to provide for the elimination or limitation of monetary liability of officers of Sangamo for breach of fiduciary duty pursuant to and consistent with the DGCL as soon as practicable following stockholder approval.
In this regard, upon filing of the Officer Exculpation Certificate with the Secretary of State of the State of Delaware, Article VII of the Restated Certificate would be amended as follows, with the proposed additions underlined:
“Limitation of Directors’ and Officers’ Liability
A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this ARTICLE VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”
Purpose and Possible Effects of the Proposed Amendment

The Board desires to amend its Restated Certificate to maintain provisions consistent with the governing statutes contained in the DGCL. Prior to the amendment of Section 102(b)(7) of the DGCL, Delaware law has permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of fiduciary duty, subject to certain exceptions, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The amendment of Section 102(b)(7) of the DGCL was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders.
As is currently the case with directors under the Restated Certificate, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, the Board believes that the Officer

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Exculpation Certificate which would extend exculpation to officers, as specifically permitted by Section 102(b)(7) of the DGCL, is advisable and in the best interests of the Company and its stockholders.
Vote Required

Approval of this Proposal No. 6 requires votes “FOR” from the holders of a majority of the outstanding shares of common stock entitled to vote.

Board Recommendation

The Board of Directors recommends that the stockholders vote “FOR” the approval of the amendment of the Restated Certificate to reflect new Delaware law provisions regarding officer exculpation.

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Proposal No. 7:
Ratification of Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP, our independent registered public accounting firm during 2022, to serve in the same capacity for the year ending December 31, 2023 and is asking the stockholders to ratify this appointment.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Sangamo and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Principal Accounting Fees and Services

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for 2022 and 2021:

	Year Ended December 31,
	2022	2021

Audit fees and expenses(1)	$2,098,630	$1,857,489
Audit-related fees	—	—
Tax fees(2)	138,535	99,200
All other fees	—	—
Total	$2,237,165	$1,956,689
(1)Includes fees and expenses for the audit of our annual financial statements included in our annual reports on Form 10-K and the related audit of internal control over financial reporting, review of interim financial statements included in our quarterly reports on Form 10-Q, consultations regarding accounting and auditing matters, fees in connection with the filing of our registration statements on Form S-3 and Form S-8 and related amendments and services normally provided in connection with statutory and regulatory filings.
(2)Consists of fees billed for professional services for tax compliance, tax advice and tax planning.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Under its charter, the Audit Committee must pre-approve all engagements of the independent registered public accounting firm for the performance of all audit and non-audit services that are not prohibited and the fees for such services. The Audit Committee has delegated to its Chair the authority to evaluate and approve service engagements on behalf of the full committee in the event a need arises for specific pre-approval between committee meetings. If the Chair approves any such engagements, he will report such approval to the full Audit Committee not later than the next committee meeting.
The Audit Committee has determined that the rendering of other professional services for tax compliance and tax advice by Ernst & Young LLP is compatible with maintaining their independence. The Audit Committee has established a policy governing our use of Ernst & Young LLP for non-audit services. Under the policy, management may use Ernst & Young LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.

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The services provided by Ernst & Young LLP in 2022 were pre-approved in accordance with this policy.
Approval of this Proposal No. 7 requires votes “FOR” from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this Proposal No. 7.

Board Recommendation

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023.

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Executive Officers
The following table sets forth information regarding our current executive officers as of April 3, 2023:

Name	Age	Position

Alexander D. Macrae, M.B., Ch.B., Ph.D.	60	President, Chief Executive Officer and Director
Prathyusha Duraibabu	44	Senior Vice President, Chief Financial Officer
Nathalie Dubois-Stringfellow, Ph.D.	61	Senior Vice President, Chief Development Officer
Jason Fontenot, Ph.D.	53	Senior Vice President, Chief Scientific Officer
D. Mark McClung	60	Executive Vice President, Chief Operating Officer
R. Andrew Ramelmeier, Ph.D.	61	Executive Vice President, Technical Operations
Scott B. Willoughby	48	Senior Vice President, General Counsel and Corporate Secretary
Alexander D. Macrae. Biographical information regarding Dr. Macrae is set forth under “Proposal No. 1: Election of Directors.”
Prathyusha Duraibabu has served as our Senior Vice President, Chief Financial Officer since June 2021, our Principal Financial Officer since March 2021 and our Principal Accounting Officer since June 2019 and previously served as our Vice President, Finance from March 2019 to May 2021. Ms. Duraibabu has over two decades of experience in optimizing financial operations, driving organizational change, building diverse teams and delivering results. Prior to joining the Company, Ms. Duraibabu served as Corporate Controller at Pacific Biosciences of California, Inc., a public commercial biotechnology company, from June 2010 to March 2019. At Pacific Biosciences, she was responsible for global financial operations, strategy, audit and tax. Ms. Duraibabu received a Bachelors of Accounting from Oxford Brookes University in Oxford, United Kingdom and an M.B.A. from San Jose State University. Ms. Duraibabu is a Certified Public Accountant in the State of California.
Nathalie Dubois-Stringfellow, Ph.D. has served as our Senior Vice President, Chief Development Officer since August 2022 and is responsible for overseeing the development and execution of project team strategy for Sangamo’s ZFP therapeutic programs in hemophilia, lysosomal storage disorders, hemoglobinopathies, HIV and Huntington’s disease. She has over 20 years of experience implementing and managing preclinical and clinical development of biologic therapies in oncology, as well as immune, infectious and genetic diseases. Dr. Dubois-Stringfellow joined Sangamo in January 2011 as Senior Director, Project Management and later served as our Vice President, Product Development and Management from January 2016 to September 2019 and as our Senior Vice President, Product Development and Management from September 2019 to August 2022. Prior to joining Sangamo, she held various positions in Discovery Research, Preclinical Research, Project Management, Clinical Development and Portfolio Management at Chiron Corp., Bayer Corp., Signature Biosciences, Inc. and most recently XOMA LLC, where she served as Senior Director, Preclinical Portfolio and Alliance Management. Dr. Dubois-Stringfellow was a post-doctoral fellow at the University of North Carolina, Chapel Hill, where she studied angiogenesis and tumorigenesis in transgenic mice and cell culture systems. She received her M.S. in Genetics and Immunology and her Ph.D. in Human Genetics from the Université Pierre et Marie Curie in Paris, France.
Jason D. Fontenot, Ph.D. has served as our Senior Vice President, Chief Scientific Officer since January 2021. Dr. Fontenot oversees all platform and pipeline research activities. Dr. Fontenot joined Sangamo in March 2019 as Senior Vice President, Cell Therapy. In that role, Dr. Fontenot oversaw Sangamo’s engineered cell therapy portfolio, including a proprietary chimeric antigen receptor regulatory T cells pipeline, and former and current partnerships with Sanofi S.A., or Sanofi, and Kite Pharma Inc., a Gilead Company. Dr. Fontenot has an extensive background in cell therapy and drug development, having previously served as Chief Scientific Officer at Immusoft Corporation, a biotechnology company, from July 2018 to March 2019, Head of Exploratory Research at Juno Therapeutics Inc., a biopharmaceutical company, from January 2016 to January 2018 when it was acquired by Celgene Corporation, and for nearly a decade as a group leader in the immunology department at Biogen Inc. Dr. Fontenot has expertise in lymphocyte biology, cell and genetic engineering and immune-mediated disease. Dr. Fontenot conducted post-doctoral work at Rockefeller University in New York City. He received his Ph.D. in Immunology from the University of Washington in Seattle working in the laboratory of Dr. Alexander Rudensky.

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Table of Contents Executive Officers
D. Mark McClung has served as our Executive Vice President, Chief Operating Officer since November 2021. In 2022, Mr. McClung also formally took over additional responsibilities as President Sangamo Therapeutics, France. Mr. McClung previously served as our Executive Vice President and Chief Business Officer since May 2020. Mr. McClung is responsible for corporate and business development, product strategy and planning, alliance management, patient advocacy, government relations, investor relations, corporate communications, facilities, information technology and European business operations. From February 2019 until joining Sangamo, Mr. McClung consulted for the biopharmaceutical industry, including Sangamo. Prior thereto, from 2015 through February 2019, Mr. McClung was Vice President and General Manager of Global Oncology Commercial at Amgen Inc., a public biopharmaceutical company, which he joined following Amgen’s acquisition of Onyx Pharmaceuticals Inc., where he had served as Senior Vice President & Chief Commercial Officer. For two decades prior, Mr. McClung held roles of increasing responsibility at GlaxoSmithKline in marketing and sales, commercial operations, clinical development and product strategy, and general management in Canada, the United States, and Europe, including as Vice President and Head of Global Commercial for GSK Oncology from 2009 to 2013. Mr. McClung received his bachelor’s degree in Human Kinetics and Biomedical Sciences from the University of Guelph in Ontario, Canada and completed graduate coursework at York University in Toronto and Wharton Business School at the University of Pennsylvania.
R. Andrew “Andy” Ramelmeier, Ph.D. has served as our Executive Vice President, Technical Operations since September 2019 and is responsible for technical operations at Sangamo, including manufacturing, quality, supply chain and process and analytical development. Dr. Ramelmeier joined Sangamo in January 2018 as Senior Vice President, Technical Operations. Dr. Ramelmeier has 30 years of experience in the biopharmaceutical industry, developing and transferring biological processes, designing and building manufacturing facilities, and directing contract manufacturers as well as internal manufacturing operations. From 2014 through 2017, Dr. Ramelmeier served as Senior Vice President, Technical Operations at Portola Pharmaceuticals, Inc., a biopharmaceutical company, where he was responsible for tech transfer, bulk and drug product manufacturing, technical support and supply chain of Portola’s pipeline products. From 2006 to 2014, Dr. Ramelmeier served as Vice President, Manufacturing, Process Sciences and Facilities at BioMarin Pharmaceutical Inc., overseeing multiple commercial biologics products, clinical pipeline, and facilities in Novato, California, and Shanbally, Ireland. Earlier in his career, he held roles of increasing responsibility at Johnson & Johnson and Merck & Co., Inc. Prior to joining industry, Dr. Ramelmeier conducted post-doctoral work in Germany. He received his B.S. in Chemical Engineering from Johns Hopkins and his Ph.D. in Chemical Engineering from the University of California, Berkeley.
Scott B. Willoughby has served as our Senior Vice President, General Counsel and Corporate Secretary since August 2021. Mr. Willoughby is responsible for all legal matters for Sangamo and has over two decades of experience in advising global public and private companies across multiple industries, including biotechnology, healthcare and technology. Mr. Willoughby joined Sangamo in March 2020 as Vice President and Head of Corporate Law. Previously, Mr. Willoughby served as Vice President, Deputy General Counsel from February 2019 to July 2019, and as Associate General Counsel, Corporate & Compliance from September 2017 to February 2019, at Achaogen, Inc., an anti-infectives biotechnology company. From February 2016 to September 2017, Mr. Willoughby served as Senior Counsel, M&A at McKesson Corporation, a pharmaceutical distribution and healthcare company. Earlier in his career, Mr. Willoughby held several senior counsel roles where he built his expertise in corporate governance, SEC reporting, corporate finance, compliance, M&A and international expansion. Mr. Willoughby received a B.A. and J.D. from the University of California, Berkeley.

Sangamo Therapeutics	50	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to Sangamo with respect to the beneficial ownership of our common stock as of April 3, 2023, except as noted, by (i) all persons who were beneficial owners of 5% or more of our common stock based on 171,471,568 shares outstanding as of April 3, 2023, (ii) each current director (which includes all nominees for director), (iii) each of our named executive officers, and (iv) all current directors and executive officers as a group. The percentages in the following table are calculated based on 171,471,568 shares outstanding as of April 3, 2023. Shares of common stock issuable upon the settlement of RSUs, exercise of options or shares that may be purchased pursuant to the 2020 ESPP, in each case which settle or become exercisable within 60 days after April 3, 2023, are deemed outstanding for purposes of computing the percentage ownership of the person holding such RSUs, options or shares that may be purchased pursuant to the 2020 ESPP, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Sangamo Therapeutics, Inc., 7000 Marina Boulevard, Brisbane, CA 94005. Except as otherwise indicated or to the extent authority may be shared by both spouses under applicable law, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

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Table of Contents Security Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)

Biogen, Inc.(1) 225 Binney Street Cambridge, MA 02142	23,652,466	13.8%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	15,359,441	9.0%
Vanguard Group Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	14,045,609	8.2%
Wasatch Advisors, Inc.(4) 505 Wakara Way Salt Lake City, UT 84108	12,650,754	7.4%
State Street Corporation(5) One Lincoln Street Boston, MA 02111	9,788,884	5.7%
Alexander D. Macrae(6)	2,539,565	1.5%
Courtney Beers(7)	37,500	*
Robert F. Carey(8)	167,100	*
Prathyusha Duraibabu(9)	216,471	*
Jason D. Fontenot(10)	266,910	*
Kenneth J. Hillan(11)	102,100	*
Margaret A. Horn(12)	37,500	*
John H. Markels(13)	103,884	*
D. Mark McClung(14)	333,829	*
James R. Meyers(15)	127,100	*
H. Stewart Parker(16)	220,100	*
R. Andrew Ramelmeier(17)	463,936	*
Karen L. Smith(18)	144,600	*
All current directors and executive officers as a group (15 persons)	5,196,137	3.0%
*Less than 1%.
(1)This information is based solely on information contained in the Form 4 filed with the SEC on August 31, 2022 by Biogen Inc. and Biogen MA Inc.
(2)This information is based solely on information contained in the Schedule 13G/A filed with the SEC on January 24, 2023 by BlackRock, Inc., or BlackRock. BlackRock, as a parent holding company or control person, may be deemed to beneficially own the indicated shares and has sole dispositive power over 15,359,441 shares and sole voting power over 14,606,043 shares. BlackRock reported its beneficial ownership on behalf of itself and the following: Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd. The Schedule 13G/A provides information only as of December 31, 2022 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2022 and April 3, 2023.
(3)This information is based solely on information contained in the Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, Inc., or Vanguard. Vanguard may be deemed to beneficially own the indicated shares and has sole dispositive power over 13,843,728 shares, shared dispositive power over 201,881 shares, and shared voting power over 95,805 shares. The Schedule 13G/A provides information only as of December 31, 2022 and, consequently, the beneficial ownership of Vanguard may have changed between December 31, 2022 and April 3, 2023.
(4)This information is based solely on information contained in the Schedule 13G/A filed with the SEC on February 9, 2023 by Wasatch Advisors, Inc., or Wasatch. The Schedule 13G/A provides information only as of December 31, 2022 and, consequently, the beneficial ownership of Wasatch may have changed between December 31, 2022 and April 3, 2023.
(5)This information is based solely on information contained in the Schedule 13G filed with the SEC on February 7, 2023 by State Street Corporation or State Street. State Street may be deemed to beneficially own the indicated shares and has shared dispositive power over 9,788,884 shares, and shared voting power over 9,538,387 shares. State Street reported its beneficial ownership on behalf of itself and the following: SSGA Funds Management, Inc; State Street Global

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Table of Contents Security Ownership of Certain Beneficial Owners and Management
Advisors Europe Limited; State Street Global Advisors Limited; and State Street Global Advisors Trust Company. The Schedule 13G provides information only as of December 31, 2022 and, consequently, the beneficial ownership of State Street may have changed between December 31, 2022 and April 3, 2023.
(6)Includes (i) 2,266,290 shares of common stock subject to options exercisable within 60 days after April 3, 2023 and (ii) RSUs covering 21,000 shares of common stock that vest and become issuable within 60 days of April 3, 2023.
(7)Represents shares of common stock subject to options exercisable within 60 days after April 3, 2023, of which 5,208 shares fully vest within 60 days after April 3, 2023, and the remaining 32,292 shares are currently exercisable but do not vest within 60 days after April 3, 2023 and would be subject to repurchase upon cessation of continuous service if exercised prior to vesting.
(8)Includes 131,400 shares of common stock subject to options exercisable within 60 days after April 3, 2023, all of which fully vest within 60 days after April 3, 2023.
(9)Includes (i) 168,020 shares of common stock issuable upon the exercise of stock options within 60 days after April 3, 2023, (ii) RSUs covering 3,843 shares of common stock that vest and become issuable within 60 days after April 3, 2023 and (iii) 5,000 shares of common stock that may be purchased pursuant to the 2020 ESPP within 60 days after April 3, 2023. The maximum number of shares of common stock that may be purchased pursuant to the 2020 ESPP is 5,000, however the actual amount of shares to be purchased is dependent upon stock price and employee contribution elections and is not determinable with specificity at this time.
(10)Includes (i) 207,233 shares of common stock issuable upon the exercise of stock options within 60 days after April 3, 2023 and (ii) RSUs covering 4,228 shares of common stock that vest and become issuable within 60 days after April 3, 2023.
(11)Includes 71,400 shares of common stock subject to options exercisable within 60 days after April 3, 2023, of which 68,066 shares fully vest within 60 days after April 3, 2023, and the remaining 3,334 shares are currently exercisable but do not vest within 60 days after April 3, 2023 and would be subject to repurchase upon cessation of continuous service if exercised prior to vesting.
(12)Represents shares of common stock subject to options exercisable within 60 days after April 3, 2023, of which 5,208 shares fully vest within 60 days after April 3, 2023, and the remaining 32,292 shares are currently exercisable but do not vest within 60 days after April 3, 2023 and would be subject to repurchase upon cessation of continuous service if exercised prior to vesting.
(13)Includes 71,400 shares of common stock subject to options exercisable within 60 days after April 3, 2023, all of which fully vest within 60 days after April 3, 2023.
(14)Includes (i) 245,963 shares of common stock issuable upon the exercise of stock options within 60 days after April 3, 2023, (ii) RSUs covering 5,568 shares of common stock that vest and become issuable within 60 days after April 3, 2023 and (iii) 5,000 shares of common stock that may be purchased pursuant to the 2020 ESPP within 60 days after April 3, 2023. The maximum number of shares of common stock that may be purchased pursuant to the 2020 ESPP is 5,000, however the actual amount of shares to be purchased is dependent upon stock price and employee contribution elections and is not determinable with specificity at this time.
(15)Includes 91,400 shares of common stock subject to options exercisable within 60 days after April 3, 2023, all of which fully vest within 60 days after April 3, 2023.
(16)Includes 171,400 shares of common stock issuable upon the exercise of stock options within 60 days after April 3, 2023, all of which fully vest within 60 days after April 3, 2023.
(17)Includes (i) 379,493 shares of common stock issuable upon the exercise of stock options within 60 days after April 3, 2023, (ii) RSUs covering 5,062 shares of common stock that vest and become issuable within 60 days of April 3, 2023 and (iii) 5,000 shares of common stock that may be purchased pursuant to the 2020 ESPP within 60 days after April 3, 2023. The maximum number of shares of common stock that may be purchased pursuant to the 2020 ESPP is 5,000, however the actual amount of shares to be purchased is dependent upon stock price and employee contribution elections and is not determinable with specificity at this time.
(18)Includes 106,400 shares of common stock issuable upon the exercise of stock options within 60 days after April 3, 2023, all of which fully vest within 60 days after April 3, 2023.

Sangamo Therapeutics	53	2023 Proxy Statement

Delinquent Section 16(a) Reports
The members of the Board of Directors, our executive officers and persons who beneficially own more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16 of the Exchange Act, as amended, which require them to file reports with respect to their beneficial ownership of the common stock and their transactions in such common stock. Based upon (i) a review of Forms 3 and 4 and any amendments thereto filed electronically with the SEC during 2022, (ii) a review of Forms 5 and any amendments thereto filed electronically with the SEC with respect to 2022, and (iii) written representations that no Form 5 reports were required, we believe that all reporting requirements under Section 16 for such year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners, except for the following: one former executive officer filed one Form 4 report late, disclosing one transaction occurring in 2022.

Sangamo Therapeutics	54	2023 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
It is our intent in this CD&A to inform our stockholders of the policies and objectives underlying the compensation programs for our executive officers. Accordingly, we will address and analyze the key elements of the compensation provided to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers as of December 31, 2022. We refer to these officers as our “named executive officers.”

Named Executive Officers

Alexander D. Macrae	President and Chief Executive Officer
Prathyusha Duraibabu	Senior Vice President, Chief Financial Officer
Jason D. Fontenot	Senior Vice President, Chief Scientific Officer
D. Mark McClung	Executive Vice President, Chief Operating Officer
R. Andrew Ramelmeier	Executive Vice President, Technical Operations
Executive Summary

Our Business
We are a clinical-stage genomic medicine company committed to translating ground-breaking science into medicines that transform the lives of patients and families afflicted with serious diseases. We plan to deliver on this mission through development of our clinical and preclinical product candidates leveraging our novel science and our in-house manufacturing capabilities. See “—2022 Compensation Decisions” below for an analysis of how executive compensation was impacted by the attainment of our corporate objectives.
2022 and Early 2023 Performance Highlights
2022 was a year of important clinical and non-clinical milestones across our pipeline, as discussed in more detail below. In 2023, wise resource allocation is our top priority, as we focus on advancing our wholly owned Fabry program, our Chimeric Antigen Receptor, or CAR, engineered regulatory T cell, or CAR-Treg, portfolio and our epigenetic regulation programs in the central nervous system, or CNS, alongside progression of our zinc finger, or ZF, platform and adeno-associated virus, or AAV, delivery capabilities.
Fabry Disease
•In October 2022, we presented updated preliminary clinical data as of the July 21, 2022 cutoff date from the Phase 1/2 STAAR study evaluating isaralgagene civaparvovec, or ST-920, our wholly owned gene therapy product candidate for the treatment of Fabry disease, at the 29th Congress of the European Society of Gene & Cell Therapy and National Organization for Rare Disorders conference.
•In February 2023, we also presented updated preliminary clinical data as of the October 20, 2022 cutoff date from the Phase 1/2 STAAR study at the 19th Annual WORLDSymposium. This presentation included data on the 13 patients treated with isaralgagene civaparvovec as of the cutoff date, including kidney biopsy data on two patients. Since the cutoff date, an additional four patients have been dosed in the Phase 1/2 STAAR study, resulting in a total of 17 patients dosed to date. A total of 20 sites are now active and recruiting. Progress in the study continues with additional male and female patients currently in screening.
•The Phase 1/2 STAAR study expansion phase is ongoing and preparations for a potential Phase 3 clinical trial actively progress. A Phase 3 trial start is anticipated by the end of 2023, depending on regulatory interactions, and dosing of the first patient may occur as early as the first part of 2024. The completion of dosing in the Phase 1/2 expansion phase is expected by the end of 2023 and is not expected to be a gating factor for the commencement of the Phase 3 trial.

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Table of Contents Executive Compensation
Renal Transplant Rejection
•In March 2022, we dosed the first patient in our Phase 1/2 STEADFAST study evaluating TX200, our wholly‑owned autologous HLA-A2 CAR-Treg cell therapy product candidate treating patients receiving an HLA-A2 mismatched kidney from a living donor, with the second patient dosed in September 2022. The third patient has received their kidney transplant and their personalized TX200 cell therapy has been manufactured, with dosing expected early in the second quarter of 2023. Manufacturing and clinical activities for the second cohort are progressing and dosing of the fourth patient is anticipated in the summer of 2023. Additional patients are in pre-screening for potential enrollment in the study. Opportunities to accelerate the dose escalation scheme are being explored with regulators.
Hemophilia A
•In September 2022, the voluntary pause initiated by Pfizer Inc., or Pfizer, on the Phase 3 AFFINE clinical trial of giroctocogene fitelparvovec, our investigational gene therapy for the treatment of moderately severe to severe hemophilia A, was lifted and the trial re-opened recruitment and resumed enrollment. Dosing to support primary analysis resumed in November 2022 and is expected to be completed by the end of the first quarter of 2023. A pivotal readout is expected in the first half of 2024, with Pfizer anticipating a biologics license application, or BLA, submission in the second half of 2024.
Sickle Cell Disease
•In December 2022, we presented updated preliminary proof-of-concept clinical data from the Phase 1/2 PRECIZN‑1 study of BIVV003, our ZF nuclease gene-edited cell therapy candidate at ASH.
•Since presenting updated data at ASH, clinical and manufacturing activities in preparation for the dosing of patient 7, the Phase 3 trial design, the CMC package and other requirements have been agreed with the FDA. In addition, we have progressed additional manufacturing improvements which have the potential to further strengthen clinical outcomes and reduce manufacturing costs in a potential Phase 3 trial.
•We received Regenerative Medicine Advanced Therapy (RMAT) designation from the FDA for BIVV003.
•We recently made the strategic decision to halt further material investments in the BIVV003 program beyond completion of the Phase 1/2 PRECIZN-1 study in order to prioritize deployment of resources to our Fabry and TX200 programs. We remain committed to completing the Phase 1/2 PRECIZN-1 study for BIVV003, and we expect to conclude dosing in the study using the funds already committed. We have launched a search for a collaboration partner who can progress this program to a potential Phase 3 trial.
Manufacturing
•We currently operate an AAV manufacturing facility in our Brisbane, California headquarters and cell therapy manufacturing facilities in Brisbane, California and Valbonne, France.
Objectives of Our Compensation Program
We are focused on translating groundbreaking science into genomic medicines with the potential to transform people’s lives using our platform technologies in gene therapy, cell therapy and genome engineering. To achieve this strategic business objective, we emphasize recruiting executives with significant industry or scientific experience, including in the areas of clinical development, medical affairs, product development, commercial planning and research innovation. This is a highly competitive industry, and our success depends upon our ability to attract and retain qualified executives through competitive compensation packages. The Compensation Committee administers the compensation programs for our executive officers with this competitive environment and our need to attract and retain qualified executives in mind.
To this end, the primary objectives of our compensation program are to:

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Table of Contents Executive Compensation

Attract & Retain	Reward	Align	Recognize

highly qualified executives with extensive industry or scientific experience by providing a competitive compensation package that includes long-term incentives that provide significant retentive value.	executives for our success in meeting annual clinical development and other research and operational goals.	the interests of our executives with those of our stockholders.	company success and the contributions made by individuals.
Alignment of Executive Compensation Program with Business Strategy
Biotechnology research, development and commercialization require sustained and focused effort over many years and involve a high degree of risk. In order to align stockholder and executive interests, the Compensation Committee is committed to a program that rewards meeting long-term, strategic objectives, as well as annual incentive goals that are designed to drive achievement of our short- and long-term business objectives.
The Compensation Committee generally believes that a formulaic or purely quantitative approach to executive compensation is not the best way to foster long-term success for us as a clinical-stage biotechnology company that is not yet profitable. Instead, the Compensation Committee sets annual performance objectives on which it believes our executive officers should focus during the year in order to achieve our business goals, including, for 2022, aggressive pre-established clinical, R&D, manufacturing, business and corporate development objectives.
The Compensation Committee strives to create a positive relationship between its compensation program and our corporate performance and considers competitive market dynamics, the business environment in which the results were achieved and any unplanned positive or negative events when making compensation decisions. A significant portion of the total compensation opportunity for each of our named executive officers is directly related to performance tied to specific business and strategic objectives as well as stock price performance through the long-term incentive plan.
In order to assure that the compensation programs for our named executive officers remain competitive with peer companies, accomplish our pay-for-performance objectives, and create rewards for the realization of our long-term strategic objectives, the Compensation Committee works with Aon to obtain the advice and market data needed to ensure that the compensation programs achieve these goals.
Key Features of Our Executive Compensation Program

What We Do	What We Don’t Do

✔Design executive compensation to align pay with performance
✔Emphasize performance-based compensation, with 100% of each named executive officer’s cash incentive compensation based on pre-established corporate performance goals
✔Include a “double-trigger” change-in-control provision in all equity awards granted to our named executive officers
✔Cap the cash incentive compensation plan payouts
✔Conduct independent reviews of the compensation programs in executive sessions separate from management
✔Subject our program to independent review by the Compensation Committee’s independent compensation consultant

XProvide tax gross-ups
XAllow repricing of stock options without stockholder approval
XOffer significant perquisites or personal benefits to our named executive officers
XAllow hedging or pledging of our securities by employees
XOffer a defined benefit pension plan, deferred compensation plan or supplemental executive retirement plan

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Table of Contents Executive Compensation
2022 Advisory Vote on Executive Compensation
At the 2022 annual meeting of stockholders, approximately 91% of the votes cast on the advisory vote proposal to approve the compensation of our named executive officers were in favor of the 2021 compensation paid to our named executive officers.
The Compensation Committee reviewed the advisory vote results in the context of our overall compensation philosophy and programs, and based on the level of support, determined that no significant changes to our compensation policies and programs were necessary. The Compensation Committee will continue to consider the results from future stockholder advisory votes on executive compensation and other relevant market developments affecting executive officer compensation in order to determine whether any subsequent changes to our executive compensation programs and policies would be warranted to reflect any stockholder concerns reflected in those advisory votes or to address market developments.
We have conducted an advisory vote on a “say-on-pay” proposal every year since 2017, consistent with the preference for annual voting frequency by our stockholders at the 2017 annual meeting. Since Exchange Act rules require that such an advisory vote on the frequency of the “say-on-pay” is provided to the stockholders at least every six years, we are recommending to the stockholders that the advisory vote to approve the compensation of our named executive officers continue to occur every year (as presented in Proposal No. 3 of this Proxy Statement).
How We Determine Executive Compensation

Role of the Compensation Committee and Executive Officers
The Compensation Committee assists the Board of Directors in fulfilling its fiduciary responsibilities with respect to the oversight of our affairs in the areas of our compensation plans, policies and programs, especially those regarding executive officers.
The Compensation Committee’s responsibilities include, among other things:
•periodically reviewing and approving a philosophy for compensation of our executive officers;
•adopting, amending, terminating and administering the Company’s compensation plans and programs for our executive officers, including, among others, equity plans, incentive plans, bonus plans, stock purchase plans, pension and profit sharing plans, severance plans, and retirement plans;
•reviewing, considering and approving compensation programs applicable to non-employee members of the Board of Directors;
•establishing total compensation packages for our executive officers, with the exception of Dr. Macrae;
•reviewing and evaluating the performance and leadership of Dr. Macrae and recommending to the Board his total compensation package;
•reviewing with Dr. Macrae his evaluation of the performance of the executive officers other than himself;
•reviewing and monitoring management development plans and activities;
•reviewing with our Board our succession plan for the CEO and other executive officers; and
•conducting risk assessments of our compensation programs.
The Compensation Committee does not delegate any of its functions to others in determining executive compensation.
In making executive compensation determinations, the Compensation Committee considers recommendations from Dr. Macrae as it relates to company-wide policies and for specific leaders, excluding himself. In making his recommendations, Dr. Macrae receives input from our Chief People Officer. While Dr. Macrae discusses his recommendations for the other executive officers with the Compensation Committee, he does not participate in the deliberations or determination of his own compensation. Members of our finance, human resources and legal departments regularly attend Compensation Committee meetings.
Factors Used in Determining Executive Compensation
The Compensation Committee sets the compensation of our executive officers at levels that the Compensation Committee determines to be competitive and appropriate for each executive officer, using the Compensation Committee’s professional experience and judgment. The

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Table of Contents Executive Compensation
Compensation Committee does not use a formulaic approach to setting executive pay, but rather it considers multiple relevant factors, which may vary from year to year. The figure below reflects the factors the Compensation Committee generally considers in determining and approving the amount, form and mix of pay for our executive officers.

Position criticality		The Company’s performance against annual and longer-term objectives

Factors Used in Determining Executive Compensation
Market data

Retention, including the retentive value of equity awards

Internal pay equity

Role of Independent Compensation Consultant
Our Compensation Committee has the authority to engage advisors to assist it in carrying out its responsibilities. In accordance with this authority, our Compensation Committee directly engaged Aon as its compensation consultant during 2022 to provide advice to our Compensation Committee on our executive and non-employee director compensation practices and policies. Our Compensation Committee, in its discretion, may replace its independent compensation consultant or hire additional consultants at any time. Our Compensation Committee considered the independence of Aon in light of SEC rules regarding conflicts of interest involving compensation consultants and Nasdaq listing standards regarding compensation consultant independence. Based on its review, our Compensation Committee determined that Aon was independent, and that Aon's work did not raise any conflicts of interest. In making the foregoing determination, our Compensation Committee considered the following six factors, as well as other factors it deemed relevant: (1) the provision of other services to us by Aon; (2) the amount of fees Aon received from us, as a percentage of their total revenue; (3) the policies and procedures of Aon that are designed to prevent conflicts of interest; (4) the absence of any business or personal relationships of the Aon consultants with any member of our Compensation Committee; (5) the absence of any Sangamo stock owned by the Aon consultants performing services for our Compensation Committee; and (6) the absence of any business or personal relationships of the Aon consultants or Aon itself with any of our executive officers. During 2022, we paid Aon approximately $120,000 fees for determining or recommending the amount and form of compensation to our directors and executive officers.
Our Compensation Committee engaged Aon during 2022 to review and advise our Compensation Committee on all principal aspects of executive and non-employee director compensation. This included base salaries, cash incentive awards, and long-term incentive awards for our executive officers. Aon performed the following tasks for our Compensation Committee in 2022, among others:
•reviewing and advising on the structure of our compensation arrangements to our Chief Executive Officer and our other executive officers;
•reviewing and advising on the structure of our compensation arrangements for our non-employee directors;
•providing recommendations regarding the composition of our peer group;
•analyzing publicly available proxy data for companies within our peer group and survey data relating to executive compensation;
•conducting pay and performance analyses relative to our peer group;
•updating our Compensation Committee on industry trends and best practices with respect to executive long-term incentive compensation program design, including types of long-term incentive compensation awards, size of long-term incentive compensation grants and aggregate long-term incentive compensation grant usage;
•reviewing our equity incentive awards against our design/cost targets and against industry norms;
•reviewing the Compensation Discussion and Analysis and other compensation-related disclosures in this Proxy Statement;
•advising our compensation committee in connection with its risk assessment relating to our compensation programs;

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•reviewing and monitoring management development plans and activities, as well as reviewing talent trends and initiatives, turnover and workforce diversity;
•preparing for and attending stockholder engagement sessions; and
•working on special or ad hoc sessions for, or at the request of, our Compensation Committee as they arose.
Aon performed additional services during 2022, namely consulting services for non-executive employee compensation matters, including, but not limited to, non-executive compensation assessment career ladders, job-leveling, and broad-based compensation survey data. Aon was paid approximately $200,000 for performing these additional services. Our Compensation Committee approved these services and determined that they did not impair Aon’s independence.
In the course of fulfilling these responsibilities, Aon also regularly communicated with the Chair of our Compensation Committee outside of and prior to most Compensation Committee meetings. Our Compensation Committee regularly invites its independent compensation consultant to attend its meetings. In 2022, Aon representatives attended each of our Compensation Committee’s six meetings.
While our Compensation Committee considered its independent consultant’s recommendations in 2022, our Compensation Committee’s decisions, including the specific amounts paid to our executive officers and directors, were its own and reflected factors and considerations in addition to the information and recommendations provided by its independent consultant.
Comparative Analysis
In establishing the criteria used for peer group selection, the Compensation Committee focuses on companies at a similar stage of development with comparable organization complexity that are headquartered in core biotechnology hubs, particularly within the San Francisco Bay Area and other California markets, where we both recruit and may lose executive talent. Because the biotechnology industry is a dynamic industry, the comparator group used by the Compensation Committee to measure the competitive positioning of our compensation packages is periodically updated to ensure that companies continue to meet the established criteria. These criteria are designed to be aligned with governance best practices, the nature of the work performed at the Company and the skills required for success at the leadership level in running a complex global, pre-commercial life sciences company. The final criteria for selecting our 2022 peer group, as determined by the Compensation Committee in September 2021, were as follows:
•companies with a 30-day average market capitalization between $500 million to $5 billion (approximately one-third to three times our own 30-day average market capitalization as of the time of the analysis in September 2021);
•biopharmaceutical companies in the pre-commercial Phase 2 or Phase 3 stage of development; and
•companies with 200 to 1,000 employees.
The selected comparable companies for purposes of making compensation decisions for 2022, or the 2022 peer group, were as follows, with new additions to the 2022 peer group in bold:

Agenus	Editas Medicine
Agios Pharmaceuticals	FibroGen
Allogene Therapeutics	Iovance Biotherapeutics
Arcturus Therapeutics	MacroGenics
Arcus Biosciences	Nektar Therapeutics
Arena Pharmaceuticals	NGM Biopharmaceuticals
Atara Biotherapeutics	Poseida Therapeutics
bluebird bio	REGENXBIO
Cytokinetics	Revance Therapeutics
Dicema Pharmaceuticals	Xencor

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The following companies were part of the selected comparable companies for purposes of making compensation decisions for 2021 but were excluded from the 2022 peer group as they no longer complied with the updated selection criteria: Adverum Biotechnologies, Arrowhead Pharmaceuticals, Assembly Biosciences, BridgeBio Pharma, Denali Therapeutics, Fate Therapeutics, Intellia Therapeutics, Mirati Therapeutics, MyoKardia, Odonate Therapeutics and Ultragenyx Pharmaceutical.
Use of Comparative Data
When setting pay, the Compensation Committee examines the market data independently derived by Aon from the peer group including a range of pay across the 25th to the 75th percentiles for each element of pay and for overall total compensation. We do not have a set formula or benchmark for pay. Instead, the Compensation Committee references the market data as one input before making position-specific compensation decisions. We generally seek to manage compensation within the peer group range, if warranted by performance and other factors the Compensation Committee considers relevant in making specific pay decisions. A specific executive officer may be paid below or above the 50th percentile of the range based on individual performance, experience, skills and the importance of the executive’s position to us. The Compensation Committee considers this approach to determining pay appropriate given that we operate in the highly competitive San Francisco Bay Area talent market, where the particularly intense competition for executive talent requires us to ensure that our overall compensation program is competitive to attract and retain strong leadership for our long-term success based on performance.
Design of the Executive Compensation Program and Key Components

Target Total Compensation
As discussed above, the development and commercialization of biotechnology products involve a high degree of risk. The Compensation Committee regularly evaluates the relative importance of equity and cash components of total compensation when determining the level and structure of annual pay based on the business priorities established by the Board of Directors. Target total compensation for 2022, as shown below for Dr. Macrae, reflects annual base salary, annual target cash incentive compensation and the grant date fair value of stock options and RSUs granted during the year (as such stock options and RSUs are reported in the Summary Compensation Table). The Compensation Committee at least annually assesses the allocation of equity awards between stock options and RSUs in connection with a review of our outstanding shares, our stock price, comparative market data of peer companies and the retention value of the program.

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CEO 2022 Target Total Compensation Mix

85% At-Risk

48%
28%
9%
15%
Base Salary
Target Cash Incentive
Restricted Stock Units
Stock Options

Key Elements of Our Executive Compensation Program

Component	Key Features	Purpose

Base Salary
•Fixed cash compensation
•Annual increases are not guaranteed
•Amounts are reviewed and determined annually (or at the time of a change in the executive’s title or position during the year)
•Amounts determined based on market data, individual performance, experience, skills and the importance of the executive’s position

•Enables us to attract and retain skilled and experienced executives and to provide a level of economic security for executives from year to year
•Provides fixed level of compensation that is competitive within our industry and geographic area

Cash Incentive Compensation
•Cash compensation under the Sangamo Therapeutics, Inc. Amended and Restated Incentive Compensation Plan, or the Incentive Plan, which is dependent upon achievement of performance objectives
•Target amounts are reviewed and determined annually (or at the time of a change in the executive’s title or position during the year) and expressed as a percentage of base salary
•Actual amounts paid are based on the extent performance objectives are attained as determined by the Compensation Committee

•Provides executive officers cash incentive compensation tied to our achievement of pre-defined annual performance goals that support our long-term business strategy
•Aligns pay structure and mix with, and ensures that our total cash compensation is within, competitive norms within the peer group and more broadly in the sector

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Component	Key Features	Purpose

Equity Compensation
•Generally in the form of stock options and/or RSUs which are “at-risk” because the realized value is dependent upon our stock price. We generally allocate total equity value in a 2:1 ratio between stock options and RSUs. Vesting schedules have been devised with a goal of retention and long-term accountability
•The exercise price for stock options is equal to the closing price of our stock on the option grant date. For annual stock options granted in 2022, 25% of the option shares vest and become exercisable on the first anniversary of the option grant date and the remaining option shares vest and become exercisable in 24 equal monthly installments over the 24-month period measured from the first anniversary of the option grant date, subject to continuous service through each applicable vesting date
•Each RSU provides the recipient with one share of our common stock at a designated issue date following the vesting of that unit, without the payment of an exercise price or other cash consideration for the issued share. For annual RSUs granted in 2022, 25% of the shares vest on the first anniversary of the grant date and the remaining shares vest in eight equal quarterly installments over the two-year period measured from the first anniversary of the grant date, subject to continuous service through each applicable vesting date
•Executives are eligible for equity awards in connection with annual performance reviews and at time of hire

•Provides long-term incentives that align the interests of our work force with the achievement of our long-term vision to develop and commercialize pharmaceutical products which occurs over time
•Given the time periods involved in biotechnology development, we believe that long-term incentives are critical to our success, as they aid in retention, mitigate short-term risk taking and instill a long-term focus on maximizing stockholder value
•We believe that a higher mix of stock options to RSUs reinforces the long-term nature of our business and alignment with our stockholders by rewarding for improvements in stock price over a period of time; we grant stock options to reward for future performance and appreciation, which aligns to the Compensation Committee’s performance-based philosophy as this vehicle only provides value if our stock price increases, and we grant RSUs to manage the natural market volatilities of a clinical-stage company, provide retention incentives during the vesting period and reinforce a culture of ownership
•By granting RSUs, we can also reduce the dilutive effect of the equity incentive awards, which benefits our stockholders over time

2022 Compensation Decisions

2022 Base Salary
We determine increases to the base salary of all employees annually as part of our annual performance review process. We determine the level of increase based on performance, experience in the role, affordability to the Company and the overall market trends in the competitive talent market where we compete globally, The Compensation Committee typically approves an overall base pay increase budget that is part of the annual operating plan and applies across the Company.
In December 2021, we conducted annual performance reviews for 2022 for the named executive officers. In early 2022, the Compensation Committee considered these reviews, role criticality and advice from Aon and comparative data from our peer group and determined to increase base salaries as set forth below. The Compensation Committee specifically considered: Dr. Macrae’s responsibility for the Company’s achievement of its corporate objectives; Ms. Duraibabu’s responsibilities for driving our core strategy, funding the business, strategically prioritizing operating expenses, directing long-range planning and budget planning, as well as the efficiencies gained by her leadership and oversight in better working capital management and in long-term tax strategy implementation; Dr. Fontenot’s expanded leadership role beginning in early 2021 and his impact

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on the organization as a result of his strong scientific expertise and leadership of our research initiatives, investments and pipeline, as well as his contribution to the organization by clarifying our research goals, focusing our research strategy, and producing a more organized and cohesive research group; Mr. McClung’s responsibility for the Company’s achievement of its corporate objectives as well as his global leadership role of multiple functions within the Company and becoming President of Sangamo France; and Dr. Ramelmeier’s leadership in growing our technical operations capacities and skills, his role in leading the successful completion and articulation of the manufacturing roadmap, and his oversight of our successful global integration of manufacturing and R&D priorities and programs. In considering the appropriate level of base salaries for our named executive officers for 2022, the Compensation Committee did not apply a formula, but rather employed a holistic analysis of the above-referenced factors using its professional judgment and experience. As a result of the review, Dr. Macrae, Mr. McClung and Dr. Ramelmeier received base salary increases of between 3% and 5%, and Ms. Duraibabu and Dr. Fontenot received larger base salary increases of 9% and 14%, respectively, to align their base pay more closely with the market data derived from the peer group. In general, following the year-over-year adjustments, the base salaries of our named executive officers for 2022 were between the 50th and 75th percentiles of the market data derived from the peer group.

Name	2022 Annual Base Salary ($)	2021 Annual Base Salary ($)	Percent Increase (%)

Alexander D. Macrae	709,273	688,615	3
Prathyusha Duraibabu	436,000	400,000	9
Jason D. Fontenot	474,240	416,000	14
D. Mark McClung	493,500	470,000	5
R. Andrew Ramelmeier	432,640	416,000	4
2022 Cash Incentive Compensation
In January 2022, we adopted a 2022 Cash Incentive Compensation Program under the Incentive Plan that provides for annual cash incentive compensation to reward executive officers based on our achievement of pre-established corporate goals for all executive officers. To further align the leadership team’s incentive compensation with the Company’s achievement of pre-established corporate performance goals, the Compensation Committee determined that each executive officer’s 2022 cash incentive compensation opportunity would be based solely on corporate performance as described below. As a result, no individual performance goals were assigned to any executive officer under the 2022 Cash Incentive Compensation Program. The program included several aggressive goals to encourage our employees to achieve more than target performance.

DEVELOPMENT: Continue to progress wholly-owned product development (30%)

Cash Incentive Compensation Opportunity	PARTNERSHIPS: Deliver for partners, execute across all collaborations and pursue new strategic collaborations (20%)

RESEARCH: Advance new and existing CAR-Treg and central nervous system (CNS) programs. Innovate and expand ZF pipeline and platform capabilities (15%)

TECH OPS: Support clinical pipeline and partnered programs through platform development and process optimization. Supply on-time, quality products for patients now and in the future (15%)

CORPORATE: Build a well-financed, sustainable, compliant and high performing business (20%)

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2022 Achievement of Corporate Objectives
In December 2022, the Board determined that our corporate objectives were attained at 107.5% based on the Company’s 2022 achievements, as further described below.

Objective & Weighting	Achievements	Achievement Percentage

Development: Continue to progress development of wholly-owned product candidates. Advance Phase1/2 trial for Fabry and TX200 programs. Initiate Fabry observational lead-in study and continue Phase 3 planning. (30%)
Achieved at target: number of subjects screened and patients dosed in Fabry study; encouraging safety and tolerability study across all cohorts in Fabry study; number of patients dosed and sites activated and in start-up phase in TX200 study; dosing of patient in TX200 study believed to be first ever treated with a Treg therapy; productive discussions with regulators, investigators and patient groups regarding planning of Phase 3 Fabry trial; made determination that Fabry observational study was no longer required; successful advancement of wholly-owned pre-clinical programs towards potential IND submissions.
Achieved over target: number of sites activated in Fabry study; number of patients pre-screened in TX200 study.
		37.5

Partnerships: Deliver for partners. Execute across all collaborations by meeting or exceeding obligations. Pursue new strategic collaborations that further validate our platform and/or deliver value to both Sangamo and potential partners. (20%)
Achieved at target: significant progress made across Biogen, Kite and Novartis programs; productive discussions ongoing with various potential new collaboration and technology partners.
Achieved over target: capsid partnership discussions well received and progressed more quickly than anticipated; certain regulatory interactions ahead of schedule; Sanofi returned clinical-stage sickle cell disease program to Sangamo in June 2022 and Sangamo successfully executed seamless transfer of Phase 1/2 PRECIZN-1 study of BIVV003, a product candidate for treatment of sickle cell disease, from Sanofi to Sangamo thereby maintaining program momentum; study continued with successful manufacturing of product candidates and dosing of new patients, including improved methods shown internally to increase number of long-term progenitor cells. FDA granted regenerative medicine advanced therapy (RMAT) designation to BIVV003; Sangamo presented promising clinical data from study at a medical conference.
Achieved under target: certain collaboration partners did not name new targets on anticipated timelines; discussions on certain potential new collaborations progressed more slowly than expected.
		25

Research: Advance existing Treg programs to lead selection. Demonstrate preclinical proof of concept (POC) for next generation Treg engineering. Continue to build wholly-owned CNS pipeline. Innovate and expand zinc finger, or ZF, pipeline and platform capabilities. Optimize ZF platform design, assembly and screening throughput and efficiency. (15%)
Achieved at target: advanced multiple preclinical CAR-Treg programs and platform upgrades, including positive analyst coverage, and acceleration of timelines; advanced four preclinical wholly-owned CNS programs, including accelerated timelines and encouraging FDA feedback; produced target number of new zinc finger constructs to support all programs; deployed zinc finger process and platform improvements; publicly disclosed base editing platform progress.
Achieved over target: highly accelerated undisclosed pre-clinical project; significant expansion of AAV engineering platform, generating significant interest from potential partners; scientific papers published; continued improvement in screening capacity.
Achieved under target: technical challenges to some programs resulted in delays and shift in near-term strategy.
		18.75

Tech Ops: Support Sangamo’s clinical pipeline and partnered programs through platform development and process implementation. Supply on-time, quality products for patients now and in the future. (15%)	Achieved at target: successful on-site manufacturing to support pre-clinical and clinical programs. Achieved over target: successful engineering runs executed, and comparability data compiled to support Brisbane as a manufacturing site. Achieved under target: manufacturing challenges with vendor resulting in delays to clinical programs.	11.25

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Objective & Weighting	Achievements	Achievement Percentage

Corporate: Build a well-financed, sustainable, compliant, and high performing business. (20%)
Achieved at target: managed resources to end year with cash favorable to budget despite unfavorable market environment; enhanced investor communications and outreach; held target investor meetings and attended target conferences; converted Tier 1 target investor; doubled media articles and increased publications; completed two employee engagement surveys with high response rates and improved ratings; launched focus groups and leadership training sessions, including in-person; streamlined internal process to identify efficiencies.
Achieved over target: high overall employee engagement scores above industry benchmark, increased from previous year; successful execution of return to office; continued delivery in changing and dynamic environment.
Achieved under target: cash resources at year-end did not meet Company target.
		15

TOTAL: 100%		107.5%
The table below sets forth the allocation of the cash incentive compensation between corporate and individual objectives, as well as target and actual cash incentive compensation for our named executive officers for 2022:

		Target
Name	Position	% of Base Salary	Amount ($)	Actual Amount ($)	Actual as a % of Target

Alexander D. Macrae	CEO	60	425,564	457,481	107.5
Prathyusha Duraibabu	Senior VP	40	174,400	187,480	107.5
Jason D. Fontenot	Senior VP	40	189,696	203,923	107.5
D. Mark McClung	Executive VP	40	197,400	212,205	107.5
R. Andrew Ramelmeier	Executive VP	40	173,056	186,035	107.5
2022 Equity Compensation
Our current practice is to make equity grants at the beginning of the fiscal year after our operating plan has been approved by the Board of Directors and the performance in the prior fiscal year completed. Accordingly, the Compensation Committee approved the grant of stock options and RSUs to Dr. Macrae, Ms. Duraibabu, Dr. Fontenot, Mr. McClung and Dr. Ramelmeier in February 2022. See the “—Grants of Plan-Based Awards” section of this Proxy Statement for additional detail.
In 2022, the Compensation Committee established guidelines for equity compensation targeting the 50th percentile of our peer companies based on an equal value blend of the grant date value and percentage of company market data provided by Aon. The size of each award was subsequently adjusted for each executive officer based on each individual’s performance rating. The Compensation Committee also assessed the allocation of equity awards between stock options and RSUs, as well as each award’s vesting schedule, in connection with a review of our outstanding shares, our stock price and comparative market data of peer companies with a view to managing overall dilution. As a result of this review, the 2022 equity awards made to our executive officers were comprised of approximately 60% stock options and 40% RSUs. The Compensation Committee weighted stock options more heavily than in the prior year in order to align more closely with our peer group practices and to reinforce the long-term nature of our business and the alignment of our executive officers’ equity compensation with our stockholders by rewarding for improvements in stock price over a period of time. As described in more detail in the “—Grants of Plan-Based Awards” section of this Proxy Statement, the RSUs granted in 2022 vest over three years, and the stock options granted in 2022 vest over three years (compared to four years for the stock options granted in 2021) to provide additional motivation and incentive in the potential long-term value of executive officers’ equity compensation.

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Other Elements of Executive Compensation Program
The remaining elements of our executive compensation program, like our broader employee compensation programs, are intended to make our overall compensation program competitive with those of our peer companies and all of the remaining elements of our executive compensation program (401(k) Plan; Medical, Dental, and Vision Plans; Life and Disability Insurance; and the 2020 ESPP) are available to all of our employees.
Additional Compensation Information

Severance Arrangements
In March 2017, the Compensation Committee adopted an Executive Severance Plan, or the Severance Plan, to provide severance benefits to certain of our executive officers and other key employees, including our named executive officers, whose employment terminates under certain prescribed circumstances. In February 2019, the Compensation Committee approved an Amended and Restated Executive Severance Plan, or the Amended Severance Plan, to increase certain severance payments, as described below under “—Employment Contracts and Separation and Change in Control Arrangements—Executive Severance Plan.” The Amended Severance Plan provides financial protection against the potential loss of employment in designated circumstances, which the Compensation Committee believes will allow the executives to focus attention on the best interests of the stockholders, without undue concern as to an executive’s own financial situation. The Compensation Committee has been advised by its independent compensation consultant that the benefits provided under these agreements are consistent with peer company and broader market practices and are fair and reasonable.
Tax and Accounting Effects of Executive Compensation
Under Section 162(m) of the Code, or Section 162(m), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
The Compensation Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.
The accounting impact of our compensation programs is one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs. In general, the Company accounts for equity compensation paid to our employees under ASC 718, which requires us to estimate and record an expense over the service period of the equity award, and our cash compensation is recorded as an expense at the time the obligation is accrued.
Equity Grant Timing
Equity awards are generally granted to employees, including executives, when they are hired, and employees are eligible for additional equity awards in connection with annual performance reviews each year. During 2022, equity awards granted to new employees were granted on the 10th day of the month immediately following the month of the employee’s hire date (or if such day was not a trading day, the immediately preceding trading day) for all new employees whose hire date was prior to this grant date, provided the Compensation Committee approved the terms of the grants before such date. With respect to annual equity awards granted to existing employees in 2022, awards were granted on February 25, 2022. In February 2023, the Compensation Committee determined that there would be no change to the timing of grants of equity awards to employees for 2023, and grants to existing employees occurred on February 24, 2023 since February 25, 2023 was not a trading day.

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Because these grant dates are pre-established, the timing of the release of material non-public information does not affect the grant dates for equity awards, and Sangamo does not time the release of material non-public information based on equity award grant dates.

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Compensation Committee Report(1)
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, and based on such review and such discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis, as contained herein, be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors of Sangamo Therapeutics, Inc.
Dr. Karen L. Smith
Dr. Courtney Beers
Dr. Kenneth J. Hillan
Mr. James R. Meyers
(1)The material in this Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Sangamo Therapeutics, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Summary Compensation Table
The following table provides certain summary information for the years ended December 31, 2022, 2021 and 2020, when applicable, concerning the compensation earned by (i) our President and Chief Executive Officer, (ii) our Senior Vice President, Chief Financial Officer, and (iii) our three other most highly compensated executive officers who were serving as executive officers at the end of 2022. These individuals are referred to throughout this Proxy Statement as our “named executive officers.” We have omitted certain rows from the table when there is no disclosure required of the compensation for the named executive officer for that fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

(a)	(b)	(c)	(d)		(e)	(f)	(g)	(i)
Alexander D. Macrae	2022	709,273	—		1,321,600	2,313,481	457,481	4,600	4,806,435
President and Chief Executive Officer	2021	688,615	—		1,548,416	2,047,009	446,223	5,554	4,735,817
	2020	681,797	—		1,147,500	1,488,746	511,348	5,639	3,835,030
Prathyusha Duraibabu	2022	436,000	—		241,900	423,450	187,480	4,600	1,293,430
Senior Vice President, Chief Financial Officer (5)	2021	362,586	—		242,063	319,108	127,439	5,554	1,056,750

Jason D. Fontenot	2022	474,240	—		266,090	465,795	203,923	4,600	1,414,648
Senior Vice President, Chief Scientific Officer(6)

D. Mark McClung	2022	493,500	—		350,460	613,486	212,205	4,600	1,674,251
Executive Vice President, Chief Operating Officer	2021	427,673	—		447,600	591,728	184,734	5,554	1,657,289
	2020	276,667	150,000	(7)	916,000	1,187,220	136,246	5,093	2,671,226
R. Andrew Ramelmeier	2022	432,640	—		318,600	557,714	186,035	4,600	1,499,589
Executive Vice President, Technical Operations	2021	416,000	50,000	(8)	447,600	591,728	179,712	5,554	1,690,594
	2020	416,000	50,000	(8)	374,000	485,221	203,840	5,639	1,534,700
(1)The amounts in column (e) reflect the aggregate grant date fair value of the RSUs awarded to the named executive officer for the applicable year, calculated in accordance with ASC 718, without taking into account any estimated forfeitures. The grant date fair value of the RSUs is measured based on the closing price of the underlying common stock on the date of grant.
(2)The amounts in column (f) represent the aggregate grant date fair value of the stock option grants for each indicated year in accordance with ASC 718 using the Black-Scholes option valuation model and without taking into account any estimated forfeitures. The assumptions used in the calculation of such grant date fair values are described in Note 9 of the Notes to Consolidated Financial Statements included in the 2022 Form 10-K.
(3)The amounts in column (g) reflect the cash bonus awards made to the named executive officer under the Cash Incentive Compensation Program under the Incentive Plan for the indicated year.
(4)The amounts in column (i) for 2022 include matching payments of $4,000 made to each named executive officer under our 401(k) Plan, a qualified deferred compensation plan under Section 401(k) of the Code, and life insurance premiums paid by us on behalf of the named executive officer in the amount of $600.
(5)Ms. Duraibabu was promoted to the position of Senior Vice President, Chief Financial Officer effective June 1, 2021. Ms. Duraibabu was hired in March 2019 as our Vice President, Finance and did not serve as an executive officer of Sangamo during any portion of 2020.
(6)Dr. Fontenot was promoted to the position of Senior Vice President, Chief Scientific Officer effective January 1, 2021. Dr. Fontenot was hired in February 2019 as our Senior Vice President, Cell Therapy and has not previously been a named executive officer of Sangamo.
(7)Consists of a sign-on bonus.
(8)In December 2019, the Compensation Committee approved a one-time special retention bonus of $100,000 to be paid to Dr. Ramelmeier in four equal payments of $25,000 in July 2020, December 2020, July 2021 and December 2021.

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Grants of Plan-Based Awards
The following table shows for the fiscal year ended December 31, 2022, certain information regarding grants of plan-based awards to our named executive officers.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option or Stock Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Award Type	Grant Date	Approval Date	Target ($) (1)	Maximum ($) (1)

(a)		(b)		(d)	(e)	(j)	(k)	(l)	(m)
Alexander D. Macrae	Annual Cash			425,564	638,346	—	—	—	—
	Annual RSU Grant	02/25/2022	02/15/2022	—	—	224,000	—	—	1,321,600
	Annual Option Grant	02/25/2022	02/15/2022	—	—	—	604,800	5.90	2,313,481
Prathyusha Duraibabu	Annual Cash			174,400	261,600	—	—	—	—
	Annual RSU Grant	02/25/2022	02/15/2022	—	—	41,000	—	—	241,900
	Annual Option Grant	02/25/2022	02/15/2022	—	—	—	110,700	5.90	423,450
Jason D. Fontenot	Annual Cash			189,696	284,544	—	—	—	—
	Annual RSU Grant	02/25/2022	02/15/2022	—	—	45,100	—	—	266,090
	Annual Option Grant	02/25/2022	02/15/2022	—	—	—	121,770	5.90	465,795
D. Mark McClung	Annual Cash			197,400	296,100	—	—	—	—
	Annual RSU Grant	02/25/2022	02/15/2022	—	—	59,400	—	—	350,460
	Annual Option Grant	02/25/2022	02/15/2022	—	—	—	160,380	5.90	613,486
R. Andrew Ramelmeier	Annual Cash			173,056	259,584	—	—	—	—
	Annual RSU Grant	02/25/2022	02/15/2022	—	—	54,000	—	—	318,600
	Annual Option Grant	02/25/2022	02/15/2022	—	—	—	145,800	5.90	557,714
(1)The dollar amounts represent the target and maximum amounts of each named executive officer’s potential annual cash bonus award for the year ended December 31, 2022 pursuant to the 2022 Cash Incentive Compensation Program under the Incentive Plan. The amount shown as target reflects the target payment level if Sangamo and each individual had achieved 100% of the corporate performance goals established pursuant to the Incentive Plan. The Compensation Committee determines the level of attainment of the corporate performance objectives following the end of the performance period. The amount shown as maximum reflects the payment level pursuant to the 2022 Cash Incentive Compensation Program if Sangamo had achieved a 150% corporate performance percentage, which is the maximum percentage allowed for the corporate performance percentages. Actual payouts differed based on the actual performance objectives achieved. The actual cash bonus award earned for the year ended December 31, 2022 pursuant to the 2022 Cash Incentive Compensation Program for each named executive officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent additional compensation earned by the named executive officers for the year ended December 31, 2022. For more information regarding the 2022 Cash Incentive Compensation Program, see “—Compensation Discussion and Analysis—2022 Compensation Decisions—2022 Cash Incentive Compensation” above and “—Employment Agreements and Compensation Arrangements—Annual Cash Bonus Awards” below.
(2)The reported RSUs were granted under the 2018 Plan and will vest and become exercisable in accordance with the following schedule: 25% of the shares vest on the first anniversary of the grant date, and the remainder of the shares will vest in eight successive equal quarterly installments thereafter over the two-year period measured from the first anniversary of the grant date, subject to the grantee’s continuous service through each applicable vesting date.
(3)The reported options were granted under the 2018 Plan and will vest and become exercisable in accordance with the following schedule: 25% of the option shares will vest and become exercisable on the first anniversary of the option grant date and the remaining option shares will vest and become exercisable in 24 equal monthly installments over the 24-month period measured from the first anniversary of the option grant date, subject to the optionee’s continuous service through each applicable vesting date.
(4)Represents the grant date fair value of such stock option and RSU awards as determined in accordance with ASC 718. The grant date fair value of the RSUs is measured based on the closing price of the underlying common stock on the date of grant. The assumptions used in the calculation of the grant date fair values of stock options using the Black-Scholes option valuation model are included in Note 9 of the Notes to Consolidated Financial Statements in the 2022 Form 10-K.

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Employment Agreements and Compensation Arrangements
Employment Agreements

Each of our named executive officers has entered into a written employment agreement with our company. For a description of these employment agreements, please see the section of this Proxy Statement under the heading “—Employment Contracts and Separation and Change in Control Arrangements” below.
Annual Cash Bonus Awards

In March 2018, the Compensation Committee of the Board adopted the Incentive Plan, which amended and restated the prior plan adopted in 2012. The Incentive Plan is a performance-based cash incentive program for our eligible employees, including our executive officers. Under the Incentive Plan, unless the Compensation Committee determines otherwise, each performance period is coincident with the calendar year. The Compensation Committee establishes the specific corporate objectives and/or individual objectives that must be attained in order for Incentive Plan participants to receive a bonus for that performance period. For each performance and individual objective, the Compensation Committee may set threshold and target levels of attainment. The Compensation Committee will then establish for each participant dollar levels for the bonus to which he or she may become entitled for that performance period based on the level at which the corporate objectives and/or individual objectives are actually attained.
Performance objectives established under the Incentive Plan are based on one or more of the following criteria: (i) revenue, organic revenue, net sales, or new-product revenue, (ii) achievement of specified milestones in the discovery and development of the Company’s technology or of one or more of the Company’s products, (iii) achievement of specified milestones in the commercialization of one or more of the Company’s products, (iv) achievement of specified milestones in the manufacturing of one or more of the Company’s products, (v) expense targets, (vi) share price, (vii) total stockholder return, (viii) earnings per share, (ix) operating margin, (x) gross margin, (xi) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xii) productivity ratios, (xiii) operating income, (xiv) net operating profit, (xv) net earnings or net income (before or after taxes), (xvi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), (xvii) earnings before or after interest, taxes, depreciation, amortization and/or stock-based compensation expense, (xviii) economic value added, (xix) market share, (xx) working capital targets, (xxi) achievement of specified milestones relating to corporate partnerships, collaborations, license transactions, distribution arrangements, mergers, acquisitions, dispositions or similar business transactions, (xxii) employee retention and recruiting and human resources management, and (xxiii) other corporate performance criteria approved by the Compensation Committee.
Individual performance objectives established under the Incentive Plan are based on one or more of the following criteria: (i) the participant’s contribution toward the achievement of a specific corporate objective, (ii) the contribution of the business unit or division supervised by the participant toward the achievement of a specific corporate objective, and (iii) the participant’s development of professional skills.
A participant will not become entitled to a cash bonus under the Incentive Plan for a particular performance period unless the participant is employed before October 1st of the applicable performance period. Following the close of the applicable performance period, the Compensation Committee will determine the actual bonus amount for each participant based on the actual levels at which the actual performance objectives are attained, and bonuses will be paid promptly following the end of the applicable performance period. The 2022 criteria for the Incentive Plan required continuous service through the date of the Compensation Committee’s determination of the level of attainment of the corporate performance objectives.
In the event any payment to which a participant becomes entitled under the Incentive Plan would otherwise constitute a parachute payment under Section 280G of the Code, then that payment will be subject to reduction to the extent necessary to assure that such payment will be limited to the greater of (i) the dollar amount that can be paid to the participant without triggering a parachute payment under Code Section 280G or (ii) the dollar amount of that payment which provides the participant with the greatest after-tax amount after taking into account any excise tax the participant may incur under Code Section 4999 with respect to such payment and any other benefits or payments to which the participant may be entitled in connection with any change in control of the Company or the subsequent termination of the participant’s employment.

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We adopted a 2022 Cash Incentive Compensation Program under the Incentive Plan that provides for annual bonus awards to reward executive officers based on our achievement of specific corporate goals and their achievement of individual performance goals. For more information regarding the 2022 Cash Incentive Compensation Program under the Incentive Plan, please see the section of this Proxy Statement under the heading “—Compensation Discussion and Analysis—2022 Compensation Decisions—2022 Cash Incentive Compensation” and footnote (1) to the Grants of Plan-Based Awards table above.
Stock Awards

Discretionary options that we granted in 2022 under the 2018 Plan vest according to the following schedule: 25% of the option shares will vest and become exercisable on the first anniversary of the option grant date and the remaining option shares will vest and become exercisable in 24 equal monthly installments over the 24-month period measured from the first anniversary of the option grant date, subject to the executive officer’s continuous service through each applicable vesting date. Each option will vest on an accelerated basis in connection with certain terminations and changes, as described under the heading “—Employment Contracts and Separation and Change in Control Agreements” below. Each option has an expiration date at the end of the 10-year period measured from the grant date, unless terminated earlier following the optionee’s termination of service. Options granted under the 2018 Plan have an exercise price equal to the fair market value on the date of grant (generally the closing price of our common stock on the grant date on the Nasdaq Global Select Market), and the 2018 Plan permits the exercise price of stock options to be paid by cash, check, other shares of our common stock (with some restrictions), broker assisted same-day sales, and cashless “net exercise” arrangements. Discretionary RSUs that we granted in 2022 under the 2018 Plan vest according to the following schedule: 25% of the shares vest on the first anniversary of the grant date, and the remainder of the shares will vest in eight successive equal quarterly installments thereafter over the two-year period measured from the first anniversary of the grant date, subject to the grantee’s continuous service through each applicable vesting date. For a discussion of the effect on outstanding equity awards under the 2018 Plan in connection with certain terminations and changes in control of the Company, including accelerated vesting, see the discussion under the heading “—Employment Contracts and Separation and Change in Control Arrangements” below.
Other Compensatory Arrangements

401(k) Plan. Our executive officers are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401 of the Code. The 401(k) Plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory annual limit. The 401(k) Plan also permits us to make discretionary contributions and matching contributions, subject to established limits. In 2022, we made a matching contribution, which was subject to an annual limit of $4,000 per employee.
Other Benefits. Our executive officers are eligible to participate in all of our benefit plans, such as our medical, dental, vision, short-term disability, long-term disability and group life insurance plans and our employee stock purchase plans (including the 2020 ESPP), in each case generally on the same basis as other employees. We also have a Section 125 flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified healthcare expenses and qualified childcare expenses not reimbursed by insurance, respectively. We do not currently offer pension or other retirement benefits in the United States but do offer pension or other retirement benefits in certain other countries.

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Outstanding Equity Awards at Fiscal Year-End
The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2022.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)

(a)		(b)	(c)	(d)	(e)	(f)	(g)
Alexander D. Macrae	02/25/2022	—	604,800	5.90	02/24/2032	—	—
	02/25/2021	126,844	149,906	11.19	02/24/2031	—	—
	02/25/2020	239,062	98,438	6.80	02/24/2030	—	—
	02/25/2019	363,687	15,813	9.03	02/24/2029	—	—
	01/24/2018	189,000	—	20.05	01/23/2028	—	—
	01/26/2017	360,000	—	3.50	01/25/2027	—	—
	06/03/2016	700,000	—	7.07	06/02/2026	—	—
	02/25/2022	—	—	—		224,000	703,360
	02/25/2021	—	—	—		92,254	289,678
	02/25/2020	—	—	—		56,261	176,660
Prathyusha Duraibabu	02/25/2022	—	110,700	5.90	02/24/2032	—	—
	06/11/2021	5,625	9,375	11.76	06/10/2031	—	—
	02/25/2021	12,604	14,896	11.19	02/24/2031	—	—
	02/25/2020	23,375	9,625	6.80	02/24/2030	—	—
	04/25/2019	73,791	6,709	11.85	04/24/2029	—	—
	02/25/2022	—	—	—		41,000	128,740
	06/11/2021	—	—	—		5,000	15,700
	02/25/2021	—	—	—		9,167	28,784
	03/25/2020	—	—	—		1,000	3,140
	02/25/2020	—	—	—		5,501	17,273
Jason D. Fontenot	02/25/2022	—	121,770	5.90	02/24/2032	—	—
	02/25/2021	20,166	23,834	11.19	02/24/2031	—	—
	02/25/2020	35,416	14,584	6.80	02/24/2030	—	—
	04/25/2019	91,666	8,334	11.85	04/24/2029	—	—
	02/25/2022	—	—	—		45,100	141,614
	02/25/2021	—	—	—		14,667	46,054
	02/25/2020	—	—	—		8,335	26,172
D. Mark McClung	02/25/2022	—	160,380	5.90	02/24/2032	—	—
	02/25/2021	36,666	43,334	11.19	02/24/2031	—	—
	06/25/2020	125,000	75,000	9.16	06/24/2030	—	—
	02/25/2022	—	—	—		59,400	186,516
	02/25/2021	—	—	—		26,668	83,738
	06/25/2020	—	—	—		33,340	104,688
R. Andrew Ramelmeier	02/25/2022	—	145,800	5.90	02/24/2032	—	—
	02/25/2021	36,666	43,334	11.19	02/24/2031	—	—
	02/25/2020	77,916	32,084	6.80	02/24/2030	—	—
	02/25/2019	71,875	3,125	9.03	02/24/2029	—	—
	01/31/2018	120,000	—	20.85	01/30/2028	—	—
	02/25/2022	—	—	—		54,000	169,560
	02/25/2021	—	—	—		26,668	83,738
	02/25/2020	—	—	—		18,337	57,578

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(1)Options granted on February 25, 2022 vest and become exercisable in accordance with the following schedule: 25% of the shares vest on the first anniversary of the grant date, and the remaining option shares will vest and become exercisable in 24 equal monthly installments over the 24-month period measured from the first anniversary of the option grant date, subject to the executive officer’s continuous service through each applicable vesting date. Except as otherwise provided in the footnotes below, options granted prior to February 25, 2022 are subject to the following vesting schedule: 25% of the option shares vest and become exercisable on the first anniversary of the option grant date, and the remaining option shares will vest and become exercisable in 36 equal monthly installments over the 36-month period measured from the first anniversary of the option grant date, subject to the executive officer’s continuous service through each applicable vesting date. Each option will vest on an accelerated basis in connection with certain terminations and changes in control, as described under the heading “—Employment Contracts and Separation and Change in Control Agreements.” Each option has an expiration date at the end of the 10-year period measured from the grant date, unless terminated earlier following the optionee’s termination of service.
(2)Except for RSUs granted on February 25, 2022, represents an RSU subject to vesting in three successive equal annual installments over the three-year period measured from the grant date, subject to the executive officer’s continuous service through each applicable vesting date. RSUs granted on February 25, 2022 vest and become exercisable in accordance with the following schedule: 25% of the shares vest on the first anniversary of the grant date, and the remainder of the shares will vest in eight successive equal quarterly installments thereafter over the two-year period measured from the first anniversary of the grant date, subject to the executive officer’s continuous service through each applicable vesting date. Each RSU will vest on an accelerated basis in connection with certain terminations and changes in control of the Company, as described under the heading “—Employment Contracts and Separation and Change in Control Arrangements.”
(3)Based on the $3.14 closing price of our common stock on December 30, 2022, the last trading day of fiscal 2022.

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Option Exercises and Stock Vested
The following table sets forth the number of shares of our common stock acquired and the value realized upon the vesting of RSUs for each of the named executive officers during the year ended December 31, 2022:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

(a)	(b)	(c)	(d)	(e)
Alexander D. Macrae	—	—	123,452	728,367
Prathyusha Duraibabu	—	—	15,499	83,893
Jason D. Fontenot	—	—	28,999	167,527
D. Mark McClung	—	—	46,662	222,311
R. Andrew Ramelmeier	—	—	35,830	211,397
(1)No stock options were exercised by the named executive officers during the year ended December 31, 2022.
(2)Value realized is determined by multiplying (i) the market price of the common stock on the date of vesting by (ii) the number of shares acquired on vesting.
Pension Benefits
We do not sponsor a tax-qualified defined benefit retirement plan or a supplemental executive retirement plan.
Nonqualified Deferred Compensation
We do not sponsor a nonqualified deferred compensation plan.
Risk Assessment of Compensation Policies and Practices
Our compensation programs throughout the organization are designed to maintain an appropriate balance between long-term and near-term incentives by utilizing a combination of compensation components, including base salary, annual cash incentive awards, and long-term equity awards. Although not all employees in the organization may have compensation comprising all three components, the compensation programs are generally structured so that any near-term cash incentives are not likely to constitute the predominant element of an employee’s total compensation. The Compensation Committee annually reviews our compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After reviewing each of our compensation plans, and the checks and balances built into, and oversight of, each plan, in February 2023, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us as a whole. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, and significant compensation decisions, as well as decisions concerning the compensation of our executive officers, include subjective considerations by the Compensation Committee or the Board of Directors, which restrain the influence of formulae or objective factors on excessive risk taking. Finally, the mix of short-term compensation (in the form of salary and annual bonus, if any) and long-term compensation (in the form of stock options and RSUs) also prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders.

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Employment Contracts and Separation and Change in Control Arrangements
Chief Executive Officer Employment Agreement

Dr. Macrae
In May 2016 we entered into an employment agreement with Dr. Macrae that took effect June 1, 2016, which sets forth the terms and conditions of his employment as President and Chief Executive Officer. Pursuant to his employment agreement, Dr. Macrae will receive a base salary and an annual cash bonus based upon our company’s achievement of specified objectives under our Incentive Plan with a target cash bonus based on a percentage of his base salary. Dr. Macrae’s base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee. In 2022, Dr. Macrae’s base salary was $709,273 and his target cash bonus was 60% of his base salary.
Dr. Macrae’s employment agreement also provided for a $200,000 sign-on bonus, as well as an initial equity grant of stock options under the 2013 Plan to acquire 700,000 shares of our common stock, which vested on the same terms as other discretionary awards under the 2013 Plan. Dr. Macrae is also entitled to be nominated for election to our Board of Directors for so long as his employment agreement is in effect.
Although Dr. Macrae’s employment agreement includes certain benefits payable to him in connection with separation from service, such terms were waived by Dr. Macrae in connection with the March 2017 adoption of the Severance Plan, as amended and restated in February 2019 by the Amended Severance Plan, which now governs his severance benefits. The terms of the Severance Plan and Amended Severance Plan are described below under “—Executive Severance Plan.”
Executive Vice President and Senior Vice President Employment and Other Agreements

Ms. Duraibabu
In March 2019, we entered into an employment agreement with Ms. Duraibabu setting forth the terms and conditions of her employment as Vice President, Finance. Effective June 1, 2021, Ms. Duraibabu was promoted to Senior Vice President, Chief Financial Officer and her base salary pursuant to her employment agreement was increased to $400,000 per year and her annual target cash bonus based upon our company’s and her individual achievement of specified objectives under our Incentive Plan was increased to 35% of her base salary. Ms. Duraibabu’s base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee. In 2022, Ms. Duraibabu’s base salary was $436,000 and her target cash bonus was 40% of her base salary and was based upon our company’s and her individual achievement of specified objectives under our Incentive Plan.
In addition, Ms. Duraibabu’s employment agreement provides that she will be eligible to receive certain severance benefits under the Amended Severance Plan, which is described below.
Dr. Fontenot
In February 2019, we entered into an employment agreement with Dr. Fontenot setting forth the terms and conditions of his employment as Senior Vice President, Cell Therapy. Pursuant to his employment agreement, Dr. Fontenot received an initial base salary of $350,000 per year, and an annual cash bonus based upon our company’s and his individual achievement of specified objectives under our Incentive Plan with a target cash bonus of 35% of his base salary. Effective January 1, 2021, Dr. Fontenot was promoted to Senior Vice President, Chief Scientific Officer and his base salary was increased to $416,000 per year. Dr. Fontenot’s base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee. In 2022, Dr. Fontenot’s base salary was $474,240 and his target cash bonus was 40% of his base salary and was based upon our company’s achievement of specified objectives under our Incentive Plan.
Dr. Fontenot’s employment agreement also provided for an initial equity grant of stock options under the 2018 Plan to acquire 100,000 shares of our common stock and a restricted stock award covering 10,000 shares of our common stock, both of which vest on the same terms as other discretionary awards under the 2018 Plan.
In addition, Dr. Fontenot’s employment agreement provides that he will be eligible to receive certain severance benefits under the Amended Severance Plan, which is described below.

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Mr. McClung
In May 2020, we entered into an employment agreement with Mr. McClung setting forth the terms and conditions of his employment as Executive Vice President, Chief Business Officer. Pursuant to his employment agreement, Mr. McClung received an initial base salary of $415,000 per year, and an annual cash bonus based upon our company’s and his individual achievement of specified objectives under our Incentive Plan with a target cash bonus of 40% of his base salary. Mr. McClung’s base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee, and his salary was subject to proration for partial service in 2020. Effective November 1, 2021, Mr. McClung was promoted to Executive Vice President, Chief Operating Officer. In 2022, Mr. McClung’s base salary was increased to $493,500 per year and his target cash bonus for 2022 was based solely upon our company’s achievement of specified objectives under our Incentive Plan.
Mr. McClung’s employment agreement also provided for an initial equity grant of stock options under the 2018 Plan to acquire 200,000 shares of our common stock and a restricted stock award covering 100,000 shares of our common stock, both of which vest on the same terms as other discretionary awards under the 2018 Plan.
In addition, Mr. McClung’s employment agreement provides that he will be eligible to receive certain severance benefits under the Amended Severance Plan, which is described below.
Dr. Ramelmeier
In January 2018, we entered into an employment agreement with Dr. Ramelmeier setting forth the terms and conditions of his employment as Senior Vice President, Technical Operations. Effective September 16, 2019, Dr. Ramelmeier was promoted to Executive Vice President, Technical Operations and his base salary pursuant to his employment agreement was increased to $400,000 per year and his target cash bonus was increased to 40% of his base salary. Dr. Ramelmeier’s base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee. In 2022, Dr. Ramelmeier’s base salary was $432,640 and his target cash bonus was 40% of his base salary and was based upon our company’s achievement of specified objectives under our Incentive Plan.
Dr. Ramelmeier’s employment agreement also provided for an initial equity grant of stock options under the 2013 Plan to acquire 120,000 shares of our common stock, which vests on the same terms as other discretionary awards under the 2013 Plan. In December 2019, the Compensation Committee approved a special cash bonus of $100,000 to be paid to Dr. Ramelmeier in four equal payments of $25,000 in July 2020, December 2020, July 2021 and December 2021.
In addition, Dr. Ramelmeier’s employment agreement provides that he will be eligible to receive certain severance benefits under the Amended Severance Plan, which is described below.
Executive Severance Plan

In February 2019, the Compensation Committee of the Board adopted the Amended Severance Plan, which amended and restated the Severance Plan.
Under the Amended Severance Plan, Dr. Macrae is eligible to receive the following severance benefits: (a) cash equal to the sum of (i) 18 months of his base salary and (ii) 1/12 of the target bonus for the year of termination multiplied by 18, payable over 12 months, reimbursement for his health care coverage costs under COBRA for 18 months, and full acceleration of his outstanding equity awards, and any outstanding options as so accelerated will remain exercisable for a period of 12 months following termination, in the event of an involuntary termination during the Change in Control Period or (b) cash equal to 18 months of his base salary, payable over 18 months, and COBRA reimbursement for 18 months, if he has an involuntary termination other than during the Change in Control Period.
Under the Amended Severance Plan, Mr. McClung and Dr. Ramelmeier are eligible to receive the following severance benefits: (a) cash equal to the sum of (i) 15 months of base salary and (ii) 1/12 of the target bonus for the year of termination multiplied by 15, payable over 15 months, reimbursement for health care coverage costs under COBRA for 15 months, and accelerated vesting of all outstanding equity awards, and any outstanding options as so accelerated will remain exercisable for a period of 12 months following termination, in the event of an involuntary termination during the Change in Control Period; or (b) cash equal to 15 months of base salary, payable over 15 months, and COBRA reimbursement for 15 months, if there is an involuntary termination other than during the Change in Control Period.

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Under the Amended Severance Plan, Ms. Duraibabu and Dr. Fontenot are eligible to receive the following severance benefits: (a) cash equal to the sum of (i) 12 months of base salary and (ii) 1/12 of the target bonus for the year of termination multiplied by 12, payable over 12 months, reimbursement for health care coverage costs under COBRA for 12 months, and accelerated vesting of all outstanding equity awards, and any outstanding options as so accelerated will remain exercisable for a period of 12 months following termination, in the event of an involuntary termination during the Change in Control Period; or (b) cash equal to 12 months of base salary, payable over 12 months, and COBRA reimbursement for 12 months, if there is an involuntary termination other than during the Change in Control Period.
If any of the severance benefits under the Amended Severance Plan would constitute a “parachute payment” within the meaning of Section 280G of the Code, such payments are subject to reduction to the extent doing so would put the recipient in a better after-tax position after taking into account any excise tax that may be incurred under Code Section 4999 in connection with any change in control of the Company or subsequent termination of employment.
2013 Plan

The Compensation Committee of the Board of Directors, as the administrator of the 2013 Plan, has the authority to provide that any outstanding options held by the Chief Executive Officer or any other executive officer or any other unvested equity award made to such individual under the 2013 Plan will vest on an accelerated basis in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following the change in control event. In addition, all outstanding options and RSUs under the 2013 Plan will immediately vest upon a change in control, to the extent not assumed or continued in effect by the successor entity or replaced with an incentive compensation program that preserves the intrinsic value of the award at that time and provides for the subsequent vesting and concurrent payout of that value in accordance with the pre-existing vesting schedules for those awards.
2018 Plan

The Board of Directors, or any committee properly constituted thereof, as the administrator of the 2018 Plan, has the authority to accelerate the time at which an equity award made under the 2018 Plan may first be exercised or vest on an accelerated basis in connection with certain changes in control of the Company. In addition, all outstanding options and RSUs under the 2018 Plan will immediately vest upon a change in control, to the extent not assumed or continued in effect by the successor entity or replaced with a similar incentive compensation program, for which the Board of Directors shall set the terms of any assumption, continuation or substitution.
Potential Payments Upon Termination or Change in Control as of December 31, 2022

The charts below quantify the potential payments our named executive officers would receive under various scenarios. The value attributed to the accelerated vesting of equity awards represents the intrinsic value of each stock option or RSU vesting on an accelerated basis in connection with the identified triggering event, which is assumed to occur on December 31, 2022. The intrinsic value is calculated by multiplying (i) the aggregate number of shares that vest on an accelerated basis by (ii) the amount by which the $3.14 closing selling price per share of our common stock on December 31, 2022, exceeds the exercise price or other issue price (if any) payable per vested share.
Quantification of Benefits Upon Involuntary Termination in the Absence of a Change in Control
The chart below quantifies the compensation each named executive officer would have received had the officer’s employment terminated without cause in the absence of a change in control of the Company but under circumstances entitling the officer to severance benefits under the Amended Severance Plan.

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Name	Cash Severance ($) (1)	COBRA ($)

Alexander D. Macrae	1,063,910	33,269
Prathyusha Duraibabu	436,000	44,363
Jason D. Fontenot	474,240	25,753
D. Mark McClung	616,875	2,578
R. Andrew Ramelmeier	540,800	38,244
(1)Cash severance upon termination in the absence of a change in control is payable in a series of successive equal monthly installments over a period ranging from 12 months (named executive officers other than CEO) to 18 months (CEO).
Benefits Upon Involuntary Termination in Connection With a Change in Control
The chart below quantifies the payments our named executive officers would each have received had their employment terminated without cause or with good reason in connection with a change in control under circumstances entitling them to severance benefits under the Amended Severance Plan.

Name	Cash Severance ($)(1)	Target Bonus ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	COBRA ($)

Alexander D. Macrae	1,063,910	638,346	1,169,697	33,269
Prathyusha Duraibabu	436,000	174,400	193,638	44,363
Jason D. Fontenot	474,240	189,696	213,840	25,753
D. Mark McClung	616,875	246,750	374,941	2,578
R. Andrew Ramelmeier	540,800	216,320	310,876	38,244
(1)Cash severance upon termination in connection with a change in control is payable in a series of successive equal monthly installments over a period ranging from 12 months (named executive officers other than CEO) to 18 months (CEO).
(2)Target bonus represents the amount of severance benefit that an executive is entitled to payable in a series of successive equal monthly installments over a period ranging from 12 months (named executive officers other than CEO) to 18 months (CEO).
(3)No value is included in this table with respect to the accelerated vesting of options for which the exercise price was in excess of the closing price of our common stock on December 31, 2022.
Benefits Upon a Change in Control (No Termination)
The chart below quantifies the value of the accelerated equity the named executive officers are entitled to receive under the 2013 Plan and 2018 Plan upon a change in control of the Company in which their outstanding equity awards are not assumed or otherwise continued in effect, terminated or canceled in connection therewith.

Name	Accelerated Vesting of Equity Awards ($)

Alexander D. Macrae	1,169,697
Prathyusha Duraibabu	193,638
Jason D. Fontenot	213,840
D. Mark McClung	374,941
R. Andrew Ramelmeier	310,876

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Table of Contents Executive Compensation
Benefits upon Death or Disability
Under the 2013 Plan, if a named executive officer’s service with us is terminated as a result of death or permanent disability, or a named executive officer dies or becomes permanently disabled during the three months after a termination other than for misconduct, the period of time in which an option may be exercised following termination shall be the earlier of 12 months following the date of such named executive officer’s death or the expiration date of the option, whichever is earlier, rather than the standard three-month post-termination exercise period provided for in the 2013 Plan or the 2018 Plan.
CEO Pay Ratio Disclosure
Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our President and Chief Executive Officer, Dr. Macrae, our CEO, for our last fiscal year, or the CEO Pay Ratio. To identify our median employee, we used the following methodology:
•To determine our total population of employees, we included all of our employees as of November 15, 2022 regardless of their full- or part-time schedule or anticipated employment duration.
•To identify our median employee from our employee population, we calculated the aggregate amount of the 2022 base compensation of each of our employees excluding the CEO using a reasonable estimate of the hours worked during 2022 for our hourly employees and actual salary paid for our remaining employees, target 2022 bonus, and the grant date fair value of equity awards granted in fiscal 2022 (using the same methodology we use for estimating the value of the equity awards granted to our named executive officers and reported in our Summary Compensation Table).
•In making this determination, we annualized the base compensation, target bonus and other cash incentive compensation of those permanent employees who were employed by us for less than the entire fiscal year.
Using this approach, we determined our median employee and determined their annual total compensation in accordance with the requirements of the Summary Compensation Table.
Accordingly, for fiscal 2022, the median of the annual total compensation of our employees (other than our CEO) was $168,339 and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $4,806,435. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was approximately 29 to 1.
The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

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Table of Contents Executive Compensation
Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between Company performance and executive compensation for our principal executive officer, or PEO, and our non-PEO NEOs. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For the most recently completed fiscal year, the Company did not use any “financial performance measures” as defined Item 402(v) of Regulation S-K to link compensation paid to the NEOs. Accordingly, we have omitted the tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K.
For additional information about our pay-for-performance philosophy and how we align executive compensation with Company performance, please see the section entitled “Executive Compensation—Compensation Discussion and Analysis.”
Required Tabular Disclosure of Pay Versus Performance

The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually earned, realized or received by the individuals and the compensation decisions described in the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment based on:(3)
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) ($)	Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)	Net Income ($ Millions)

2022	4,806,435	967,855	1,470,480	535,641	37.51	113.65	(192)
2021	4,735,817	(1,607,944)	1,270,411	(724,313)	89.61	126.45	(178)
2020	3,835,030	9,627,615	1,695,086	2,856,434	186.44	126.42	(121)
(1)Alexander D. Macrae was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022

D. Mark McClung	Prathyusha Duraibabu	Prathyusha Duraibabu
R. Andrew Ramelmeier	D. Mark McClung	D. Mark McClung
Sung H. Lee	R. Andrew Ramelmeier	R. Andrew Ramelmeier
Gary H. Loeb	Robert J. Schott	Jason D. Fontenot
Stéphane Boissel	Sung H. Lee
(2)Compensation actually paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the “Exclusion of Stock Awards and Option Awards” column are the totals from the “Stock Awards and Option Awards” columns set forth in the Summary Compensation Table.

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Table of Contents Executive Compensation

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)

2022	4,806,435	(3,635,081)	(203,499)	967,855
2021	4,735,817	(3,595,425)	(2,748,336)	(1,607,944)
2020	3,835,030	(2,636,246)	8,428,831	9,627,615

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2022	1,470,480	(809,374)	(125,465)	535,641
2021	1,270,411	(782,085)	(1,212,639)	(724,313)
2020	1,695,086	(1,077,218)	2,238,566	2,856,434
The amounts in the “Inclusion of Equity Values” columns in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)

2022	1,859,626	(1,370,919)	—	(692,206)	—	(203,499)
2021	2,278,773	(3,269,075)	—	(1,758,034)	—	(2,748,336)
2020	6,598,645	1,787,376	—	42,810	—	8,428,831

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2022	414,159	(358,894)	—	(180,730)	—	(125,465)
2021	464,998	(555,131)	—	(245,081)	(877,425)	(1,212,639)
2020	1,973,256	500,063	—	19,774	(254,527)	2,238,566
(3)The peer group total stockholder return, or TSR, set forth in this table utilizes the NASDAQ Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the NASDAQ Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

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Table of Contents Executive Compensation
Required Disclosure of the Relationship Between Compensation Actually Paid and Company Performance

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between our TSR and that of the NASDAQ Biotechnology Index. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable year.

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Equity Compensation Plan Information
The following table provides information as of December 31, 2022, with respect to the shares of our common stock that may be issued under our existing equity compensation plans. There are no outstanding options that we have assumed in connection with our acquisition of other companies, and there are currently no assumed plans under which we can grant options.

	Column (A)		Column (B)		Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs and Other Rights (#)		Weighted Average Exercise Price of Outstanding Options ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#)

Equity Compensation Plans Approved by Stockholders(1)	18,343,893	(2)(3)	9.19	(4)	14,075,463	(5)(6)
Equity Compensation Plans Not Approved by Stockholders(1)	75,000	(7)	15.00		—	(8)
Total	18,418,893		9.22		14,075,463
(1)The equity compensation plans approved by stockholders consist of the 2013 Plan, the 2018 Plan and the 2020 ESPP. In November 2017, the Compensation Committee approved the amendment and restatement of the 2013 Plan to reserve an additional 1,000,000 shares of our common stock to be used exclusively for grants of awards to individuals who were not previously employees or non-employee directors of the Company (or following a bona fide period of non-employment with the Company), as an inducement material to each such individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules, or Rule 5635(c)(4) (such awards, the Inducement Awards). The 2013 Plan was amended and restated by the Compensation Committee without stockholder approval pursuant to Rule 5635(c)(4). Accordingly, for purposes of this table, information with respect to outstanding Inducement Awards are included in the row in the table above with respect to equity compensation plans not approved by stockholders. As set forth in footnote (8) below, no shares remained available for issuance as Inducement Awards under the 2013 Plan as of December 31, 2022.
(2)Includes 5,243,898 shares subject to RSUs that will entitle the holder to one share of common stock for each unit that vests over the holder’s period of continuous service.
(3)Excludes purchase rights accruing under the 2020 ESPP and shares subject to outstanding options granted under the 2013 Plan as Inducement Awards (which Inducement Awards are included in the row in the table above with respect to equity compensation plans not approved by stockholders). Under the 2020 ESPP, each eligible employee may purchase up to 5,000 shares of common stock at semi-annual intervals on the last U.S. business day of May and November each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.
(4)The calculation does not take into account the 5,243,898 shares of common stock subject to outstanding RSUs. Such shares will be issued at the time the RSUs vest, without any cash consideration payable for those shares.
(5)Consists of shares available for future issuance under the 2020 ESPP and the 2018 Plan. As of December 31, 2022, 4,205,502 shares of common stock were available for issuance under the 2020 ESPP, and 9,869,961 shares of common stock were available for issuance under the 2018 Plan.
(6)As of December 31, 2022, the maximum aggregate number of shares of common stock reserved for issuance under the 2018 Plan and the 2020 ESPP was 25,232,339 shares and 5,000,000 shares, respectively. This maximum aggregate share reserve is not the same as the shares available for future issuance, which is described in Footnote 5. As of December 31, 2022, the aggregate number of shares of our common stock that may be issued under the 2018 Plan will not exceed the sum of (i) 1,703,964 shares (the number of shares that were available for grant under the 2013 Plan as of immediately prior to the effective date of the 2018 Plan); (ii) 8,800,000 shares (the number of additional shares that were reserved as of the effective date of the 2018 Plan); (iii) 9,900,000 shares (the number of additional shares that were reserved as of the approval of the amendment to the 2018 Plan on May 18, 2020); (iv) 7,900,000 shares (the number of additional shares that were reserved as of the approval of the amendment to the 2018 Plan on May 24, 2022) and (iv) any returning shares subject to outstanding awards granted under the Prior Plans as such shares become available from time to time due to expiration or termination of such awards, settlement of such awards in cash or forfeitures or repurchases. The number of shares of our common stock available for issuance under the 2018 Plan is increased by: (i) one share for each Prior Plans’ returning share of common stock or 2018 Plan returning share of common stock subject to a stock option grant or stock appreciation right award and (ii) 1.33 shares for each Prior Plans’ returning share of common stock or 2018 Plan returning share of common stock subject to a full value award. The number of shares of common stock reserved for issuance under the 2018 Plan is reduced: (i) on a 1-for-1 basis for each share of common stock subject to a stock option grant or stock appreciation right award, or pursuant to a full-value award made under the 2018 Plan, and (ii) by a fixed ratio of 1.33 shares of common stock for each share of common stock issued pursuant to a full-value award made under the 2018 Plan.
(7)Consists of stock options granted as Inducement Awards under the 2013 Plan. All options granted as Inducement Awards have a maximum term of 10 years.
(8)As of December 31, 2022, options to purchase 75,000 shares were outstanding as Inducement Awards. As a result of the adoption of the 2018 Plan at our 2018 annual meeting of stockholders, no additional stock awards may be granted as Inducement Awards. Accordingly, for purposes of the table above, no shares remained available for issuance as Inducement Awards under the 2013 Plan as of December 31, 2022.

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Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with the management of the Company.
The Audit Committee has discussed with Ernst & Young LLP, the independent registered public accounting firm that audited our financial statements for the fiscal year ended December 31, 2022, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from the Company.
Based on the review of the audited financial statements and the discussions noted above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors of Sangamo Therapeutics, Inc.
Mr. Robert F. Carey
Dr. John H. Markels
Mr. James R. Meyers
The information contained under the heading “Report of the Audit Committee of the Board of Directors” in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing of the Company with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, or subject to the liabilities of Section 18 of the Exchange Act.

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Certain Relationships and Related Party Transactions
Policy and Procedures for Review of Related Party Transactions
Consistent with the requirement under Nasdaq listing rules, the Audit Committee of the Board of Directors is responsible for reviewing and providing oversight of all related party transactions as defined under SEC rules and regulations. While we do not have a formal written policy or procedure for the review, approval or ratification of related party transactions, the charter of the Audit Committee requires that the Audit Committee approve all related party transactions as defined under SEC rules and regulations. In making its decision to approve or ratify a related party transaction, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including but not limited to the risks, costs and benefits to us, the terms and aggregate value of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.
Transactions with Related Persons; Indemnification
Transactions with Related Persons. Since January 1, 2022, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest other than described below and other than compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement.
In February 2020, we entered into a global licensing collaboration agreement with Biogen MA Inc. and Biogen International GmbH, which we refer to together as Biogen, for the research, development and commercialization of gene regulation therapies for the treatment of neurological diseases which became effective in April 2020. Concurrently with the execution of the collaboration agreement, we also entered into a stock purchase agreement with BIMA, pursuant to which BIMA purchased 24,420,157 shares of our common stock, or the Biogen Shares, for an aggregate purchase price of $225.0 million. Under the collaboration agreement, Biogen paid us an upfront license fee payment of $125.0 million. We were also eligible to earn research, development, regulatory and commercial milestone payments that could total up to approximately $2.4 billion if Biogen selected all of the targets allowed under the agreement and all the specified milestones set forth in the agreement were achieved, which included up to $925.0 million in pre-approval milestone payments and up to $1.5 billion in first commercial sale and other sales-based milestone payments. In addition, we were also eligible to receive tiered high single-digit to sub-teen royalties on potential net commercial sales of licensed products arising from the collaboration. On March 17, 2023, Biogen notified us of its termination for convenience, effective June 15, 2023, of the collaboration agreement due to a recent strategic review. As of the termination date, the collaboration agreement will be terminated in its entirety and Sangamo will not be entitled to any milestone payments or royalties from Biogen and Biogen will have no further obligations to develop or to reimburse the costs of any of the neurological disease programs under the collaboration agreement. As of December 31, 2022, we had a receivable of $0.5 million and deferred revenue of $132.2 million related to the Biogen collaboration agreement. For the year ended December 31, 2022, we recognized a total of $28.4 million of revenue under the Biogen collaboration agreement.
Pursuant to the terms of the stock purchase agreement, Biogen had agreed to (i) vote the Biogen Shares in accordance with our recommendation, subject to certain exceptions, which requirements expired on April 8, 2022, and (ii) certain standstill restrictions, which expired on February 26, 2023. The stock purchase agreement further provided that, subject to certain limitations, upon Biogen’s request, we must register for resale any of the Biogen Shares on a registration statement to be filed with the SEC, until such time as all remaining Biogen Shares may be sold pursuant to Rule 144 promulgated under the Securities Act during any 90-day period.
Indemnification. In addition to the indemnification provisions contained in our Restated Certificate and our Bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers containing provisions that may require us to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers. We may amend these indemnification agreements from time-to-time as appropriate.

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Special Note Regarding Forward-Looking Statements
This Proxy Statement contains forward-looking statements regarding our current expectations. These forward-looking statements include, without limitation, statements regarding: our business strategy and the therapeutic potential of our product candidates; anticipated plans and timelines of us and our collaborators for conducting clinical trials, announcing results and seeking regulatory approvals; our estimates regarding the sufficiency of our cash resources and our expenses, capital requirements and need for additional financing, and our ability to obtain additional financing; conditions and events that raise doubt about our ability to continue as a going concern; and other statements that are not historical fact. In some cases, you can identify forward-looking statements by terms such as: “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” and “will.” These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to: our ability to establish and maintain collaborations and strategic partnerships and realize the expected benefits of such arrangements, including our ability to find potential new collaboration partners for programs previously the subject of collaborations; the effects of the COVID-19 pandemic and the impacts of the pandemic and other macroeconomic factors, including as a result of the ongoing conflict between Russia and Ukraine, on the global business environment, healthcare systems and on our business and operations, including our ability to raise capital, and the business and operations of our collaborators, including clinical trials and manufacturing, and our ability to manage such impacts; the research and development process; our limited experience manufacturing biopharmaceutical products, including the risks that we may be unable to maintain compliant manufacturing facilities, build additional facilities and manufacture our product candidates as intended; the potential for technological developments that obviate technologies used by Sangamo; the potential lack of resources to fully develop, obtain regulatory approval for and commercialize our product candidates and our ability to achieve expected future financial performance; and the uncertain timing and unpredictable results of clinical trials, including whether initial clinical trial data will be representative of final clinical trial data and whether final clinical trial data will validate the safety and efficacy of product candidates. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in our operations and business environments, including the risks and uncertainties that are described in the 2022 Form 10‑K. Forward-looking statements contained in this Proxy Statement are made as of the date of this Proxy Statement, and we undertake no duty to update such information except as required under applicable law.

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Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or a single set of proxy materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” Notices and our proxy materials. A single Notice or a single set of proxy materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of proxy materials, please notify your broker or us. Direct your written request to Sangamo Therapeutics, Inc., Scott B. Willoughby, Corporate Secretary, 7000 Marina Boulevard, Brisbane, California 94005 or contact Louise Wilkie at 510-970-6000. Stockholders who currently receive multiple copies of the Notice or sets of proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of a Notice or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single Notice or set of the proxy materials, as applicable, was delivered.

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Other Matters
The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, or with respect to any adjournment or postponement thereof, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.
It is important that your shares are represented at the Annual Meeting. We urge you to vote your shares via the Internet, over the telephone or, if you received a paper proxy card or voting instruction form by mail, by marking, dating and signing the proxy card or voting instruction form and mailing it promptly in the return envelope provided.
By Order of the Board of Directors,
/s/ SCOTT B. WILLOUGHBY
Scott B. Willoughby
Senior Vice President, General Counsel and Corporate Secretary
Brisbane, California
April 17, 2023
Our Annual Report on Form 10-K for the year ended December 31, 2022 is available without charge upon written request to: Corporate Secretary, Sangamo Therapeutics, Inc., 7000 Marina Boulevard, Brisbane, California 94005. Our Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

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Table of Contents Appendix A
Appendix A
Sangamo Therapeutics, Inc.
2018 Equity Incentive Plan
Adopted by the Compensation Committee of the Board: April 23, 2018
Approved by the Stockholders: June 11, 2018
Amended and Restated by the Compensation Committee of the Board: March 20, 2020
Approved by the Stockholders: May 18, 2020
Amended and Restated by the Board: February 23, 2022
Amended and Restated by the Compensation Committee of the Board: March 25, 2022
Approved by the Stockholders: May 24, 2022
Amended and Restated by the Board: February 21, 2023
Amended and Restated by the Compensation Committee of the Board: March 23, 2023
Approved by the Stockholders: [X], 2023

1.General.
(a) Successor to and Continuation of Predecessor Plan. The Plan is the successor to and continuation of the Predecessor Plan. As of the Effective Date, (i) no additional awards may be granted under the Predecessor Plan; (ii) the Predecessor Plan’s Available Reserve will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plans will remain subject to the terms of the Prior Plans; provided, however, that any Prior Plans’ Returning Shares will become available for issuance pursuant to Awards granted under this Plan. All Awards granted under this Plan will be subject to the terms of this Plan.

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Table of Contents Appendix A
(b) Eligible Award Recipients and Plan Purpose. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards. Only Eligible Directors will receive Awards under the Automatic Grant Program. The Company, by means of the Plan, seeks to secure and retain the services of such persons, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(d) Effective Date. The Plan will come into existence on the Effective Date. No Award may be granted under the Plan prior to the Effective Date.
2. Shares Subject to the Plan.
(a) Share Reserve.
(i) Subject to the adjustments in this Section 2 and in Section 6(a), the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed the sum of: (A) 8,800,000 shares (which were approved at the Annual Meeting in 2018); plus (B) 9,900,000 shares (which were approved at the Annual Meeting in 2020); plus (C) 7,900,000 shares (which were approved at the Annual Meeting in 2022); plus (D) 10,000,000 shares (which were approved at the Annual Meeting in 2023); plus (E) the number of Prior Plans’ Returning Shares, if any, as such shares become available from time to time; plus (F) 1,703,964 shares (which is the Predecessor Plan’s Available Reserve).
(ii) The number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan and (B) 1.33 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan.
(iii) The number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one share for each Prior Plans’ Returning Share or 2018 Plan Returning Share (as defined in Section 2(d)(i)) subject to an Appreciation Award and (B) 1.33 shares for each Prior Plans’ Returning Share or 2018 Plan Returning Share (as defined in Section 2(d)(i)) subject to a Full Value Award.
(b) Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to Section 6(a) regarding Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 73,200,000 shares.
(c) Actions that Will Not Constitute Issuance of Shares and Will Not Reduce Share Reserve. The following actions will not result in an issuance of shares of Common Stock under the Plan and accordingly will not reduce the number of shares of Common Stock subject to the Share Reserve and available for issuance under the Plan: (i) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; or (ii) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than shares of Common Stock).
(d) Reversion of Shares to the Share Reserve.
(i) Shares Available For Subsequent Issuance. If any shares of Common Stock issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, then such shares will revert to the Share Reserve and become available again for issuance under the Plan and, for purposes of the Plan, such shares will be the “2018 Plan Returning Shares”.
(ii) Shares Not Available For Subsequent Issuance. The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of an Appreciation Award or a Full Value Award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired

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or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Appreciation Award or a Full Value Award; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise or purchase price of an Appreciation Award or a Full Value Award; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under any of the Prior Plans is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.
(e) Share Reserve Limit. For clarity, the Share Reserve limit in Section 2(a) is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
3.    Eligibility.
(a) Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.
(b) Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
4.    Options and Stock Appreciation Rights.
Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.
(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Change in Control and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

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(i) by cash or check, bank draft or money order payable to the Company;
(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (A) at the time of exercise the Common Stock is publicly traded, (B) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (C) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (D) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (E) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;
(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (A) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment, and (B) shares of Common Stock will no longer be subject to such Option and will not be exercisable thereafter to the extent that shares issuable upon exercise are reduced to pay the exercise price pursuant to such “net exercise;” or
(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.
(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.
(e) Transferability. Options and SARs may not be transferred to third-party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR. In the absence of any such determination, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:
(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.
(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company, an Option or SAR may be transferred pursuant to a domestic relations order.
(f) Vesting. Subject to Section 10(a), the Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board and which may vary. Except as otherwise provided in the Award Agreement or other

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written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(g) Termination of Continuous Service. Subject to Section 4(h), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):
(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or
(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).
Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.
(h) Extension of Exercisability. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).
(i) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Change in Control in which such Award is not assumed, continued or substituted, or (iii) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

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(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.
5.    Awards Other Than Options and Stock Appreciation Rights.
(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board. The terms and conditions of separate Restricted Stock Awards and RSU Awards need not be identical; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i) Form of Award.
(1) To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2) A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).
(ii) Consideration.
(1) A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.
(2) Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.
(iii) Vesting. Subject to Section 10(a), the Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board and which may vary. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.
(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

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(v) Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Awards.
(c) Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.
6.    Adjustments upon Changes in Common Stock; Other Corporate Events.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 2(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), (iii) the class(es) and number of securities to be granted pursuant to the Automatic Grant Program, and (iv) the class(es) and number of securities and exercise price, strike price or purchase price of stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the provisions of this Section 6(a), no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 6(a). The Board shall determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 6(a).
(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of the Award.
(i) Awards May Be Assumed. In the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar stock awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar stock award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

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(ii) Awards Held by Current Eligible Participants. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants who are Employees or Directors and whose Continuous Service has not terminated prior to the effective time of the Change in Control (referred to as the “Current Eligible Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full (and with respect to Performance Awards, vesting will be deemed to be satisfied at the target level of performance) to a date prior to the effective time of such Change in Control (contingent upon the effectiveness of the Change in Control) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Change in Control).
(iii) Awards Held by Persons other than Current Eligible Participants. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Eligible Participants, such Awards will terminate if not exercised (if applicable) prior to the effective time of the Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Change in Control.
(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Change in Control, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (B) any exercise price payable by such holder in connection with such exercise.
(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7.    Automatic Grants To Eligible Directors.
(a) General. The Automatic Grant Program set forth in this Section 7 provides that Eligible Directors shall automatically receive the grant of certain Awards at designated intervals over their period of Continuous Service on the Board. For the avoidance of doubt, Awards granted under this Automatic Grant Program are subject to all the terms and conditions of the Plan. Each Option granted under this Automatic Grant Program shall (i) be a Nonstatutory Stock Option, (ii) have an exercise price equal to one hundred percent (100%) of the Fair Market Value on the date the Option is granted, and (iii) have a maximum term of 10 years. For the avoidance of doubt, any shares of Common Stock issued pursuant to Awards granted under the Automatic Grant Program which may vest any earlier than 12 months following the date of grant will count against the 5% permitted exception to the minimum vesting requirements set forth in Section 10(a).

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(b) Initial Awards. If an Eligible Director is first elected or appointed to serve on the Board on or after February 21, 2023, such person shall, upon the date of his or her initial election or appointment as an Eligible Director, be granted an Option to purchase 41,650 shares of Common Stock and a RSU Award in respect of 20,850 shares of Common Stock (each such Option and RSU Award an “Initial Award”). Initial Awards of Options shall vest monthly with respect to 1/36th of the shares over the three year period following the date of grant, subject to the Eligible Director’s Continuous Service through the applicable vesting dates, so that the Option will be fully vested on the third anniversary of the date of grant. Initial Awards of RSU Awards shall vest annually with respect to 1/3rd of the shares over the three year period following the date of grant, subject to the Eligible Director’s Continuous Service through the applicable vesting dates, so that the RSU Award is fully vested on the third anniversary of the date of grant.
(c) Annual Awards. On the date of each Annual Meeting, commencing with the Annual Meeting in 2023, each person who is then an Eligible Director and has served as an Eligible Director for a period of at least three months prior to the date of grant, and will continue serving as an Eligible Director immediately after the date of grant, shall be granted an Option to purchase 27,750 shares of Common Stock and a RSU Award in respect of 13,900 shares of Common Stock (each such Option and RSU Award, an “Annual Award”). Annual Awards of Options shall vest monthly with respect to 1/12th of the shares over the one (1) year period following the date of grant, subject to the Eligible Director’s Continuous Service through the applicable vesting dates, so that the Option will be fully vested on the first anniversary of the date of grant. Annual Awards of RSU Awards shall fully vest on the earlier of (i) the first anniversary of the date of grant or (ii) the day prior to the next Annual Meeting, subject to the Eligible Director’s Continuous Service through such date.
(d) Vesting Upon Change in Control or Hostile Take-Over. Each Option and RSU Award granted pursuant to this Automatic Grant Program shall automatically fully accelerate vesting immediately prior to the effectiveness of a Change in Control or Hostile Take-Over, subject to the Eligible Director’s Continuous Service through the date of the Change in Control or Hostile Take-Over, as applicable.
(e) Vesting Upon Death or Disability. If the Eligible Director’s Continuous Service terminates due to death or Disability, such Eligible Director’s Options and RSU Awards granted pursuant to this Automatic Grant Program shall automatically fully vest.
8.    Administration.
(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 8(d).
(b) Powers of Board. Except with respect to the Automatic Grant Program, the Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine from time to time (A) which of the persons eligible under the Plan will be granted Awards; (B) when and how each Award will be granted; (C) what type or combination of types of Award will be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive cash or Common Stock pursuant to an Award; (E) the number of shares of Common Stock with respect to which an Award will be granted to each such person; and (F) the Fair Market Value applicable to an Award.
(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest, including in connection with a Change in Control or Hostile Take-Over.
(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to thirty days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other

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distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Change in Control, for reasons of administrative convenience.
(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vii) To amend the Plan in any respect the Board deems necessary or advisable, provided that stockholder approval will be required to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii) To submit any amendment to the Plan for stockholder approval.
(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, including, but not limited, to, an amendment that imposes reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, and (2) subject to the limitations of Applicable Law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (D) to comply with other Applicable Laws.
(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.
(c) Administration of Automatic Grant Program. The Board shall have the power, subject to and within the limitations of, the express provisions of the Automatic Grant Program:
(i) To determine the provisions of each Award to the extent not specified in the Automatic Grant Program.
(ii) To construe and interpret the Automatic Grant Program and the Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Automatic Grant Program or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Automatic Grant Program fully effective.
(iii) To amend the terms of the Automatic Grant Program or an Award granted thereunder, except that rights under any such Award granted before amendment of the Automatic Grant Program shall not be impaired by any amendment of the Automatic Grant Program unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Automatic Grant Program.

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(d) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan (except the Automatic Grant Program) to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. As of the Effective Date the Board has delegated administration of the Plan to the Compensation Committee.
(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may delegate to a Committee who need not be Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f) Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise price or strike price of any outstanding Options or SARs under the Plan, or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event.
(g) Delegation to Other Person or Body. The Board or any Committee may delegate to one or more persons or bodies the authority to do one or both of the following to the extent permitted by applicable law: (i) designate recipients, other than Officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themself, (ii) determine the number of shares of Common Stock subject to such Awards; and (iii) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this section will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, with any modifications necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate authority to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value pursuant to Section 15(c)(c)(iii).
9.    Tax Withholding
(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.
(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by means of a “cashless

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exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.
(c) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company, each Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
10.    Miscellaneous.
(a) Minimum Vesting Requirements. No Award may vest (or, if applicable, be exercisable) until at least twelve (12) months following the date of grant of the Award; provided, however, that shares of Common Stock up to five percent (5%) of the Share Reserve may be issued pursuant to Awards that do not meet such vesting (and, if applicable, exercisability) requirements.
(b) Dividends and Dividend Equivalents.
(i) Dividends or dividend equivalents may not be paid or credited to Options or SARs.
(ii) With respect to any Award other than an Option or SAR, dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to such Award, as determined by the Board and specified in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.
(c) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
(d) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(e) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(f) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.
(g) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company

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or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(h) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(i) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(j) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(k) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, and any other clawback policy that the Company adopts. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(m) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

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(n) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(o) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(p) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals by will be made in accordance with the requirements of Section 409A.
(q) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(r) Data Privacy. By accepting an Award granted under the Plan, a Participant thereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of such Participant’s personal data as described herein by and among, as applicable, the Employer, and the Company and its other Affiliates and the Plan Administrator for the exclusive purpose of implementing, administering and managing such Participant’s participation in the Plan. Each Participant understands that the Company and the Employer may hold certain personal information about such Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to ordinary shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. Each Participant understands that such Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. Each Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom such Participant may elect to deposit any ordinary shares acquired pursuant to an Award. Each Participant understands that Data will be held only as long as is necessary to implement, administer and manage such Participant’s participation in the Plan. Each Participant understands that such Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any

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necessary amendments to Data or refuse or withdraw the consents herein, without cost, by contacting in writing such Participant’s local human resources representative. Each Participant understands, however, that refusing or withdrawing such Participant’s consent may affect such Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, each Participant understands that such Participant may contact his or her local human resources representative.
(s) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to conflict of law principles that would result in any application of any law other than the law of the State of California.
11.    Covenants of the Company.
(a) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.
(b) No Obligation to Notify or Minimize Taxes; No Liability for Taxes. The Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
12.    Additional Rules for Awards Subject to Section 409A.
(a) Application. Unless the provisions of this Section 12 of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section 12 shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.
(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of Section 12(b) apply.
(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

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(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).
(c) Treatment of Non-Exempt Awards Upon a Change in Control for Employees and Consultants. The provisions of this Section 12(c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Change in Control if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.
(i) Vested Non-Exempt Awards: The following provisions shall apply to any Vested Non-Exempt Award in connection with a Change in Control:
(1) If the Change in Control is also a Section 409A Change of Control, then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change of Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change of Control.
(2) If the Change in Control is not also a Section 409A Change of Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Change in Control had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Change in Control.
(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to Section 12(e).
(1) In the event of a Change in Control, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Change in Control. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Change in Control had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal

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to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Change in Control.
(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Change in Control, then such Award shall automatically terminate and be forfeited upon the Change in Control with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Change in Control, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in Section 12(e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Change in Control.
(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Change in Control, and regardless of whether or not such Change in Control is also a Section 409A Change of Control.
(d) Treatment of Non-Exempt Awards Upon a Change in Control for Non-Employee Directors. The following provisions of this Section 12(d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Change in Control.
(i) If the Change in Control is also a Section 409A Change of Control, then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change of Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change of Control pursuant to the preceding provision.
(ii) If the Change in Control is not also a Section 409A Change of Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Change in Control. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Change in Control had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Change in Control.
(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 12(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:
(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.
(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).
(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Change of Control, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Change of Control event triggering settlement must also constitute a Section 409A Change of Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent

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it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iv) The provisions in Section 12(e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.
13.    Severability.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
14.    Termination of the Plan.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
15. Definitions.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Change in Control.
(b) “Adoption Date” means the date the Plan is first approved by the Compensation Committee of the Board.
(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(d) “Annual Meeting” means the annual meeting of stockholders of the Company.
(e) “Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Stock Market or the Financial Industry Regulatory Authority).
(f) “Appreciation Award” means (i) a stock option or stock appreciation right granted under any of the Prior Plans or (ii) an Option or SAR granted under the Plan, in each case with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the option or stock appreciation right, as applicable, on the date of grant.
(g) “Automatic Grant Program” means the grant program in effect for Eligible Directors under Section 7 of the Plan.
(h) “Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award.

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(i) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and General Terms and Conditions.
(j) “Board” means the Board of Directors of the Company. Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.
(k) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(l) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(m) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events constituting a change in ownership or control of the Company; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, such transaction also constitutes a Section 409A Change of Control:
(i) a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction,
(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company, or
(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders.

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Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition shall apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.
(n) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(o) “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with Section 8(d).
(p) “Common Stock” means the common stock of the Company.
(q) “Company” means Sangamo Therapeutics, Inc., a Delaware corporation.
(r) “Compensation Committee” means the Compensation Committee of the Board.
(s) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(t) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(u) “Director” means a member of the Board.
(v) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

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(w) “Effective Date” means the date of the Annual Meeting in 2018, provided this Plan is approved by the Company’s stockholders at such meeting.
(x) “Eligible Director” means a Director who is not an Employee.
(y) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(z) “Employer” means the Company or the Affiliate of the Company that employs the Participant.
(aa) “Entity” means a corporation, partnership, limited liability company or other entity.
(bb) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(cc) “Fair Market Value” means, as of any date, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(dd) “Full Value Award” means an Award granted under the Plan or an award granted under the Prior Plans that is not an Appreciation Award.
(ee) “General Terms and Conditions” means the written summary of the general terms and conditions applicable to an Award and which is provided to a Participant along with the Grant Notice.
(ff) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market and the Financial Industry Regulatory Authority).
(gg) “Grant Notice” means the written notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(hh) “Hostile Take-Over” means a change in ownership or control of the Company effected through either of the following transactions:
(i) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

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(ii) a Hostile Tender-Offer.
(iii) “Hostile Tender-Offer” means the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.
(jj) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(kk) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(ll) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, or (ii) the terms of any Non-Exempt Severance Agreement.
(mm) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.
(nn) “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.
(oo) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(pp) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(qq) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(rr) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant and which includes the Option Grant Notice and the Option Terms and Conditions. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ss) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(tt) “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).

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(uu) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(vv) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ww) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(xx) “Performance Award” means an Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b).
(yy) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) profit (including gross profit) and/or margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) employee retention; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; and (xxxviii) other measures of performance selected by the Board.
(zz) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the

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compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.
(aaa) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(bbb) “Plan” means this Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan.
(ccc) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(ddd) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(g).
(eee) “Predecessor Plan” means the Company’s Amended and Restated 2013 Stock Incentive Plan.
(fff) “Prior Plans” means the Predecessor Plan and the Company’s 2004 Stock Incentive Plan (together).
(ggg) “Prior Plans’ Returning Shares” means shares of Common Stock subject to outstanding stock awards granted under the Prior Plans and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; or (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.
(hhh) “Predecessor Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Predecessor Plan as of immediately prior to the Effective Date.
(iii) “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.
(jjj) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(kkk) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(lll) “RSU Award” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(mmm) “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award grant. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(nnn) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ooo) “Rule 405” means Rule 405 promulgated under the Securities Act.
(ppp) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(qqq) “Section 409A Change of Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

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(rrr) “Securities Act” means the Securities Act of 1933, as amended.
(sss) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a), subject to adjustment pursuant to Section 6(a) in connection with Capitalization Adjustments.
(ttt) “SAR” or “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.
(uuu) “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(vvv) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(www) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
(xxx) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Change in Control.
(yyy) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Change in Control.

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Appendix B
CERTIFICATE OF AMENDMENT OF THE
SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SANGAMO THERAPEUTICS, INC.

Sangamo Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that:
First: The name of the Corporation is Sangamo Therapeutics, Inc. (the “Corporation”).
Second: The date of filing of the Seventh Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was April 11, 2000.
Third: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions further amending its Seventh Amended and Restated Certificate of Incorporation as follows:
Paragraph A of ARTICLE IV of the Corporation’s Seventh Amended and Restated Certificate of Incorporation be, and it hereby is, amended and restated to read in its entirety as follows:
“A. Classes of Stock. The total number of shares of stock which the Corporation shall have authority to issue is six hundred forty-five million (645,000,000), consisting of five million (5,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and six hundred forty million (640,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”).”
Fourth: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
In Witness Whereof, this Certificate of Amendment has been signed this _____ day of _____.

Sangamo Therapeutics, Inc.

Sangamo Therapeutics	B-1	2023 Proxy Statement

Appendix C
CERTIFICATE OF AMENDMENT OF THE
SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SANGAMO THERAPEUTICS, INC.

Sangamo Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that:
First: The name of the Corporation is Sangamo Therapeutics, Inc. (the “Corporation”).
Second: The date of filing of the Seventh Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was April 11, 2000.
Third: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions further amending its Seventh Amended and Restated Certificate of Incorporation as follows:
ARTICLE VII of the Corporation’s Seventh Amended and Restated Certificate of Incorporation be, and it hereby is, amended and restated to read in its entirety as follows:
“Limitation of Directors’ and Officers’ Liability
A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this ARTICLE VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”
Fourth: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
In Witness Whereof, this Certificate of Amendment has been signed this _____ day of _____.

Sangamo Therapeutics, Inc.

Sangamo Therapeutics	C-1	2023 Proxy Statement

Sangamo THERAPEUTICS

VOTE

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You may vote online or by phone instead of mailing this card.

Online During the Meeting
Go to meetnow.global/MYSGZAH at the meeting date and time. Control number is in the shaded bar below.

Online Before the Meeting
Go to www.envisionreports.com/SGMO or scan the QR code. Control number is in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2023 Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals – The Board of Directors recommend a vote FOR all nominees named in Proposal 1, FOR Proposals 2, 4, 5, 6 and 7, and EVERY YEAR for Proposal 3.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Courtney Beers, Ph.D.	☐	☐	☐	02 - Robert F. Carey	☐	☐	☐	03 - Kenneth J. Hillan, M.B., Ch.B.	☐	☐	☐
04 - Margaret A. Horn, J.D.	☐	☐	☐	05 - Alexander D. Macrae, M.B., Ch.B., Ph.D.	☐	☐	☐	06 - John H. Markels, Ph.D.	☐	☐	☐
07 - James R. Meyers	☐	☐	☐	08 - H. Stewart Parker	☐	☐	☐	09 - Karen L. Smith, M.D., Ph.D., M.B.A., L.L.M.	☐	☐	☐

03RY1C

The 2023 Annual Meeting of Stockholders of Sangamo Therapeutics, Inc. will be held on Thursday, June 1, 2023 at 8:30 a.m. PDT, virtually via the internet at meetnow.global/MYSGZAH.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SGMO

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Sangamo Therapeutics, Inc.

The undersigned hereby appoints Alexander D. Macrae, M.B., Ch.B., Ph.D. and Scott B. Willoughby and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Sangamo Therapeutics, Inc. common stock which the undersigned is entitled to vote on all matters which may properly come before the 2023 Annual Meeting of Stockholders of Sangamo Therapeutics, Inc., to be held on June 1, 2023 at 8:30 a.m. PDT or at any postponement or adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2, 4, 5, 6 AND 7, FOR EVERY YEAR ON PROPOSAL 3 AND AT THE DISCRETION OF THE PROXY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(SEE PROXY STATEMENT FOR DISCUSSION OF ITEMS)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

CONTINUED AND TO BE SIGNED BELOW

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE FULL NAME AND TITLE AS SUCH.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting. ☐